                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-18961


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. OFFERS TO BUY THESE SECURITIES MAY NOT BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 17, 1997

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 17, 1997)


-------------------------------------------------------------------------------

                                   CHASE LOGO

-------------------------------------------------------------------------------

                           $724,453,212 (APPROXIMATE)
                   CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-2

   The Series 1997-2 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of the following fourteen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are collectively referred to herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to herein collectively as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are collectively referred to herein as the "Residual Certificates." Only the Class A, Class B, Class C, Class D, Class E and Class X Certificates are being offered hereby (collectively, the "Offered Certificates").

                                                       (continued on page S-3)

                       INITIAL CLASS
                        CERTIFICATE                     ASSUMED
                         BALANCE OR       PASS-          FINAL
                          NOTIONAL       THROUGH      DISTRIBUTION
                         AMOUNT (1)       RATE          DATE (2)
                       -------------    -------    -----------------
Class A-1......         $196,000,000               December 19, 2004
Class A-2......         $390,074,509               November 19, 2007
Class X  ......         $813,992,373       (4)     August 19, 2013
Class B  ......         $ 32,559,695               November 19, 2007

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                        INITIAL CLASS
                                                         CERTIFICATE                 ASSUMED
                           RATED FINAL                    BALANCE OR     PASS-        FINAL            RATED FINAL
                           DISTRIBUTION                    NOTIONAL     THROUGH    DISTRIBUTION      DISTRIBUTATION
                             DATE (3)                     AMOUNT (1)     RATE        DATE (2)           DATE (3)
                        -----------------   ----------  -------------  -------  -----------------  -----------------
Class A-1......         December 19, 2029   Class C . .  $48,839,542            December 19, 2007  December 19, 2029
Class A-2......         December 19, 2029   Class D . .  $44,769,581            December 19, 2007  December 19, 2029
Class X  ......         December 19, 2029   Class E . .  $12,209,885            December 19, 2007  December 19, 2029
Class B  ......         December 19, 2029

------------
(Footnotes to table on page S-3)

   PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR ANY OF ITS AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-27 HEREIN AND PAGE 17 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

   The Offered Certificates will be purchased from the Depositor by Chase Securities Inc., Bear, Stearns & Co. Inc. and PaineWebber Incorporated (collectively, the "Underwriters") and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the
Depositor estimated to be approximately $     , will be approximately    % of
the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC") on or about December 18, 1997 (the "Closing Date").

   The Depositor has selected Chase Securities Inc. and Bear, Stearns & Co., Inc. as co-lead managing Underwriters, and PaineWebber Incorporated, as a co-managing Underwriter, in connection with the offering and sale of the Offered Certificates. Chase Securities Inc. and Bear, Stearns & Co. Inc. are the co-book running managing Underwriters. Residential Funding Securities Corporation is acting as a member of the Bear, Stearns & Co. Inc. selling group. All Offered Certificates will be sold solely on a retention basis with each Underwriter purchasing the respective amount of each Class of Offered Certificates set forth under the heading "Method of Distribution" herein.

                             CHASE SECURITIES INC.
                            BEAR, STEARNS & CO. INC.
                            PAINEWEBBER INCORPORATED
                   RESIDENTIAL FUNDING SECURITIES CORPORATION

                               December   , 1997

                 [MAP OF GEOGRAPHIC OVERVIEW OF MORTGAGE POOL]
                  CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
             ----------------------------------------------------------------
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-2

                      (Greater than or equal to) 10.0% of Initial Pool Balance
                                          5.01% -9.99% of Initial Pool Balance
                                          1.01% -5.00% of Initial Pool Balance
                         (Less than or equal to) 1.00% of Initial Pool Balance

MISSOURI
3 loans
$12,459,623
1.53% of total

MINNESOTA
3 loans
$12,134,594
1.49% of total

ILLINOIS
3 loans
$18,446,737
2.27% of total

WISCONSIN
1 loan
$20,986,263
2.58% of total

MICHIGAN
5 loans
$19,399,213
2.38% of total

INDIANA
2 loans
$2,288,500
0.28% of total

OHIO
10 loans
$36,213,744
4.45% of total

PENNSYLVANIA
10 loans
$47,522,653
5.84% of total

NEW YORK
14 loans
$96,924,144
11.91% of total

MASSACHUSETTS
11 loans
$91,004,746
11.18% of total

CONNECTICUT
3 loans
$9,486,725
1.17% of total

NEW JERSEY
5 loans
$34,348,990
4.22% of total

DELAWARE
2 loans
$11,667,724
1.43% of total

VIRGINIA
1 loan
$6,587,961
0.81% of total

MARYLAND
3 loans
$10,325,143
1.27% of total

NORTH CAROLINA
3 loans
$17,410,348
2.14% of total

GEORGIA
12 loans
$33,764,342
4.15% of total

FLORIDA
17 loans
$54,919,949
6.75% of total

KENTUCKY
4 loans
$4,502,859
0.55% of total

ALABAMA
1 loan
$1,325,000
0.16% of total

MISSISSIPPI
1 Loan
$2,223,495
0.27% of total

ARKANSAS
1 loan
$2,861,153
0.35% of total

TEXAS
16 loans
$73,870,064
9.08% of total

COLORADO
2 loans
$4,446,897
0.55% of total

NEW MEXICO
2 loans
$5,808,315
0.71% of total

ARIZONA
6 loans
$23,639,168
2.90% of total

CALIFORNIA
20 loans
$117,479,078
14.43% of total

OREGON
1 loan
$12,796,599
1.57% of total

WASHINGTON
5 loans
$29,148,346
3.58% of total

                     GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

(Continued from cover page)

------------
(1)    Approximate, subject to a permitted variance of plus or minus 5%.
(2) The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.
(3) The Rated Final Distribution Date is the first Distribution Date after the 24th month following the end of the amortization term of the Mortgage Loan, that, as of the Cut-off Date, has the longest remaining amortization term.
(4) The Pass-Through Rate on the Class X Certificates will be equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans, over (ii) the weighted average of the Pass-Through Rates of the other Certificates (other than the Residual Certificates) as described herein.

   The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, that will consist primarily of a segregated pool (the "Mortgage Pool") of commercial, multifamily and mobile home community fixed-rate, fully amortizing and balloon mortgage loans (the "Mortgage Loans"). The Chase Manhattan Bank, Bear, Stearns Funding Inc., Residential Funding Mortgage Securities I, Inc. and Paine Webber Real Estate Securities Inc. (or affiliates thereof) originated or acquired the Mortgage Loans. As of the Cut-off Date, the Mortgage Loans are expected to have an aggregate principal balance of approximately $813,992,373 (the "Initial Pool Balance"), after application of all payments of principal due on or before such date, whether or not received. As used herein, the "Cut-off Date" is December 1, 1997 (or, in the case of 1 Mortgage Loan, identified as Loan Number 156 on Annex A hereto, representing approximately 0.98% of the Initial Pool Balance, December 10, 1997). Certain anticipated characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Pool." The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Trust Fund will be subordinate to the rights of the holders of the Senior Certificates, and the rights of the holders of certain Classes of Subordinate Certificates to receive distributions with respect to the Trust Fund will be subordinate to the rights of the holders of other Classes of Subordinate Certificates, in each case to the extent described herein and in the Prospectus.

   It is a condition of their issuance that each Class of the Class A Certificates be rated not lower than "AAA," the Class B Certificates be rated not lower than "AA," the Class C Certificates be rated not lower than "A," the Class D Certificates be rated not lower than "BBB" and the Class E Certificates be rated not lower than "BBB-" by Standard & Poor's Ratings Services ("S&P") and by Fitch Investors Service L.P. ("Fitch"). It is a condition of their issuance that the Class X Certificates be rated not lower than "AAA" by Fitch. See "Rating" herein.

   There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Chase Securities Inc. is a principal. Chase Securities Inc. may also act as agent in such transactions. Such sales will be made at negotiated prices determined at the time of sale.

   The Offered Certificates will be represented initially by certificates registered in the name of Cede & Co., as nominee of DTC. The interests of the beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" herein and in the Prospectus.

   Elections will be made to treat two segregated pools of assets comprising the Trust (each, a "REMIC Pool") as two separate "real estate mortgage investment conduits" (each, a "REMIC" and, respectively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Certificates other than the Residual Certificates will be designated as "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will be designated as the "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   Distributions on the Certificates will be made, to the extent of available funds, on the 19th day of each month or, if any such day is not a business day, then on the next business day, beginning in January 1998 (each, a "Distribution Date"). As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the pass-through rate (the "Pass-Through Rate") applicable to such Class, as set forth on the cover of this Prospectus Supplement, and the stated principal amount (the "Certificate Balance") or notional amount (the "Notional Amount"), as the case may be, of such Class outstanding immediately prior to such Distribution Date. Interest will accrue on the Offered Certificates from the first day of the month preceding the month in which the related Distribution Date occurs through the last day of such month (each such period, an "Interest Accrual Period"). Distributions of interest and distributions of principal, except with respect to the Class X Certificates, on each Class of Offered Certificates will be made in the amounts and in accordance with the priorities described herein. The Class X Certificates will not have Certificate Balances or entitle their holders to distributions of principal. The Class X Certificates will bear interest on the Notional Amount outstanding from time to time. See "Description of the Certificates--Distributions" herein.

   The yield to maturity on each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus. THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS. SEE "YIELD AND MATURITY CONSIDERATIONS--YIELD SENSITIVITY OF THE CLASS X CERTIFICATES" HEREIN.

   THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE DEPOSITOR'S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES REFERRED TO IN THE DEPOSITOR'S PROSPECTUS DATED NOVEMBER 17, 1997 WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES

AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                           CREDIT SUPPORT STRUCTURE

-------------------------------------------------------------------------------
   APPROXIMATE                                                      APPROXIMATE
     CREDIT                                                          PERCENT OF
     SUPPORT                                                           TOTAL
                         -----------------------------------------
                         Class A-1     $196,000,000  (AAA/AAA)         24.08%
                         -----------------------------------------
                         Class A-2     $390,074,509  (AAA/AAA)         47.92%
                         -----------------------------------------
     24.00%              Class B       $ 32,559,695  (AA/AA)            4.00%
                         -----------------------------------------
     18.00%              Class C       $ 48,839,542  (A/A)              6.00%
                         -----------------------------------------
     12.50%    Class X   Class D       $ 44,769,581  (BBB/BBB)          5.50%
                         -----------------------------------------
     11.00%              Class E       $ 12,209,885  (BBB-/BBB-)        1.50%
                         -----------------------------------------
      5.00%    (*/AAA)   Class F       $ 48,839,542  Not Offered        6.00%
                         -----------------------------------------
      4.25%              Class G       $  6,104,943  Not Offered        0.75%
                         -----------------------------------------
      2.75%              Class H       $ 12,209,886  Not Offered        1.50%
                         -----------------------------------------
      1.75%              Class I       $  8,139,924  Not Offered        1.00%
                         -----------------------------------------
                         Class J       $ 14,244,867  Not Offered        1.75%
                         -----------------------------------------
                                Ratings: S&P/Fitch
-------------------------------------------------------------------------------

*  The Class X Certificates will not be rated by S&P.


                           SUMMARY OF CERTIFICATES


---------------------------------------------------------------------------------------------------------
                                                                               INITIAL
                        INITIAL AGGREGATE                             PASS-    WEIGHTED    PRINCIPAL OR
            EXPECTED       CERTIFICATE          PASS-THROUGH         THROUGH    AVERAGE      NOTIONAL
            RATINGS        BALANCE OR               RATE              RATE      LIFE**       PRINCIPAL
 CLASS     S&P/FITCH     NOTIONAL AMOUNT         DESCRIPTION        (APPROX.)  (APPROX.)     WINDOW**
-------  ------------- -----------------  ------------------------ ---------  ---------- ---------------
  Senior Classes
---------------------------------------------------------------------------------------------------------
  A-1    AAA/AAA          $196,000,000              Fixed               %         5.0    1/1998-12/2004
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  A-2    AAA/AAA          $390,074,509              Fixed               %         9.5    12/2004-11/2007
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  X      */AAA            $813,992,373    Variable (Interest Only)      %         8.9    1/1998-8/2013
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  Subordinate Classes
---------------------------------------------------------------------------------------------------------
  B      AA/AA            $ 32,559,695              Fixed               %         9.9    11/2007-11/2007
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  C      A/A              $ 48,839,542              Fixed               %        10.0    11/2007-12/2007
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  D      BBB/BBB          $ 44,769,581              Fixed               %        10.0    12/2007-12/2007
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  E      BBB-/BBB-        $ 12,209,885              Fixed               %        10.0    12/2007-12/2007
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  F      Not Offered      $ 48,839,542              Fixed               %        11.8    12/2007-8/2012
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  G      Not Offered      $  6,104,943              Fixed               %        14.7    8/2012-9/2012
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  H      Not Offered      $ 12,209,886              Fixed               %        14.8    9/2012-11/2012
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  I      Not Offered      $  8,139,924              Fixed               %        14.9    11/2012-11/2012
  ------ ------------- -----------------  ------------------------ ---------  ---------- ---------------
  J      Not Offered      $ 14,244,866              Fixed               %        15.0    11/2012-8/2013
---------------------------------------------------------------------------------------------------------

*      The Class X Certificates will not be rated by S&P.
** The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" herein and on the assumptions that there are no prepayments (other than on the Anticipated Repayment Date, if any) or losses on the Mortgage Loans and no extensions of maturity dates of Mortgage Loans that do not have Anticipated Repayment Dates.

                               TABLE OF CONTENTS

 SUMMARY OF PROSPECTUS SUPPLEMENT........................................................   S-10
RISK FACTORS............................................................................    S-27
 Exposure of the Mortgage Pool to Adverse Economic or Other Developments Based on
  Geographic Concentration..............................................................    S-27
 Increased Risk of Loss Associated With Concentration of Mortgage Loans and Borrowers ..    S-27
 Limitations on Enforceability of Cross-Collateralization...............................    S-28
 Other Financing and Additional Debt....................................................    S-28
 Risks Associated with Balloon Payments and ARD Loans...................................    S-29
 Risks Associated with Commercial and Multifamily Lending Generally.....................    S-29
 Dependence on Tenants..................................................................    S-30
 Borrower Default; Nonrecourse Mortgage Loans...........................................    S-30
 Risks Particular to Retail Properties..................................................    S-31
 Risks Particular to Multifamily Properties.............................................    S-31
 Risks Particular to Office Properties..................................................    S-32
 Risks Particular to Hotel Properties...................................................    S-32
 Risks Particular to Industrial Properties..............................................    S-33
 Management.............................................................................    S-33
 Risks Relating to Lack of Certificateholder Control Over Trust Fund....................    S-33
 Special Servicer May Purchase Certificates.............................................    S-33
 Yield Risk Associated With Changes in Concentrations...................................    S-34
 Subordination of Subordinate Offered Certificates......................................    S-34
 Potential Liability to the Trust Fund Relating to a Materially Adverse Environmental
  Condition.............................................................................    S-34
 Tax Considerations Related to Foreclosure..............................................    S-35
 No Earthquake Insurance................................................................    S-35
 Zoning Compliance......................................................................    S-35
 Litigation.............................................................................    S-36
DESCRIPTION OF THE MORTGAGE POOL........................................................    S-37
 General................................................................................    S-37
  Credit Lease Loans....................................................................    S-38
  ARD Loans.............................................................................    S-39
 Certain Terms and Conditions of the Mortgage Loans.....................................    S-40
  Prepayment Provisions.................................................................    S-40
  Defeasance............................................................................    S-46
  "Due-on-Sale" and "Due-on-Encumbrance" Provisions.....................................    S-46
 Additional Mortgage Loan Information...................................................    S-47
 Section 8 Housing Assistance Payments Programs.........................................    S-55
 Underwritten Net Cash Flow.............................................................    S-56
  Revenue...............................................................................    S-56
  Vacancy...............................................................................    S-56
  Expenses..............................................................................    S-56
  Replacement Reserves..................................................................    S-56
 Assessments of Property Condition......................................................    S-56
  Property Inspection...................................................................    S-56
  Appraisals............................................................................    S-57
  Environmental Reports.................................................................    S-57
  Building Condition Reports............................................................    S-57
 The Mortgage Loan Sellers..............................................................    S-57

                                      S-7

 Chase's Underwriting Standards.........................................................    S-57
  General...............................................................................    S-57
  Loan Analysis.........................................................................    S-58
  Loan Approval.........................................................................    S-58
  Debt Service Coverage Ratio and LTV Ratio.............................................    S-58
  Escrow Requirements...................................................................    S-58
 Bear Stearns' Underwriting Standards...................................................    S-59
  General...............................................................................    S-59
  Debt Service Coverage Ratio and LTV Ratio.............................................    S-60
  Borrower..............................................................................    S-60
  Escrow Requirements...................................................................    S-60
 RFMSI's Underwriting Standards.........................................................    S-60
  General...............................................................................    S-60
  Loan Analysis.........................................................................    S-61
  Debt Service Coverage Ratio and LTV Ratio.............................................    S-61
  Escrow Requirements...................................................................    S-61
 PWRES's Underwriting Standards.........................................................    S-62
  General...............................................................................    S-62
  Financial Analysis....................................................................    S-62
  Physical Condition Review.............................................................    S-62
  Loan-to-Value and Debt Service Coverage Tests.........................................    S-63
  Escrow Requirements...................................................................    S-63
 Representations and Warranties; Repurchases............................................    S-63
 Mortgaged Property Accounts............................................................    S-67
  Lock Box Accounts.....................................................................    S-67
  Cash Collateral Accounts..............................................................    S-68
DESCRIPTION OF THE CERTIFICATES.........................................................    S-69
 General................................................................................    S-69
 Paying Agent, Certificate Registrar and Authenticating Agent...........................    S-70
 Book-Entry Registration and Definitive Certificates....................................    S-70
  General...............................................................................    S-70
  Definitive Certificates...............................................................    S-71
 Distributions..........................................................................    S-71
  Method, Timing and Amount.............................................................    S-71
  Priority..............................................................................    S-73
  Pass-Through Rates....................................................................    S-75
  Interest Distribution Amount..........................................................    S-75
  Principal Distribution Amount.........................................................    S-76
  Certain Calculations with Respect to Individual Mortgage Loans........................    S-76
 Allocation of Prepayment Premiums and Yield Maintenance Charges........................    S-77
 Assumed Final Distribution Date; Rated Final Distribution Date.........................    S-78
 Subordination; Allocation of Collateral Support Deficit................................    S-78
 Advances...............................................................................    S-80
 Appraisal Reductions...................................................................    S-81
 Reports to Certificateholders; Certain Available Information...........................    S-83
 Voting Rights..........................................................................    S-84
 Termination; Retirement of Certificates................................................    S-85
 The Trustee............................................................................    S-85
SERVICING OF THE MORTGAGE LOANS.........................................................    S-87
 General................................................................................    S-87
 The Servicer...........................................................................    S-89

                                      S-8

 The Special Servicer...................................................................    S-89
 Replacement of the Special Servicer....................................................    S-90
 Servicing and Other Compensation and Payment of Expenses...............................    S-90
 Maintenance of Insurance...............................................................    S-92
 Modifications, Waiver and Amendments...................................................    S-92
 Realization Upon Defaulted Mortgage Loans..............................................    S-94
 Inspections; Collection of Operating Information.......................................    S-95
 Certain Matters Regarding the Servicer, the Special Servicer and the Depositor ........    S-96
 Events of Default......................................................................    S-97
 Rights Upon Event of Default...........................................................    S-97
 Amendment..............................................................................    S-98
YIELD AND MATURITY CONSIDERATIONS.......................................................    S-99
 Yield Considerations...................................................................    S-99
  General...............................................................................    S-99
  Pass-Through Rate.....................................................................    S-99
  Rate and Timing of Principal Payments.................................................    S-99
  Losses and Shortfalls.................................................................   S-100
  Certain Relevant Factors..............................................................   S-100
  Delay in Payment of Distributions.....................................................   S-101
  Unpaid Distributable Certificate Interest.............................................   S-101
 Weighted Average Life..................................................................   S-101
 Yield Sensitivity of the Class X Certificates..........................................   S-105
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................   S-106
METHOD OF DISTRIBUTION..................................................................   S-108
LEGAL MATTERS...........................................................................   S-109
RATING..................................................................................   S-109
LEGAL INVESTMENT........................................................................   S-110
ERISA CONSIDERATIONS....................................................................   S-110
INDEX OF PRINCIPAL DEFINITIONS..........................................................   S-113

                        SUMMARY OF PROSPECTUS SUPPLEMENT

   The following Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Principal Definitions is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus

TITLE OF CERTIFICATES .........  Chase Commercial Mortgage Securities Corp.
                                 Commercial Mortgage Pass-Through
                                 Certificates, Series 1997-2.

DEPOSITOR .....................  Chase Commercial Mortgage Securities Corp.
                                 The Depositor, a New York corporation, is a wholly-owned subsidiary of The Chase Manhattan Bank, a New York banking corporation ("Chase"). The Depositor maintains its principal office at 380 Madison Avenue, New York, New York 10017-2951. See "The Depositor" in the Prospectus.

SERVICER ......................  Chase. See "Servicing of the Mortgage
                                 Loans--The Servicer" herein. Chase will also act as the initial Paying Agent, Certificate Registrar and Authenticating Agent. See "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" herein.

SPECIAL SERVICER ..............  Lennar Partners, Inc., a Florida
                                 corporation. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" herein.

TRUSTEE .......................  State Street Bank and Trust Company, a trust company chartered under the laws of the
                                 Commonwealth of Massachusetts. See
                                 "Description of the Certificates--The
                                 Trustee" herein.

MORTGAGE LOAN SELLERS .........  Chase, Bear, Stearns Funding Inc., a
                                 Delaware corporation ("Bear Stearns"),
                                 Residential Funding Mortgage Securities I,
                                 Inc., a Delaware corporation ("RFMSI") and Paine Webber Real Estate Securities Inc., a Delaware corporation ("PWRES"). Chase, Bear Stearns, RFMSI and PWRES are each referred to herein as a "Mortgage Loan Seller." See "Description of the Mortgage Pool--The Mortgage Loan Sellers" herein.

CUT-OFF DATE ..................  December 1, 1997, or, with respect to 1
                                 Mortgage Loan (identified as Loan Number 156 on Annex A hereto) representing approximately 0.98% of the Initial Pool Balance, December 10, 1997.

CLOSING DATE ..................  On or about December 18, 1997.

DISTRIBUTION DATE .............  Distributions on the Certificates will be made monthly on the 19th day of the month, or, if such day is not a business day, the next succeeding business day, commencing in January 1998.

ASSUMED FINAL DISTRIBUTION DATE ..

                           ASSUMED FINAL
CLASS DESIGNATION        DISTRIBUTION DATE
---------------------  ---------------------
Class A-1              December 19, 2004
Class A-2              November 19, 2007
Class X                August 19, 2013
Class B                November 19, 2007
Class C                December 19, 2007
Class D                December 19, 2007
Class E                December 19, 2007

                                 The Assumed Final Distribution Dates set forth above have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

RATED FINAL DISTRIBUTION DATE .  The Rated Final Distribution Date for each
                                 Class of Offered Certificates is December
                                 19, 2029, which is the first Distribution
                                 Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" herein.

DENOMINATIONS .................  The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25,000 initial Certificate Balance, or in the case of the Class X Certificates, $1,000,000 initial Notional Amount, and integral multiples of $1,000 in excess thereof.

CERTIFICATE REGISTRATION ......  Each Class of Offered Certificates will be represented by one or more global
                                 Certificates registered in the name of Cede
                                 & Co., as nominee of DTC. No person
                                 acquiring an interest in the Offered
                                 Certificates (any such person, a
                                 "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Book-Entry Registration and
                                 Definitive Certificates" herein and in the Prospectus.

THE MORTGAGE POOL .............  The Mortgage Pool will consist of 100 commercial, 65 multifamily and 2 mobile home community fixed-rate Mortgage Loans with an Initial Pool Balance of approximately $813,992,373. On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to four Mortgage Loan Purchase and Sale Agreements, each dated as of December 1, 1997, each between the Depositor and the applicable Mortgage Loan Seller (each, a "Purchase Agreement").

                                 Each Mortgage Loan is secured by a first priority lien on (i) a fee simple estate in one or more commercial, multifamily or mobile home community properties, (ii) with respect to 1 Mortgage Loan representing approximately 0.83% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a commercial property or
                                 (iii) with respect to 5 Mortgage Loans,
                                 representing approximately 3.03% of the
                                 Initial Pool Balance, a leasehold estate in a commercial or multifamily property (each, a "Mortgaged Property"). The term of any ground lease securing any Mortgage Loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the stated maturity of such Mortgage Loan (including extensions at the lender's option). Set forth below are the number of Mortgaged Properties and the approximate percentage of the Initial Pool Balance represented by such Mortgaged Properties that are secured by Mortgaged Properties operated for each indicated purpose:

                         NUMBER OF     AGGREGATE     PERCENTAGE OF
                         MORTGAGED    CUT-OFF DATE    INITIAL POOL
PROPERTY TYPE           PROPERTIES      BALANCE         BALANCE
---------------------  ------------ --------------  ---------------
Multifamily ..........       65       $235,391,817       28.92%
Retail ...............       58        283,763,078       34.86
Office ...............       19        146,711,689       18.02
Industrial ...........       17         60,627,193        7.45
Hotel ................       10         78,597,357        9.66
Mobile Home
 Community............        2          5,180,000        0.64
Congregate Care ......        2          3,721,239        0.46
                       ------------ --------------  ---------------
TOTAL.................      173       $813,992,373         100%
                       ============ ==============  ===============

                                 See "Risk Factors" and "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" herein.

                          SUMMARY OF MORTGAGE POOL

Initial Pool Balance ..........................  $813,992,373
Number of Mortgage Loans ......................           167
Number of ARD Loans ...........................             5
Number of Mortgaged Properties ................           173
Number of Balloon Loans........................           156
Average Cut-off Date Balance ..................  $  4,874,206
Weighted Average Mortgage Rate ................          8.16%
Weighted Average Original Term to Maturity
 Date/Anticipated Repayment Date ..............  121.2 months
Weighted Average remaining term to
 Maturity/Anticipated Repayment Date ..........  116.5 months
Weighted Average Original Amortization Term  ..  326.2 months
Weighted Average DSCR as of the Cut-off Date  .          1.44x
Weighted Average LTV Ratio as of the Cut-off
 Date .........................................         68.57%
Weighted Average LTV Ratio as of Maturity
 Date/Anticipated Repayment Date ..............         56.63%
Weighted Average Current Occupancy Rate .......         93.00%
Balloon Loans/ARD Loans as a Percentage of the
 Initial Pool Balance .........................         96.10%

                                 "DSCR", "LTV Ratio" and "Current Occupancy
                                 Rate" are calculated as described under
                                 "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" herein.

                                 The following tables set forth certain
                                 anticipated characteristics of the Mortgage
                                 Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Cut-off Date.

                           GEOGRAPHIC DISTRIBUTION

                   NUMBER OF     AGGREGATE       PERCENTAGE
                    MORTGAGE    CUT-OFF DATE  OF INITIAL POOL
STATE                LOANS        BALANCE         BALANCE
----------------  ----------- --------------  ---------------
California ......      20       $117,479,078       14.43%
New York ........      14         96,924,144       11.91
Massachusetts  ..      11         91,004,746       11.18
Texas ...........      16         73,870,064        9.08
Florida .........      17         54,919,949        6.75
Pennsylvania  ...      10         47,522,653        5.84
23 Other States        79        332,271,738       40.82
                  ----------- --------------  ---------------
TOTAL ...........     167       $813,992,373         100%
                  =========== ==============  ===============

               RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                          NUMBER OF     AGGREGATE       PERCENTAGE
RANGE OF MORTGAGE          LOANS/      CUT-OFF DATE  OF INITIAL POOL
RATES                    PROPERTIES      BALANCE         BALANCE
----------------------  ------------ --------------  ---------------
6.745% to 6.999%.......      2/2       $  9,970,000        1.22%
7.000% to 7.499%.......     12/13        65,406,139        8.04
7.500% to 7.999%.......     45/45       225,515,168       27.70
8.000% to 8.499%.......     60/65       288,899,731       35.49
8.500% to 8.999%.......     28/28       119,346,893       14.66
9.000% to 9.249%.......     17/17        94,213,892       11.57
9.250% to 9.280%.......      3/3         10,640,551        1.31
                        ------------ --------------  ---------------
TOTAL..................    167/173     $813,992,373         100%
                        ============ ==============  ===============

                                 The weighted average Mortgage Rate as of the Cut-off Date is 8.16%.

                         RANGE OF CUT-OFF DATE BALANCES

                              NUMBER OF     AGGREGATE       PERCENTAGE
RANGE OF                       LOANS/      CUT-OFF DATE  OF INITIAL POOL
CUT-OFF DATE BALANCES        PROPERTIES      BALANCE         BALANCE
--------------------------  ------------ --------------  ---------------
$ 530,000 to $2,000,000 ...     51/51      $ 65,975,236        8.11%
$2,000,001 to $4,000,000 ..     42/42       127,158,092       15.62
$4,000,001 to $6,000,000 ..     30/31       146,779,219       18.03
$6,000,001 to $8,000,000 ..     16/16       107,605,085       13.22
$8,000,001 to $15,000,000 .     20/21       209,259,610       25.71
$15,000,001 to
 $20,000,000...............      4/4         68,620,455        8.43
$20,000,001 to
 $25,685,110...............      4/8         88,594,677       10.88
                            ------------ --------------  ---------------
TOTAL......................    167/173     $813,992,373         100%
                            ============ ==============  ===============

                                 The average Cut-off Date Balance is
                                 $4,874,206.

                     RANGE OF DSCRS AS OF THE CUT-OFF DATE

                         NUMBER OF     AGGREGATE       PERCENTAGE
                          LOANS/      CUT-OFF DATE  OF INITIAL POOL
RANGE OF DSCRS          PROPERTIES      BALANCE         BALANCE
---------------------  ------------ --------------  ---------------
0.9301x to 0.9999x(1).      3/3       $ 13,508,569        1.66%
1.0000x to 1.1999x ...      4/4          9,114,436        1.12
1.2000x to 1.2999x ...     39/43       248,431,715       30.52
1.3000x to 1.3999x ...     41/41       146,317,132       17.98
1.4000x to 1.4999x ...     31/31       146,176,797       17.96
1.5000x to 1.7499x ...     31/33       183,143,415       22.50
1.7500x to 2.1711x ...     18/18        67,300,308        8.27
                       ------------ --------------  ---------------
TOTAL.................    167/173     $813,992,373         100%
                       ============ ==============  ===============

                      (1)    2 of such Mortgage Loans,
                             representing approximately 1.59% of
                             the Initial Pool Balance, are Credit
                             Lease Loans meeting the guidelines
                             described under "--PWRES's
                             Underwriting Standards" herein.

                      The weighted average DSCRs of the Cut-off
                      Date is approximately 1.44x.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                       NUMBER OF     AGGREGATE       PERCENTAGE
                        LOANS/      CUT-OFF DATE  OF INITIAL POOL
RANGE OF LTV RATIOS   PROPERTIES      BALANCE         BALANCE
-------------------  ------------ --------------  ---------------
41.63% to 49.99% ...      8/8       $ 46,329,471        5.69%
50.00% to 59.99% ...     21/21       105,432,287       12.95
60.00% to 69.99% ...     54/60       247,054,800       30.35
70.00% to 74.99% ...     45/45       273,653,377       33.62
75.00% to 79.99% ...     28/28       121,406,024       14.91
80.00% to 84.99% ...      7/7          8,361,506        1.03
85.00% to 87.07% ...      4/4         11,754,907        1.44
                     ------------ --------------  ---------------
TOTAL...............    167/173     $813,992,373         100%
                     ============ ==============  ===============

                                 The weighted average LTV Ratio as of the Cut-off Date is approximately 68.57%.

                 RANGE OF REMAINING TERM TO MATURITY/ANTICIPATED
                       REPAYMENT DATE AS OF THE CUT-OFF DATE

 RANGE OF               NUMBER OF     AGGREGATE       PERCENTAGE
   REMAINING TERMS       LOANS/      CUT-OFF DATE  OF INITIAL POOL
(MOS.)                 PROPERTIES      BALANCE         BALANCE
--------------------  ------------ --------------  ---------------
28 to 72.............      7/7       $ 50,638,194        6.22%
73 to 108............     19/19        75,118,551        9.23
109 to 112...........     13/13        48,500,028        5.96
113 to 116...........     38/38       205,156,705       25.20
117 to 120...........     72/77       332,784,703       40.88
121 to 180...........     15/16        87,392,188       10.74
181 to 188...........      3/3         14,402,005        1.77
                      ------------ --------------  ---------------
TOTAL................    167/173     $813,992,373         100%
                      ============ ==============  ===============

                                 The weighted average remaining term to
                                 maturity or the Anticipated Repayment Date, as applicable as of the Cut-off Date is approximately 116.5 months.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" herein.

                                 All of the Mortgage Loans (other than 1
                                 Mortgage Loan, representing approximately
                                 0.98% of the Initial Pool Balance, which provides that scheduled payments of principal and/or interest are due on the 10th day of each month) provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (the "Due Date"), and all of the Mortgage Loans (other than 2 Mortgage Loans, representing approximately 0.79% of the Initial Pool Balance, which provide for a 15 day grace period) provide for no more than a 10-day grace period. All of the Mortgage Loans bear interest at fixed Mortgage Rates. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

                                 6 of the Mortgage Loans, representing
                                 approximately 3.90% of the Initial Pool
                                 Balance, provide for monthly payments of principal sufficient to fully amortize each such Mortgage Loan by its stated maturity date. 156 of the Mortgage Loans, representing approximately 88.01% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. 5 of the Mortgage Loans (the "ARD Loans"), representing approximately 8.09% of the Initial Pool Balance, contain a provision whereby after a certain date (each an "Anticipated Repayment Date") the outstanding principal of the Mortgage Loan will bear interest at an increased rate which will be higher than the rate previously in effect (any interest accrued at excess of such increased rate over the Stated Mortgage Rate, "Excess Interest"). Commencing on the first Due Date after the related Anticipated Repayment Date, certain cash flow in excess of that required for debt service (other than Excess Interest) and other items with respect to the related Mortgaged Properties will be applied towards the payment of principal of the Mortgage Loan until the principal balance has been reduced to zero. A substantial principal payment will be required to pay off an ARD Loan on its Anticipated Repayment Date; however, all of the ARD Loans are scheduled to fully amortize by their stated final maturity date if they are not prepaid at their Anticipated Repayment Date. See "Description of the Mortgage
                                 Pool--General--ARD Loans" herein.

                                 59 Mortgage Loans, representing
                                 approximately 36.15% of the Initial Pool
                                 Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. 1 Mortgage Loan, representing approximately 0.61% of the Initial Pool Balance, accrues interest on the basis of the actual number of days in a month, assuming a 365-day year. The remaining 107 Mortgage Loans, representing approximately 63.24% of the Initial Pool Balance, accrue interest on the basis of a 30-day month, assuming a 360-day year.

INFORMATION AVAILABLE TO
 CERTIFICATEHOLDERS ...........  On each Distribution Date, the Paying Agent will prepare and forward by mail to each holder of an Offered Certificate, with a copy to certain financial market publishers, which are anticipated to initially be Bloomberg, L.P., the Trepp Group and Charter Research Corporation, a statement as to the distribution made on such date setting forth the amounts distributed to the holders of the Offered Certificates. In addition, subject to the limitations set forth in the Pooling and Servicing Agreement, the Paying Agent will provide to each
                                 Certificateholder, the Underwriters, any
                                 Certificate Owner or any prospective
                                 investor identified as such by a Certificate
                                 Owner or an Underwriter, upon request (at the cost of the requesting party) the following items: (i) all monthly statements delivered to holders of Offered Certificates since the Closing Date, (ii) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
                                 Agreements--Evidence as to Compliance" in the Prospectus, (iii) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
                                 Agreements--Evidence as to Compliance" in the Prospectus, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property, (v) any modifications, waivers or amendments of the terms of any Mortgage Loan, (vi) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, to the extent such statements and reports have been delivered to the Paying Agent and the Paying Agent does not reasonably determine that such information is subject to confidentiality requirements or that the provision of such information would subject the Paying Agent, the Servicer, the Special Servicer, the Trustee or the Trust Fund to any liability, and (vii) certain other reports and information regarding the Mortgage Loans in the Paying Agent's possession. See "Description of the Certificates--Reports to Certificateholders;
                                 Certain Available Information" herein.

                                 The Servicer will provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties including current and original net operating income and debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received such information from the borrowers pursuant to the related Mortgage Loan documents.

DESCRIPTION OF THE CERTIFICATES
 ..............................  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement"), and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund, which will consist of the Mortgage Pool and certain related assets.

                                 The aggregate Certificate Balance of the Certificates as of the Closing Date will equal the Initial Pool Balance. Each Class of Offered Certificates will have the initial Certificate Balance or Notional Amount, as the case may be, set forth on the cover page, subject to a permitted variance of plus or minus 5%. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal. The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the Mortgage Loans. The Class F, Class G, Class H, Class I and Class J Certificates will have an aggregate initial Certificate Balance of approximately $89,539,161. The Class R and Class LR Certificates will not have Certificate Balances. The Class F, Class G, Class H, Class I, Class J, Class R and Class LR Certificates are referred to herein collectively as the "Non-Offered Certifi-cates." See "Description of the Certificates--General" herein.

                                 The Pass-Through Rate applicable to each Class of Offered Certificates for each Distribution Date will equal the rate for such Class set forth or described on the cover page. See "Description of the Certificates--Distributions--Pass-Through
                                 Rates" and "--Distributions--Certain
                                 Calculations with Respect to Individual
                                 Mortgage Loans" herein.

DISTRIBUTIONS OF PRINCIPAL
 AND INTEREST .................  Available Distribution Amount. The
                                 "Available Distribution Amount" for any
                                 Distribution Date is, as described herein under "Description of the
                                 Certificates--Distributions," generally, the total of all payments or other collections (or available advances) on or in respect of the Mortgage Loans that are available for distribution on the Certificates on such date.

                                 The Trust Fund will include two separate real estate mortgage investment conduits (each, a "REMIC"). Collections on the Mortgage Loans will be used to make payments of principal and interest on interests (the "Lower-Tier Regular Interests") and the Class LR Certificates in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates (other than the Class LR Certificates), which represent interests in a second REMIC (the "Upper-Tier REMIC"). For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 Interest Distributions. On each Distribution
                                 Date, to the extent of the Available
                                 Distribution Amount and subject to the
                                 distribution priorities described herein, each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to all Distributable Certificate Interest with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates (such amount, for such Class, the "Interest Distribution Amount"). No interest will accrue on such overdue amounts. See "Description of the
                                 Certificates--Distributions" herein.

                                 The "Distributable Certificate Interest" in respect of any Class of Certificates (other than the Class R and Class LR Certificates) for any Distribution Date will equal one month's interest at the then-applicable Pass-Through Rate accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates immediately prior to such Distribution Date. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the
                                 Certificates--Distributions--Method, Timing
                                 and Amount" herein.

                                 Principal Distributions. On each
                                 Distribution Date, to the extent of the
                                 Available Distribution Amount remaining
                                 after the distributions of interest to be made on the Offered Certificates on such date and subject to the distribution priorities described herein, each Class of Offered Certificates (other than the Class X Certificates) will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount equal to the Principal Distribution Amount for such Distribution Date. See "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" herein.

                                 Prepayment Premiums and Yield Maintenance
                                 Charges. On each Distribution Date, any
                                 Prepayment Premiums and Yield Maintenance
                                 Charges collected on the Mortgage Loans
                                 during the related Due Period will be
                                 distributed separately from the Available
                                 Distribution Amount for such Distribution
                                 Date, as follows: (a) all Yield Maintenance
                                 Charges will be distributed to the Class X
                                 Certificates and to the Class A, Class B,
                                 Class C, Class D and Class E Certificates in the manner and priority described herein under "Description of the
                                 Certificates--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges", and
                                 (b) (i) 75% of all Prepayment Premiums will be distributed to the holders of the Class X Certificates, and (ii) the remaining 25% of all Prepayment Premiums will be distributed to the holders of the Class A, Class B, Class C, Class D, Class E and Class X Certificates in the manner and priority described under "Description of the Certificates--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges"
                                 herein.

CERTAIN YIELD AND PREPAYMENT
 CONSIDERATIONS ...............  In General. The yield on the Offered
                                 Certificates of any Class will depend on, among other things, the Pass-Through Rate for such Certificates. The yield on any Offered Certificate that is purchased at a discount or premium will also be affected by
                                 (i) the rate and timing of principal
                                 payments (including principal prepayments) and principal losses on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance or Notional Amount, as the case may be, of the Class to which such Certificate belongs. See "Description of the
                                 Certificates--Distributions--Priority" and
                                 "--Distributions--Principal Distribution
                                 Amount" herein.

                                 An investor that purchases an Offered
                                 Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificate at a premium, particularly a Class X Certificate, should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

                                 The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. All of the Mortgage Loans contain provisions prohibiting voluntary prepayments for a specified amount of time after origination and/or allow voluntary prepayments only with the payment of a Prepayment Premium or Yield Maintenance Charge for a specified amount of time from origination. See the table entitled "Prepayment Restrictions in Effect as of the Cut-off Date" set forth in "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein. In addition, there can be no assurance that the borrowers under the ARD Loans will be able to prepay such Mortgage Loans on the related Anticipated Repayment Dates. The failure of the related borrower to prepay an ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate, and even if the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized.

                                 THE YIELD TO MATURITY ON THE CLASS X
                                 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO
                                 THE RATE AND TIMING OF PRINCIPAL PAYMENTS
                                 (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES
                                 AND INTEREST RATE DECREASES DUE TO
                                 MODIFICATIONS ON THE MORTGAGE LOANS AND TO
                                 OTHER FACTORS SET FORTH HEREIN. INVESTORS
                                 SHOULD FULLY CONSIDER THE ASSOCIATED RISKS,
                                 INCLUDING THE RISK THAT A RAPID RATE OF
                                 PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES
                                 ON THE MORTGAGE POOL COULD RESULT IN THE
                                 FAILURE BY INVESTORS IN THE CLASS X
                                 CERTIFICATES TO FULLY RECOUP THEIR INITIAL
                                 INVESTMENTS. SEE "YIELD AND MATURITY
                                 CONSIDERATIONS--YIELD SENSITIVITY OF THE
                                 CLASS X CERTIFICATES" HEREIN.

                                 For a discussion of certain factors
                                 affecting prepayment of the Mortgage Loans, see "Yield and Maturity Considerations" herein. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED.

                                 The structure of the Offered Certificates causes the yield of certain Classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans and other factors. Allocation on each Distribution Date to the outstanding Class or Classes of Certificates having the highest priority with respect to distributions of principal, for so long as such Class remains outstanding, of the entire Principal Distribution Amount for such Distribution Date will generally cause such Certificates to amortize at a faster rate than the actual amortization rate of the Mortgage Loans.

ADVANCES ......................  The Servicer will be required to make advances of delinquent principal and
                                 interest on the Mortgage Loans or, in the case of each Mortgage Loan that is delinquent in respect of its Balloon Payment, an Assumed Scheduled Payment ("P&I Advances"), in any event under the circumstances and subject to the limitations set forth herein. Subject to the limitations set forth herein, the Servicer will also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the Mortgaged Property, to maintain the lien on the Mortgaged Property or enforce the related Mortgage Loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances"). In the event the Servicer fails to make any required Advance, the Trustee will be required to make such Advance in accordance with the terms of the Pooling and Servicing Agreement. Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to Excess Interest.

                                 P&I Advances are intended to maintain a
                                 regular flow of scheduled interest and
                                 principal payments to the Certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related Mortgage Loans ("Nonrecoverable Advances") will be reimbursable directly from any other collections on the Mortgage Loans as provided herein and this will cause losses to be borne by Certificateholders in the priority specified herein.

                                 The Servicer and the Trustee, as the case may be, will be entitled to interest on any Advances made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the Certificates. See "Description of the Certificates--Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" herein and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

SUBORDINATION; ALLOCATION OF
 COLLATERAL SUPPORT DEFICIT ...  Credit enhancement for the Offered
                                 Certificates will be provided by the Classes of Certificates which are subordinate to such Offered Certificates (including, except in the case of the Class E Certificates, subordination provided by other Classes of Offered Certificates to the extent provided herein) with respect to (i) rights to receive certain distributions of interest and, except with respect to the Class X Certificates, rights to receive certain distributions of principal and (ii) the allocation of Collateral Support Deficit. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date to distributions on the respective Classes of Certificates in the order described herein under "Description of the Certificates--Distributions--Priority."
                                 No other form of credit support will be
                                 available for the benefit of the holders of the Offered Certificates.

                                 Allocation on each Distribution Date to the outstanding Class of Certificates (other than the Class X Certificates) having the highest priority (relative to the other outstanding Classes of Certificates) with respect to distributions of principal, for so long as such Class remains outstanding, of the Principal Distribution Amount for such Distribution Date will generally accelerate the amortization of the Certificates of such Class relative to the actual amortization of the Mortgage Loans. To the extent that such Certificates are amortized faster than the Mortgage Loans, the percentage interest evidenced by such Class of Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the remaining Classes of Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Certificates by such remaining Classes of Certificates.

                                 As a result of losses and other shortfalls experienced with respect to the Mortgage Loans or otherwise with respect to the Trust Fund (which may include, but are not limited to, shortfalls arising from the payment of interest accrued on Advances and Nonrecoverable Advances and from expenses of the Trust Fund not directly related to any Mortgage Loan), the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following any Distribution Date may be less than the aggregate Certificate Balance of the Certificates immediately following the distributions on such Distribution Date. Such deficit (the "Collateral Support Deficit") will be allocated (in reduction of their respective Certificate Balances) first to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, and then to the Class B Certificates, in each case until the related Certificate Balance has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes of Certificates to zero, Collateral Support Deficit will be allocated, pro rata, to the Class A-1 and Class A-2 Certificates until the Certificate Balances of such Classes have been reduced to zero. See "Description of the Certificates--Subordination;
                                 Allocation of Collateral Support Deficit" herein.

                                 A Class of Offered Certificates will be
                                 considered outstanding until its Certificate
                                 Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

OPTIONAL TERMINATION ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Pool is less than 4% of the Initial Pool Balance, the Special Servicer, the Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates (in that order) may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "Description of the Certificates--Termination; Retirement of
                                 Certificates" herein and "Description of the Certificates--Termination" in the
                                 Prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  For federal income tax purposes, elections will be made to treat two segregated pools of assets comprising the Trust as two separate real estate mortgage investment conduits. All of the Classes of Offered Certificates and the Class F, Class G, Class H, Class I and Class J Certificates will be designated as regular interests in the Upper-Tier REMIC. The Class R and Class LR Certificates will be designated as residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

                                 Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments issued by the REMIC for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a
                                 Certificateholder's usual method of
                                 accounting. It is anticipated that the Class
                                 X Certificates will be treated as issued with original issue discount ("OID") for federal income tax purposes in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest). It is also anticipated that the Class [A-1, Class A-2, Class B and Class C] Certificates will be issued at a premium and that the Class [D and Class E] Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes or whether such OID is de minimis, and that may be used to amortize premium, is 0% Constant Prepayment Rate ("CPR"); provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THAT OR ANY OTHER RATE.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

RATING ........................  It is a condition of the issuance of the
                                 Offered Certificates that they receive the following credit ratings from Standard & Poor's Ratings Services ("S&P") and Fitch Investors Service L.P. ("Fitch"):

                   S&P      FITCH
                -------- ---------
Class A-1 .....    AAA       AAA
Class A-2 .....    AAA       AAA
Class X .......     *        AAA
Class B .......     AA        AA
Class C .......      A         A
Class D .......    BBB       BBB
Class E .......    BBB-      BBB-

                                 * Not rated by S&P.

                                 A rating addresses the likelihood of the receipt by Certificateholders of distributions due on the Certificates, including in the case of the Class A, Class B, Class C, Class D and Class E Certificates, distribution of all principal thereof by the Rated Final Distribution Date. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates. Each rating assigned to the Offered Certificates should be evaluated independently of any other rating.

                                 A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans or payments of Excess Interest, whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. Fitch's rating on the Class X Certificates does not address the possibility that Certificateholders might suffer a lower than anticipated yield or that if there is a rapid rate of principal payments (including voluntary and involuntary prepayments) or principal losses on the Mortgage Loans, investors in such Class of Certificates could fail to recover their initial investment. See "Rating" herein and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

ERISA CONSIDERATIONS .........   Fiduciaries of employee benefit plans and
                                 certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the fiduciary responsibility rules of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or governmental plans, as defined in Section
                                 3(32) of ERISA, subject to any federal,
                                 state or local law ("Similar Law") similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations" herein and in the Prospectus.

                                 The U.S. Department of Labor has issued to Chase Securities Inc., Bear, Stearns & Co. Inc., and PaineWebber Incorporated (collectively, the "Underwriters") individual prohibited transaction exemptions, PTE 90-33, 55 Fed. Reg. 23,151 (June 6, 1990), PTE 90-30, 55 Fed. Reg.
                                 21,461 (May 24, 1990) and PTE 90-36, 55 Fed.
                                 Reg. 25,903 (June 25, 1990), respectively
                                 (collectively, the "Exemptions"), which
                                 generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriters and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                 The Depositor expects that the Exemptions will generally apply to the Senior Certificates but they will not apply to the other Classes of Offered Certificates. ACCORDINGLY, THE SUBORDINATE OFFERED CERTIFICATES SHOULD NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "ERISA Considerations" herein and in the Prospectus.

LEGAL INVESTMENT ..............  None of the Offered Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties.

                                 Investors should consult their legal
                                 advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

RISK FACTORS ..................  See "Risk Factors" immediately following this Summary of Prospectus Supplement for a discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

EXPOSURE OF THE MORTGAGE POOL TO ADVERSE ECONOMIC OR OTHER DEVELOPMENTS BASED ON GEOGRAPHIC CONCENTRATION

   20 Mortgage Loans, representing approximately 14.43% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the State of California. 14 Mortgage Loans, representing approximately 11.91% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the State of New York. 11 Mortgage Loans, representing approximately 11.18% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in the Commonwealth of Massachusetts. Other jurisdictions also represent significant percentages of the Initial Pool Balance, as set forth in the tables under "Description of the Mortgage Pool--Additional Mortgage Loan Information." In general, such concentrations increase the exposure of the Mortgage Pool to any adverse economic or other developments or acts of nature (which may result in uninsured losses) that may occur in California, New York, Massachusetts and such other jurisdictions. For example, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. Therefore, to the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF MORTGAGE LOANS AND BORROWERS

   Several of the Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance of the Mortgage Loans. The largest Mortgage Loan in the Trust Fund (identified as Loan Number 3 on Annex A hereto) has a Cut-off Date Balance of approximately $25,685,110, representing approximately 3.16% of the Initial Pool Balance. The 10 largest Mortgage Loans have Cut-off Date Balances that represent, in the aggregate, approximately 22.74% of the Initial Pool Balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. In general, concentrations of larger-than-average balances in a mortgage pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool was more evenly distributed.

   Certain groups of the Mortgage Loans have been made to the same borrower or related borrowers and each such group of Mortgage Loans made to the same borrower or related borrowers represents less than 5% of the Initial Pool Balance. For more information with respect to the Mortgage Loans with such concentrations, see Annex A attached hereto. 3 groups of Mortgage Loans are cross-collateralized and cross-defaulted within the related group of Mortgage Loans. One such group of 3 Mortgage Loans, representing approximately 2.05% of the Initial Pool Balance, has 3 affiliated borrowers, one such group of 3 Mortgage Loans, representing approximately 0.62% of the Initial Pool Balance, are Mortgage Loans made to the same borrower, and the other such group of 2 Mortgage Loans, representing approximately 0.27% of the Initial Pool Balance, are to affiliated borrowers. In addition, 3 Mortgage Loans, representing approximately 4.62% of the Initial Pool Balance are secured by more than one Mortgaged Property.

   Concentration of related borrowers in a mortgage pool can pose increased risks. Mortgaged Properties that are owned by a group of related borrowers are likely to have common management. If a mortgage pool has a concentration of mortgage loans secured by properties owned by a group of related borrowers having common property management, financial or other difficulties experienced by the property manager would have a greater impact on the mortgage pool than would be the case if the properties did not have common management. In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one borrower. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Servicer is required to make Advances through liquidation unless the Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein. In addition, although the borrowers with respect to certain Mortgage Loans are not special purpose entities, the terms of the Mortgage Loans generally require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property and limit the borrowers' ability to incur additional indebtedness. However, there can be no assurance that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

   As described above, 3 groups of the Mortgage Loans, representing in the aggregate approximately 2.94% of the Initial Pool Balance, are cross collateralized with other Mortgage Loans. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(i) was insolvent or was rendered insolvent by such obligation or transfer,
(ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

OTHER FINANCING AND ADDITIONAL DEBT

   With respect to 21 Mortgage Loans, representing approximately 7.69% of the Initial Pool Balance, each borrower has secured and/or unsecured debt ("Additional Debt") in addition to the debt owed under the Mortgage Loan. With respect to 20 of such Mortgage Loans, representing approximately 7.54% of the Initial Pool Balance, such Additional Debt is payable to an affiliate of such borrower ("Affiliate Debt"). Each holder of Affiliate Debt has executed a subordination agreement pursuant to which such holder of Affiliate Debt has agreed to subordinate such Affiliate Debt to the applicable Mortgage Loan and has agreed that such Affiliate Debt will only be payable to the extent of the applicable borrower's excess available cash flow at any time. In addition, with respect to 8 of the Mortgage Loans, representing approximately 6.81% of the Initial Pool Balance, the related borrower does not currently owe any Affiliate Debt, but the terms of the Mortgage Loans would allow the related borrowers to incur Additional Debt under certain circumstances. With respect to 1 Mortgage Loan sold to the Depositor by PWRES, representing approximately 0.14% of the Initial Pool Balance, the related borrower has Additional Debt which is payable to an unaffiliated third party. The holder of such Additional Debt has executed a subordination agreement which provides that the subordinated lender may not take any enforcement action with respect to such Additional Debt without the consent of the senior lender. See "Description of the Mortgage Pool--General" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

    Except for the existing Additional Debt described above, the Mortgage Loans generally prohibit borrowers from incurring any debt that is secured by the related Mortgaged Properties. The Mortgage Loans do, however, generally permit the related borrowers to incur unsecured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and in the case of certain of the Mortgage Loans, limited amounts of secured (but not by the related Mortgaged Properties) or unsecured debt is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financing or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Subordinate Financing" in the Prospectus.

RISKS ASSOCIATED WITH BALLOON PAYMENTS AND ARD LOANS

   156 of the Mortgage Loans, representing approximately 88.01% of the Initial Pool Balance, do not fully amortize over their respective term to maturity and will have substantial payments of principal ("Balloon Payments") due at maturity unless previously prepaid. In addition, 5 of the Mortgage Loans ("ARD Loans"), representing approximately 8.09% of the Initial Pool Balance, have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay an ARD Loan on the Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above and below affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

RISKS ASSOCIATED WITH COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

   The Mortgage Loans are secured by anchored and unanchored retail properties, multifamily properties, office buildings, industrial properties, hotels, mobile home community properties and congregate care facilities. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Commercial and multifamily property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related Mortgage Loans at any given time. The volatility of property values and cash flows depends upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue or occupancy and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rent permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

   If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

DEPENDENCE ON TENANTS

   The borrower under a mortgage loan secured by an income-producing property generally relies on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the mortgage loan and any other debt or obligations it may have outstanding. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The income of borrowers under the Mortgage Loans would be adversely affected if tenants were unable to pay rent or if space was unable to be rented on favorable terms or at all. In addition, upon reletting or renewing existing leases, the borrower under a Mortgage Loan secured by commercial properties will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS

   The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, any Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee, the
Underwriters or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity (or in the case of ARD Loans, Anticipated Repayment Date) or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. Approximately 93.91% of the Mortgage Loans by Initial Pool Balance were originated within 12 months prior to the Cut-off Date. Consequently, such Mortgage Loans do not have as long standing a payment history as Mortgage Loans originated on earlier dates.

RISKS PARTICULAR TO RETAIL PROPERTIES

   57 of the Mortgage Loans, representing approximately 34.86% of the Initial Pool Balance, are secured by retail properties. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by retail tenants may be tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" by a large retail tenant is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related Mortgaged Property. 32 of the Mortgage Loans, representing approximately 26.72% of the Initial Pool Balance, are secured by retail properties which are "anchored" and 18 of the Mortgage Loans representing approximately 5.11% of the Initial Pool Balance, are secured by retail properties which are "unanchored." Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. 7 of the Mortgaged Properties, securing Mortgage Loans representing approximately 3.03% of the Initial Pool Balance, are improved by retail properties which are single tenant properties, of which 3 of such Mortgage Loans, representing approximately 1.77% of the Initial Pool Balance, are Credit Lease Loans.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

   65 of the Mortgaged Properties, securing Mortgage Loans representing approximately 28.92% of the Initial Pool Balance, are improved by multifamily dwellings. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

   The successful operation of a multifamily property will depend on, among other factors, its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. In some cases, that operation may be affected by circumstances outside the control of the borrower or lender, such as the deterioration of the surrounding neighborhood, the development of competitive projects, the imposition of rent control or changes in tax laws. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligation under its Mortgage Loan.

   Certain states regulate the relationship of landlord and its tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, while prohibiting unreasonable rules and retaliatory evictions. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control or rent stabilization laws do not permit vacancy decontrol or destabilization. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net cash flow or the proceeds of a sale or refinancing of the related Mortgaged Property.

RISKS PARTICULAR TO OFFICE PROPERTIES

   19 of the Mortgaged Properties, securing Mortgage Loans representing approximately 18.02% of the Initial Pool Balance, are improved by office properties. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

RISKS PARTICULAR TO HOTEL PROPERTIES

   10 of the Mortgaged Properties, securing Mortgage Loans representing approximately 9.66% of the Initial Pool Balance, are improved by full service hotels or limited service hotels. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

   8 of the Mortgaged Properties, securing Mortgage Loans representing approximately 5.42% of the Initial Pool Balance, are improved by hotels which are franchisees of national hotel chains. Additionally, 1 Mortgage Loan (identified as Loan Number 93 on Annex A hereto), representing approximately 2.33% of the Initial Pool Balance, is secured in part by a hotel which is a franchisee of a national hotel chain. The viability of any such franchised hotel property depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchiser that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such hotel property would be entitled to the rights under any liquor license for such hotel property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. Additionally, 1 of the Mortgaged Properties, representing approximately 1.37% of the Initial Pool Balance, is expected to terminate its national franchise by January 1998. However, the related borrower has posted an irrevocable letter of credit for $250,000 as additional collateral to be drawn if the related Mortgaged Property does not maintain a required debt service coverage ratio after the transition period (two years from the termination of the franchise agreement). 2 of the Mortgaged Properties secured by hotel properties, representing approximately 4.24% of the Initial Pool Balance, are unaffiliated with any national hotel chains.

RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

   12 of the Mortgage Loans, representing approximately 7.45% of the Initial Pool Balance, are secured by industrial properties. See the table entitled "Property Type Concentrations" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

   Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANAGEMENT

   Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST FUND

   Certificateholders generally do not have a right to vote, except with respect to required consents to certain amendments to the Pooling and Servicing Agreement and, in certain cases, to replace parties to the Pooling and Servicing Agreement. Furthermore, Certificateholders will generally not have the right to make decisions with respect to the administration of the Trust Fund, except for the right of the Controlling Class to replace the Special Servicer and the right of the Directing Certificateholder to object to any Asset Status Report. See "Servicing of the Mortgage Loans--General", and "--Replacement of the Special Servicer" herein. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class or Classes of Offered Certificates and may negatively affect the interests of such holders.

SPECIAL SERVICER MAY PURCHASE CERTIFICATES

   It is anticipated, but no assurance can be given, that the Special Servicer, or an affiliate thereof, will purchase a portion of the Class J Certificates. Such a purchase by the Special Servicer could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate. However, the Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the Servicing Standards without regard to ownership of any Certificate by the Servicer, the Special Servicer or any affiliate thereof. See "Servicing of the Mortgage Loans--General" herein.

YIELD RISK ASSOCIATED WITH CHANGES IN CONCENTRATIONS

   To the extent payments in respect of principal (including any principal prepayments, liquidations and the principal portion of the repurchase prices of any Mortgage Loans repurchased due to breaches of representations) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location. PWRES has been approached by an affiliate of the borrower with respect to some or all of the Mortgage Loans whose borrower designation is indicated as "Hall" on Annex A hereto, representing approximately 4.32% of the Initial Pool Balance, to act as a financial advisor in connection with the potential sale of the related Mortgaged Properties. Although there can be no assurance that any such sale will take place, any such sale could (absent an assumption of such Mortgage Loans) result in the prepayment of such Mortgage Loans. Because unscheduled collections of principal on the Mortgage Loans are payable first on the Classes of Class A Certificates (in order of numerical designation until paid) and then on the other Classes of Certificates (other than the Class X Certificates) in order of alphabetical designation, the more subordinate Classes of Certificates are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

   As and to the extent described herein, the rights of the holders of the Subordinate Offered Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Senior Certificates. Furthermore, the rights of the holders of the Class E Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will also be subordinated to those of the holders of the Class D, Class C and Class B Certificates, the rights of the holders of the Class D Certificates will also be subordinated to those of the holders of the Class C and Class B Certificates, and the rights of the holders of the Class C Certificates will also be subordinated to those of the holders of the Class B Certificates. See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" herein.

POTENTIAL LIABILITY TO THE TRUST FUND RELATING TO A MATERIALLY ADVERSE ENVIRONMENTAL CONDITION

   An environmental site assessment was performed at each of the Mortgaged Properties during the 12-month period prior to the date of origination of the related Mortgage Loan. Except as indicated below, no such environmental assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property which has not been remediated as of the Cut-off Date. In certain cases, the environmental consultant identified a condition or circumstance (i) which was remediated or an escrow for such remediation was established and/or (ii) for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industrywide practices. With respect to 1 Mortgage Loan sold to the Depositor by Bear Stearns, representing approximately 1.23% of the Initial Pool Balance, remediation of soil and ground water contamination on the related Mortgaged Properties is under way in accordance with a plan approved by a court of competent jurisdiction and the appropriate governmental agency and the originator of such Mortgage Loans required an amount substantially in excess of the estimated cost of remediation to be escrowed prior to closing. With respect to 1 Mortgage Loan sold to the Depositor by Bear Stearns, representing approximately 0.69% of the Initial Pool Balance, the related Mortgaged Property (i) is part of a site that has been listed on the National Priorities List of Superfund sites and (ii) contains soil contamination for which a plan of remediation has been submitted for government approval and in which a party other than the borrower is obligated to complete such remediation. The borrower with respect to such Mortgage Loan has been indemnified by the the tenant under the master lease for such Mortgaged Property, Stainless Steel Products, Inc. ("SSP") (a subsidiary of Zimmerman Holdings, Inc., which has guaranteed SSP's indemnity obligations), against any damages to the borrower arising from claims related to the compliance with any law, regulation or governmental agreement affecting the related Mortgaged Property. There can be no assurance that SSP or Zimmerman Holdings, Inc. will perform its obligations under such indemnity. With respect to 1 Mortgage Loan sold to the Depositor by Bear Stearns representing 1.86% of the Initial Pool Balance, monitoring of soil and ground water contamination on the related Mortgaged Property is required and environmental insurance is in place in an amount substantially in excess of the estimated cost of potential remediation. With respect to 1 Mortgage Loan sold to the Depositor by Chase, representing approximately 1.37% of the Initial Pool Balance, the related site assessment identified an above ground storage tank and an underground storage tank on the related Mortgaged Property, for which remediation was recommended. The borrower executed an undertaking at closing requiring it to provide evidence to the lender that such remediation was performed.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken) but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" herein and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

   If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. The Trust Fund will generally be permitted to receive such taxable "net income from foreclosure property" if the Special Servicer determines that the net after-tax recovery to the Trust Fund would be greater than if such REO Property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property" or such property could not reasonably be so leased.

NO EARTHQUAKE INSURANCE

   20 Mortgage Loans, representing approximately 14.43% of the Initial Pool Balance are located in California. Only 1 of the Mortgaged Properties, securing a Mortgage Loan which represents approximately 0.63% of the Initial Pool Balance, is insured against losses resulting from an earthquake. No other Mortgaged Property is insured for any loss resulting from an earthquake.

ZONING COMPLIANCE

   Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and setback requirements, but in certain cases qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow.

LITIGATION

   There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the performance of the related Mortgage Properties and, thus, the distributions to Certificateholders.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to herein without further description are approximate percentages by Initial Pool Balance. The Trust Fund will consist primarily of 100 commercial, 65 multifamily and 2 mobile home community Mortgage Loans with an Initial Pool Balance of approximately $813,992,373. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien (i) on a fee simple estate in one or more commercial, multifamily or mobile home community properties, (ii) with respect to 1 Mortgage Loan, representing approximately 0.83% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a commercial property, or
(iii) with respect to 5 Mortgage Loans, representing approximately 3.03% of the Initial Pool Balance, a leasehold estate in a commercial or multifamily property (each, a "Mortgaged Property"). The term of any ground lease securing any Mortgage Loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years beyond the stated maturity of such Mortgage Loan (including extensions at the lender's option). The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received.

   On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers pursuant to the Purchase Agreements and will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus. For purposes of the Prospectus, each Mortgage Loan Seller constitutes a Mortgage Asset Seller.

   8 Mortgage Loans, representing approximately 6.09% of the Initial Pool Balance, were originated in the period between December 1993 and March 1996. The remaining 159 Mortgage Loans, representing approximately 93.91% of the Initial Pool Balance, were originated during the period between December 1996 and November 1997. 41 of the Mortgage Loans, which represent approximately 37.87% of the Initial Pool Balance, are being sold to the Depositor by Chase, 54 of the Mortgage Loans, which represent approximately 35.25% of the Initial Pool Balance, are being sold to the Depositor by Bear Stearns, 37 of the Mortgage Loans, which represent approximately 14.47% of the Initial Pool Balance, are being sold to the Depositor by RFMSI and 35 of the Mortgage Loans, which represent approximately 12.42% of the Initial Pool Balance, are being sold to the Depositor by PWRES.

   The Mortgage Loans are not insured or guaranteed by any Mortgage Loan Seller, any governmental entity or private mortgage insurer. The Depositor has not undertaken any evaluation of the significance of the recourse provisions of any of a number of the Mortgage Loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a Mortgage Loan.

   With respect to 21 Mortgage Loans, representing approximately 7.69% of the Initial Pool Balance, each borrower has secured and unsecured debt ("Additional Debt") in addition to the debt and under the Mortgage Loan. With respect to 20 of such Mortgage Loans, representing approximately 7.54% of the Initial Pool Balance, such Additional Debt is payable to an affiliate of such borrower ("Affiliate Debt").

   The borrowers with respect to 3 of the Mortgage Loans sold by Chase to the Depositor, representing approximately 4.76% of the Initial Pool Balance, have unsecured Affiliate Debt. The aggregate amount of Affiliate Debt for all such borrowers equals approximately $14,210,234. For each such Mortgage Loan, the creditor has entered into a subordination agreement with Chase acknowledging that such Affiliate Debt is non-foreclosable and non-defaultable and imposing limits on the borrower's ability to incur any further subordinate debt. 1 of the Mortgage Loans sold to the Depositor by Chase, representing approximately 2.24% of the Initial Pool Balance, permit the related borrower to incur additional Affiliate

Debt or other Additional Debt under certain circumstances. Payments are payable solely out of excess cash flow after monthly payments of principal and interest have been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan Documents.

   In addition, with respect to 17 Mortgage Loans sold by PWRES to the Depositor, representing approximately 2.66% of the Initial Pool Balance, each related borrower owes Affiliate Debt. The aggregate amount of Affiliate Debt for all such borrowers equals approximately $6,656,139 as of October 31, 1997, but may increase or decrease from time to time. Each holder of such Affiliate Debt executed a subordination agreement pursuant to which the holder of such Affiliate Debt has agreed to subordinate such Affiliate Debt to the related Mortgage Loans and has agreed that such Affiliate Debt will only be payable to the extent of the related borrower's excess available cash flow after monthly payment of principal and interest has been made and any reserves required by the terms of the related Mortgage Loans have been funded as required under the Mortgage Loan Documents at any time. The borrower with respect to 1 Mortgage Loan sold to the Depositor by PWRES, representing approximately 0.14% of the Initial Pool Balance, has Additional Debt in the amount of $510,000 payable to an unaffiliated party (the "Subordinate Lender"). The Subordinate Lender has executed a subordination agreement pursuant to which the Subordinate Lender has agreed to subordinate such Additional Debt to the related Mortgage Loan and has agreed that such Additional Debt is non-foreclosable without the Servicer's consent. The terms of 5 additional Mortgage Loans sold by PWRES to the Depositor, representing approximately 4.32% of the Initial Pool Balance, permit the related borrowers to incur other Additional Debt which is either secured or unsecured, whether to an affiliate or an unaffiliated third party, provided that, in each case, the mortgagee consents to such debt (which consent may not be unreasonably withheld) and generally such borrowings are incurred in connection with the operations of the related Mortgaged Property.

   The borrower with respect to 2 Mortgage Loans sold to the Depositor by RFMSI, representing approximately 0.25% of the Initial Pool Balance, is permitted to obtain Additional Debt from an affiliated Real Estate Investment Trust, which financing may be secured by a pledge of the partnership interests of the borrower. Such Real Estate Investment Trust is not permitted to realize on such partnership interest unless it pays to the lender a 1% fee.

   Certain risks relating to additional debt are described in "Risk Factors--Other Financing and Additional Debt" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

   Credit Lease Loans. 3 Mortgage Loans (the "Credit Lease Loans"), representing approximately 1.77% of the Initial Pool Balance, are backed by lease obligations (a "Credit Lease") of a tenant (each, a "Tenant"). Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be repaid from scheduled monthly rental payments from the Tenants ("Monthly Rental Payments") made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the related tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term. The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan.

   Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under the Credit Leases to make all Monthly Rental Payments and it is expected that the monthly payments of the related borrowers will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the borrowers remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

   Each mortgagor under a Credit Lease Loan has assigned to the mortgagee of the related Credit Lease Loan (each, a "Credit Lease Assignment"), as security for such mortgagor's obligations thereunder, such mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related property (each, a "Credit Lease Property"), including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases.

   Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, all charges for utility services and other operating expenses incurred in connection with the operation of the related Credit Lease Property. Each Credit Tenants obligation to reimburse the related borrower for common area maintenance obligations is subject to a cap on the maximum rate of reimbursement. Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease (a "Credit Lease Default"), the mortgagee may exercise rights under the related Credit Lease Assignment to require the related mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

   Lease termination rights and rent abatement rights in the Credit Leases may be divided into two categories: (i) termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), and (ii) termination and abatement rights arising from a borrower's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the borrower in the area of the Credit Lease Property and complying with laws regulating the Credit Lease property or common areas related to the Credit Lease Property ("Additional Rights") and performance of common area and structural maintenance ("Maintenance Rights"). If the borrower defaults in the performance of certain obligations under the Credit Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Certificateholders. However, the lender has the right to cure any breach of the related borrower's obligations under the related Credit Lease.

   At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the related mortgagor.

   The related Mortgage Loan Seller's underwriting guidelines with respect to the Credit Lease Loans are described under "Description of the Mortgage Pool--PWRES's Underwriting Standards" herein.

   ARD Loans. 5 of the Mortgage Loans sold to the Depositor by Bear Stearns (the "ARD Loans"), representing approximately 8.09% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the related borrower has not prepaid the ARD Loan in full, any principal outstanding on such date shall accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). Generally, each Anticipated Repayment Date is not more than 120 months after the first due date for the related ARD Loan. The Revised Rate for any ARD Loan will generally be equal to the sum of (x) the Initial Rate, plus (y) from 2% per annum to 5% per annum. After the Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows and expenses required under the related loan documents will be used to accelerate amortization of principal on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after the Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for such ARD Loan ("Excess Interest") will be deferred and will be paid only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the borrower on the applicable Anticipated Repayment Date.

    1 ARD Loan, representing approximately 1.23% of the Initial Pool Balance, currently has a Lock Box Account in place herein, and under the terms of the 4 other ARD Loans, representing approximately 6.87% of the Initial Pool Balance, commencing generally 6 or 3 months prior to the Anticipated Repayment Date, the Servicer will be required under the Pooling and Servicing Agreement to establish a Lock Box Account which shall remain in place until such a time as such ARD Loan has fully amortized as set forth in the related Mortgage Note.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   All of the Mortgage Loans (except 1 Mortgage Loan, representing approximately 0.98% of the Initial Pool Balance, which provides that the related Due Date is the tenth day of each month) have Due Dates that occur on the first day of each month, and all of the Mortgage Loans (except for 2 Mortgage Loans, representing approximately 0.79% of the Initial Pool Balance, which provide for grace periods of 15 days) provide for grace periods which do not exceed 10 days. Except as described in the succeeding two sentences, all prepayments, if any, on the Mortgage Loans are generally required to be made on a Due Date and/or to include one month's interest on the amount prepaid. The Mortgage Loans sold to the Depositor by RFMSI, which collectively represent 14.47% of the Initial Pool Balance, permit voluntary prepayments made during either the 90-day or the 180-day period preceding the maturity date of such Mortgage Loans to be made on days other than the related Due Dates together with interest through and including the date of any such prepayments. Any such prepayment that occurs on a date other than a Due Date may result in a shortfall in the Available Distribution Amount for the related Distribution Date, as described herein under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses." All of the Mortgage Loans bear fixed interest rates. 59 Mortgage Loans, representing approximately 36.15% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. 1 Mortgage Loan representing approximately 0.61% of the Initial Pool Balance accrues interest on the basis of the actual number of days in a month, assuming a 365-day year. The remaining 107 Mortgage Loans, representing approximately 63.24% of the Initial Pool Balance, accrue interest on the basis of a 30-day month, assuming a 360-day year. Approximately 88.01% of the Mortgage Loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. In addition, the 5 ARD Loans, representing approximately 8.09% of the Initial Pool Balance, provide monthly payments of principal that will result in a substantial principal payment required at the related Anticipated Repayment Dates. Thus, such Mortgage Loans will have Balloon Payments due at their stated maturity dates, unless prepaid prior thereto.

   Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Yield Maintenance Period or, in the case of Mortgage Loans not subject to a Yield Maintenance Period, the related Lockout Period (in either case, a "Prepayment Premium Period"). 92 of the Mortgage Loans, representing approximately 62.41% of the Initial Pool Balance, specify a period of time (generally between three and nine months) immediately prior to the maturity date of such Mortgage Loan during which there are no restrictions on voluntary prepayments, and 24 Mortgage Loans, representing approximately 7.09% of the Initial Pool Balance, require the payment of Yield Maintenance Charges until maturity. In the case of the remaining 51 Mortgage Loans, representing approximately 30.50% of the Initial Pool Balance, such Mortgage Loans are locked out until their respective maturity dates (or, with respect to ARD Loans, Anticipated Repayment Date).

    The "Yield Maintenance Charge" will generally be equal to:

     (i) with respect to Mortgage Loans sold by Chase to the Depositor: the greater of (A) 1% of the entire unpaid principal balance of the Mortgage Loan at the time of prepayment, and (B) the present value as of the date of prepayment and calculated using the Yield Rate as the discount rate, for each month, of the difference between (1) the remaining scheduled monthly payments of interest that would be due on the principal being prepaid at the rate per annum provided for in the related Mortgage Note from the date of prepayment to the maturity date and (2) the remaining scheduled monthly payments of interest that would be due on the principal amount being prepaid at the Yield Rate from the date of prepayment to the maturity date;

     (ii) with respect to Mortgage Loans sold by Bear Stearns to the
    Depositor: the greater of (A) 3% (or 1% in the case of 3 Mortgage Loans, representing approximately 2.05% of the Initial Pool Balance) of the entire unpaid principal balance (or, in the case of 2 Mortgage Loans, representing approximately 2.04% of the Initial Pool Balance, of the amount of principal being prepaid) of the Mortgage Loan at the time of prepayment, and (B) the excess, if any, of (1) the product of (a) the sum of the present value of all remaining scheduled principal and interest payments until the maturity date (including, but not limited to, payments due on the maturity date), each such payment discounted to present value at the date of prepayment at the Yield Rate (as defined below) and (b) a fraction, the numerator of which is the principal amount being prepaid and the denominator of which is the total outstanding principal balance at the time of prepayment over (2) the entire principal amount being prepaid;

     (iii) with respect to Mortgage Loans sold by PWRES to the Depositor: the greater of (A) 1% of the portion of the principal balance of the Mortgage Loan being prepaid, and (B) the product of (i) a fraction whose numerator is an amount equal to the portion of the principal balance of the Mortgage Loan being prepaid and whose denominator is the outstanding principal balance of such Mortgage Loan on the date of such prepayment, multiplied by (ii) an amount equal to the remainder obtained by subtracting (x) an amount equal to the entire outstanding principal balance of the Mortgage Loan as of the date of such prepayment, from (y) the present value as of the date of such prepayment of the remaining scheduled payments of principal and interest on the Mortgage Loan (including the Balloon Payment) determined by discounting such payments at the Yield Rate; provided, however, that 1 Mortgage Loan (representing approximately 0.98% of the Initial Pool Balance) sold to the Depositor by PWRES provides for a Yield Maintenance Charge to be calculated under terms other than described above, and under certain circumstances such Yield Maintenance Charge could be less, and could be substantially less, than as calculated above; and

     (iv) with respect to Mortgage Loans sold by RFMSI to the Depositor: the greater of (i) 1% (or, in the case of 4 Mortgage Loans, representing approximately 3.17% of the Initial Pool Balance, 0.5%) of the principal balance of the Mortgage Note being prepaid, or (ii) the difference between
    (a) the product of (A) the ratio of the amount of the principal balance being prepaid over the outstanding principal balance of the Mortgage Loan at the time of prepayment (after subtracting the scheduled principal payment on such payment date), multiplied by (B) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from date of prepayment through the maturity date of the related Mortgage Loan (including any balloon payment) determined by discounting such payments at the Yield Rate (as hereinafter defined) and
    (b) the amount of the outstanding principal balance of the Mortgage Loan at the time of prepayment (after subtracting the scheduled principal payment on such date of prepayment).

   The "Yield Rate" is a rate equal to (i) with respect to the Mortgage Loans sold by Chase or PWRES to the Depositor, a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15--Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid (or such other comparable calculation based on the United States Treasury Security set forth in such other publication), such rate converted to a monthly equivalent, (ii) with respect to the Mortgage Loans sold by Bear Stearns to the Depositor, the rate which, when compounded monthly, is equivalent to the bond equivalent yield (in the secondary market) on the United States Treasury Security having a remaining term to maturity closest to the maturity of the Mortgage Loan as reported in The Wall Street Journal or in some cases in Federal Reserve "Statistical Release H.15(519), Selected Interest Rates" on a specified day preceding the date of prepayment or acceleration. In the event Federal Reserve Statistical Release H. 15--Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans; and (iii) with respect to Mortgage Loans sold by RFMSI to the Depositor, the rate, when compounded monthly, is equivalent to the yield calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15--Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan being prepaid (or such other comparable calculation based on the United States Treasury Security set forth in such other publication), when compounded semi-annually.

   The following table summarizes the Lockout Periods, Yield Maintenance Periods and Prepayment Premium Periods applicable to the Mortgage Loans:

           PREPAYMENT RESTRICTIONS IN EFFECT AS OF THE CUT-OFF DATE

                                            PERCENTAGE
ORIGINAL TERM TO   NUMBER     AGGREGATE     OF INITIAL    LOCKOUT
  MATURITY/ARD       OF      CUT-OFF DATE      POOL       PERIOD     YIELD MAINTENANCE CHARGE OR
      (MOS.)        LOANS      BALANCE        BALANCE     (MOS.)    PREPAYMENT PREMIUM DESCRIPTION
----------------  -------- --------------  ------------ ---------  -------------------------------
                                                                   GREATER THAN OF SPECIFIED
48                     1     $  4,536,225       0.56%          24  percentage or YM
                                                                   greater than of specified
60                     2       11,577,850       1.42        24-35  percentage or YM
60                     1       14,379,608       1.77           23  Declining fixed penalties
                                                                   greater than of specified
84                    18       81,660,158      10.03        10-47  percentage or YM
84                     1        5,675,240       0.70           23  Declining fixed penalties
84                     3        7,927,664       0.97           83  N/A
                                                                   greater than of specified
120                   77      363,052,999      44.60         0-59  percentage or YM
120(2)                 1       12,796,599       1.57           35  Declining fixed penalties
120                   45      210,591,838      25.87      113-119  N/A
                                                                   greater than of specified
144                    1        3,490,607       0.43           35  percentage or YM
144                    2       12,906,695       1.59           35  Declining fixed penalties
                                                                   greater than of specified
180                    4       13,304,734       1.63        23-35  percentage or YM
180                    8       57,690,153       7.09      173-179  N/A
                                                                   greater than of specified
229                    1        8,010,690       0.98           --  percentage or YM
232(3)                 2        6,391,315       0.79      119-119  Declining fixed penalties
                           --------------  ------------ ---------  -------------------------------
TOTAL/WEIGHTED
 AVERAGE             167     $813,992,373        100%
                  ======== ==============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


        YIELD
     MAINTENANCE          PREPAYMENT
       CHARGES             PREMIUMS
  ------------------ --------------------
                  AND/OR
                                             FREELY
                                           PREPAYABLE
   BEGIN      END      BEGIN       END       DURING
   MONTH     MONTH     MONTH      MONTH      LAST(1)
  ------- ---------  --------- ---------  ------------
      25         44                              3
   25-36      54-56                            3-6
                           24         56         3
   11-48      77-82                            1-6
                           24         80         3

    1-60    110-119                            0-9
                           36        113         6
                                               0-6
      36        140                              3
                           36        140         3
   24-36    176-177                              3
                                               0-6
       1        223                              6
                      120-120    227-228       4-6
  ------- ---------  --------- ---------  ------------

---------------

As used above, "Lockout Period", "Begin Month" and "End Month" are measured in monthly payments.
As used above, "N/A" means not applicable.
As used above, "UPB" means aggregate unpaid principal balance of all Mortgage Loans.
As used above, "ARD" means Anticipated Repayment Date.

------------
(1) Number of months prior to maturity date or Anticipated Repayment Date, as applicable.
(2) One Mortgage Loan has an original term of 119 months.
(3) One Mortgage Loan has an original term of 235 months.

   Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges."

   Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. All but 24 of the Mortgage Loans (representing approximately 9.01% of the Initial Pool Balance) prohibit voluntary partial prepayments. Notwithstanding the foregoing, as described under "--General--ARD Loans" above, after the Anticipated Repayment Date, each ARD Loan will be freely prepayable in whole or in part.

   Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Only 37 of the Mortgage Loans (representing approximately 14.47% of the Initial Pool Balance) require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a total casualty or condemnation, however 3 of such Mortgage Loans (representing approximately 0.26% of the Initial Pool Balance) do not require such payment if the lender elects not to restore the related Mortgaged Property. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   The following table sets forth for each month indicated in the table, (i) the aggregate unpaid principal balance and the percentage of the Initial Pool Balance expected to be outstanding and (ii) the percentage of such amounts subject to a Lockout Period, Yield Maintenance Charge or Prepayment Premium, in each case assuming no prepayments, defaults or extensions and based also upon the assumptions set forth preceding the tables appearing under "Yield and Maturity Considerations--Weighted Average Life" herein.

   PERCENTAGE OF REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS
                    (DOLLAR AMOUNTS EXPRESSED IN MILLIONS)

                   IPB OUTSTANDING
----------------------------------------------------
             INITIAL    AMOUNT OF   IPB OUTSTANDING
               POOL        IPB     ----------------
    DATE     BALANCE     MATURED    AMOUNT    % IPB
----------  --------- -----------  -------- -------
 12/18/97     $814.0     $  0.0     $814.0     100%
 12/19/98     $814.0     $  8.9     $805.1      99%
 12/19/99     $814.0     $ 18.6     $795.4      98%
 12/19/00     $814.0     $ 33.5     $780.5      96%
 12/19/01     $814.0     $ 55.1     $758.9      93%
 12/19/02     $814.0     $ 86.0     $728.0      89%
 12/19/03     $814.0     $113.9     $700.1      86%
 12/19/04     $814.0     $196.4     $617.6      76%
 12/19/05     $814.0     $210.3     $603.7      74%
 12/19/06     $814.0     $225.3     $588.7      72%
 12/19/07     $814.0     $736.4     $ 77.6      10%
 12/19/08     $814.0     $740.2     $ 73.7       9%
 12/19/09     $814.0     $757.1     $ 56.9       7%
 12/19/10     $814.0     $761.1     $ 52.9       7%
 12/19/11     $814.0     $765.4     $ 48.6       6%
 12/19/12     $814.0     $813.0     $  1.0       0%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                                                                 PREPAYABLE WITHOUT
PREPAYMENT RESTRICTIONS APPLICABLE TO UPB OUTSTANDING ON EACH ANNIVERSARY OF THE CUT-OFF DATE     PREMIUM OR CHARGE
----------------------------------------------------------------------------------------------   -------------------
                                      YIELD MAINTENANCE     PREPAYMENT
                         LOCKOUT           CHARGES           PREMIUMS
                    ----------------- ----------------- ----------------
                     AMOUNT    % UPB   AMOUNT    % UPB   AMOUNT    % UPB                            AMOUNT   % UPB
                    -------- -------  -------- -------  -------- -------                           -------- -------
                     $798.0    98.0%   $ 16.0     2.0%    $ 0.0     0.0%                             $ 0.0     0.0%
                     $733.3    91.1%   $ 71.8     8.9%    $ 0.0     0.0%                             $ 0.0     0.0%
                     $667.4    83.9%   $108.3    13.6%    $19.7     2.5%                             $ 0.0     0.0%
                     $300.5    38.5%   $435.6    55.8%    $44.3     5.7%                             $ 0.0     0.0%
                     $285.9    37.7%   $428.3    56.4%    $43.7     5.8%                             $ 1.1     0.1%
                     $261.2    35.9%   $422.4    58.0%    $29.5     4.0%                             $15.0     2.1%
                     $255.8    36.5%   $413.6    59.1%    $29.0     4.1%                             $ 1.8     0.3%
                     $238.6    38.6%   $351.1    56.9%    $27.9     4.5%                             $ 0.0     0.0%
                     $232.8    38.6%   $343.9    57.0%    $27.1     4.5%                             $ 0.0     0.0%
                     $226.6    38.5%   $307.4    52.2%    $26.1     4.4%                             $28.5     4.8%
                     $ 46.9    60.5%   $ 16.7    21.6%    $13.9    17.9%                             $ 0.0     0.0%
                     $ 45.2    61.2%   $ 15.5    21.1%    $13.0    17.7%                             $ 0.0     0.0%
                     $ 43.3    76.0%   $ 11.3    19.9%    $ 2.3     4.1%                             $ 0.0     0.0%
                     $ 41.2    77.8%   $ 10.0    18.8%    $ 1.8     3.3%                             $ 0.0     0.0%
                     $ 39.0    80.2%   $  8.5    17.5%    $ 1.1     2.3%                             $ 0.0     0.0%
                     $  0.0     0.0%   $  0.6    56.8%    $ 0.4    43.2%                             $ 0.0     0.0%

------------
As used above, "IPB" means Initial Pool Balance.
As used above, "UPB" means aggregate unpaid principal balance of all Mortgage Loans.

   Defeasance. The terms of 17 of the Mortgage Loans sold to the Depositor by PWRES, representing approximately 2.66% of the Initial Pool Balance (the "Non-Lockout Defeasance Loans"), grant the related borrower the option at any time commencing two years after the Closing Date, to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related Mortgage Note, U.S. Treasury securities having (i) a market value at the time of the proposed release (the "Defeasance Date") of no less than the then outstanding principal balance of the Mortgage Note, and (ii) a cash flow for each month from the Defeasance Date to the maturity date of the Mortgage Loan of no less than the required monthly payment for each such month on the Mortgage Note (including both principal and interest and including any Balloon Payment). No Yield Maintenance Charge or Prepayment Premium will be payable in connection with the release of a Mortgaged Property as described above.

   Pursuant to the terms of the related Non-Lockout Defeasance Loan, a borrower may only exercise a defeasance option if (i) exercising such option is necessary in order for the borrower to cure a non-curable default, or (ii) as the result of the occurrence of a casualty or condemnation with respect to the related Mortgaged Property, the proceeds in respect of which were applied by the mortgagee to the mandatory prepayment of the Mortgage Note and were insufficient to allow the borrower to obtain a release of such Mortgaged Property, or (iii) in connection with a sale of the Mortgaged Property. The terms of the Non-Lockout Defeasance Loans do not prohibit prepayment of such Mortgage Loans during the period of time in which defeasance is permitted.

   The terms of 46 of the Mortgage Loans, representing approximately 30.26% of the Initial Pool Balance sold by Bear Stearns to the Depositor and 10 of the Mortgage Loans, representing approximately 3.68% of the Initial Pool Balance, sold by PWRES to the Depositor (the "Lockout Defeasance Loans"), grant the related borrower the option at any time four years after origination (and with respect to 2 Mortgage Loans, representing approximately 0.87% of the Initial Pool Balance, three years after origination), to obtain the release of the lien of the Mortgage on the related Mortgaged Property by substituting for such Mortgaged Property, as collateral for the related Mortgage Note, U.S. Treasury securities which provide for payments on or prior to each Due Date and the maturity date or Anticipated Repayment Date, as the case may be, of amounts at least equal to the amounts which would have been payable on each such date under the terms of the related Mortgage Loan. No Yield Maintenance Charge or Prepayment Premium will be payable in connection with the release of a Mortgaged Property as described above. The Lockout Defeasance Loans are generally locked out from voluntary prepayments prior to and during the period defeasance is permitted. 5 of such Lockout Defeasance Loans, representing approximately 3.43% of the Initial Pool Balance, permit prepayment without the payment of any penalty or charge during either the last one, three, or six months prior to such Mortgage Loans' maturity dates.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the Mortgage Loans, such consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-sale" clause (i) to accelerate the payments thereon, or (ii) to withhold its consent to any such sale or transfer, consistent with the Servicing Standards. With respect to a Mortgage Loan with a "due-on-encumbrance" clause, the Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a Mortgage Loan containing a "due-on-encumbrance" clause
(i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards.

   Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

   The following tables set forth certain anticipated characteristics of the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool and not sold by the Mortgage Loan Sellers to the Depositor as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the related Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described herein may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         TYPE OF MORTGAGED PROPERTIES

                                                                                CUT-OFF DATE
                        NUMBER     AGGREGATE    PERCENTAGE        NUMBER        BALANCE PER
                          OF      CUT-OFF DATE  OF INITIAL     OF UNITS OR         NUMBER
PROPERTY TYPE         PROPERTIES    BALANCE    POOL BALANCE       NRA(1)      OF UNITS OR NRA
--------------------  ---------- ------------  ------------ ----------------  ---------------
Multifamily..........      65     $235,391,817     28.92%           9,172        25,664.18
Anchored Retail......      33      217,531,068     26.72        4,197,580            51.82
Office...............      19      146,711,689     18.02        2,583,638            56.78
Hotel................      10       78,597,357      9.66            1,620        48,516.89
Industrial...........      17       60,627,193      7.45        3,551,679            17.07
Unanchored Retail ...      18       41,599,767      5.11          609,503            68.25
Single Tenant
 Retail..............       7       24,632,243      3.03          609,129            40.44
Mobile Home..........       2        5,180,000      0.64              240        21,583.33
Congregate Care......       2        3,721,239      0.46               87        42,772.87
                      ---------- ------------  ------------ ----------------  ---------------
TOTAL/
 WEIGHTED AVERAGE ...     173     $813,992,373       100%
                      ========== ============  ============ ================  ===============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        WEIGHTED AVERAGES(2)
                      ---------------------------------------------------------
                                  STATED
                                 REMAINING              CUT-OFF DATE     LTV
                                   TERM    OCCU-             LTV      RATIO AT
PROPERTY TYPE         MTG. RATE  (MO.)(2)  PANCY  DSCR      RATIO   MATURITY(2)
--------------------  --------- ---------  ----- -----  ------------ ---------
Multifamily..........    7.83%       99     95%   1.42x     73.23%      65.60%
Anchored Retail......    8.12%      126     95%   1.45x     67.22%      55.65%
Office...............    8.31%      118     96%   1.43x     67.00%      56.91%
Hotel................    8.94%      114     73%   1.52x     65.89%      53.90%
Industrial...........    8.06%      134     98%   1.52x     62.34%      41.81%
Unanchored Retail ...    8.40%      116     95%   1.47x     66.04%      56.79%
Single Tenant
 Retail..............    8.22%      158    100%   1.25x     71.06%      19.80%
Mobile Home..........    7.75%      120     98%   1.26x     78.16%      69.47%
Congregate Care......    8.25%      119     97%   1.46x     72.38%      58.89%
                      --------- ---------  ----- -----  ------------ ---------
TOTAL/WEIGHTED AVERAGE   8.16%      117     93%   1.44X     68.57%      56.63%
                      ========= =========  ===== =====  ============ =========

------------
(1) "NRA" means net rentable area and is applicable with respect to retail, office and industrial properties.
(2)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                                                     WEIGHTED AVERAGES
                                                               -------------------------------------------------------------
                                                                              STATED
                    NUMBER OF     AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
     RANGE OF        LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
 MORTGAGE RATES    PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)     DSCR    LTV RATIO    MATURITY (1)
----------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
6.745% to 6.999%       2/2       $  9,970,000        1.22%         6.91%        120       1.94x     56.00%        40.48%
7.000% to 7.499%      12/13        65,406,139        8.04          7.25%        128       1.59x     65.41%        48.34%
7.500% to 7.999%      45/45       225,515,168       27.70          7.72%        111       1.46x     69.78%        57.59%
8.000% to 8.499%      60/65       288,899,731       35.49          8.18%        116       1.41x     69.43%        58.91%
8.500% to 8.999%      28/28       119,346,893       14.66          8.69%        123       1.41x     67.36%        57.57%
9.000% to 9.249%      17/17        94,213,892       11.57          9.11%        116       1.39x     67.87%        53.78%
9.250% to 9.280%       3/3         10,640,551        1.31          9.26%        105       1.46x     70.81%        55.33%
                  ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE             167/173     $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                  ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                            MORTGAGE LOANS BY STATE

                                                                                   WEIGHTED AVERAGES
                                                             -------------------------------------------------------------
                                                                            STATED
                  NUMBER OF     AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
                   LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
     STATE       PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)     DSCR    LTV RATIO    MATURITY (1)
--------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
California          20/21      $117,479,078       14.43%         8.02%        136       1.52x     64.63%        52.01%
New York            14/14        96,924,144       11.91          8.33%        114       1.41x     69.39%        59.60%
Massachusetts       11/11        91,004,746       11.18          8.36%        119       1.50x     64.10%        54.10%
Texas               16/16        73,870,064        9.08          7.99%        100       1.38x     74.67%        66.28%
Florida             17/17        54,919,949        6.75          8.25%        118       1.46x     68.36%        58.99%
Pennsylvania        10/10        47,522,653        5.84          8.54%        117       1.30x     70.38%        49.85%
Ohio                10/11        36,213,744        4.45          7.98%        116       1.39x     72.87%        60.18%
New Jersey           5/5         34,348,990        4.22          8.15%        118       1.73x     57.85%        48.28%
Georgia             12/12        33,764,342        4.15          8.14%        103       1.42x     71.38%        61.76%
Washington           5/5         29,148,346        3.58          8.40%        117       1.42x     69.37%        57.27%
Arizona              6/6         23,639,168        2.90          7.92%        120       1.44x     73.21%        63.75%
Wisconsin            1/5         20,986,263        2.58          8.13%        119       1.27x     66.62%        58.63%
Michigan             5/5         19,399,213        2.38          7.71%         71       1.57x     72.95%        67.58%
Illinois             3/3         18,446,737        2.27          8.18%         74       1.49x     69.36%        63.51%
North Carolina       3/3         17,410,348        2.14          8.16%        117       1.21x     77.15%        50.19%
Oregon               1/1         12,796,599        1.57          8.20%        116       1.27x     74.62%        65.89%
Missouri             3/3         12,459,623        1.53          7.57%        107       1.39x     75.15%        66.00%
Minnesota            3/3         12,134,594        1.49          7.89%        131       1.48x     72.02%        57.14%
Delaware             2/2         11,667,724        1.43          7.60%        141       1.58x     67.37%        28.65%
Maryland             3/3         10,325,143        1.27          7.83%        144       1.47x     64.73%        27.55%
Connecticut          3/3          9,486,725        1.17          8.24%        140       1.52x     60.11%        46.39%
Virginia             1/1          6,587,961        0.81          8.17%        118       1.43x     50.68%        42.04%
New Mexico           2/2          5,808,315        0.71          8.09%         76       1.31x     65.58%        59.55%
Kentucky             4/4          4,502,859        0.55          8.68%        136       1.29x     77.79%        49.11%
Colorado             2/2          4,446,897        0.55          8.98%        114       1.31x     72.90%        60.60%
Arkansas             1/1          2,861,153        0.35          8.13%        118       1.33x     69.78%        61.12%
Indiana              2/2          2,288,500        0.28          9.03%        114       1.35x     82.03%        73.54%
Mississippi          1/1          2,223,495        0.27          7.96%        119       1.29x     72.90%        63.94%
Alabama              1/1          1,325,000        0.16          8.24%        120       1.19x     74.65%        60.65%
                ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE           167/173     $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                     RANGE OF REMAINING TERMS IN MONTHS (1)

                                                                                    WEIGHTED AVERAGES
                                                              -------------------------------------------------------------
                                                                             STATED
                   NUMBER OF     AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
    RANGE OF        LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
REMAINING TERMS   PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)     DSCR    LTV RATIO    MATURITY (1)
---------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
28 to 72              7/7       $ 50,638,194        6.22%         7.89%         53       1.42x     72.63%        69.00%
73 to 108            19/19        75,118,551        9.23          8.25%         81       1.39x     72.85%        66.93%
109 to 112           13/13        48,500,028        5.96          9.04%        110       1.45x     65.70%        56.35%
113 to 116           38/38       205,156,705       25.20          8.45%        115       1.38x     70.08%        60.10%
117 to 120           72/77       332,784,703       40.88          7.85%        119       1.49x     66.63%        56.38%
121 to 180           15/16        87,392,188       10.74          8.22%        170       1.55x     66.01%        42.94%
181 to 188            3/3         14,402,005        1.77          8.33%        188       0.97x     80.67%         0.00%
                 ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE           167 / 173    $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                 ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                            YEARS OF MATURITY (1)

                                                                                      WEIGHTED AVERAGES
                                                                -------------------------------------------------------------
                                                                               STATED
                     NUMBER OF     AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
                      LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
YEARS OF MATURITY   PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)     DSCR    LTV RATIO    MATURITY (1)
-----------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
2000                    1/1       $  4,536,225        0.56%         8.16%         28       1.64x     63.00%        61.54%
2001                    1/1         10,458,421        1.28          8.35%         40       1.43x     72.63%        70.20%
2002                    3/3         19,624,109        2.41          7.85%         58       1.21x     75.36%        71.44%
2003                    2/2         16,019,438        1.97          7.57%         62       1.61x     72.00%        67.35%
2004                   19/19        75,118,551        9.23          8.25%         81       1.39x     72.85%        66.93%
2007                  123/128      586,441,435       72.05          8.16%        117       1.45x     67.76%        57.68%
2009                    3/3         16,397,302        2.01          8.90%        137       1.52x     68.42%        54.27%
2012                   12/13        70,994,886        8.72          8.07%        178       1.55x     65.45%        40.32%
2013                    3/3         14,402,005        1.77          8.33%        188       0.97x     80.67%         0.00%
                   ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE             167 / 173    $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                   ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                            RANGE OF YEARS BUILT (1)

                                                                                   WEIGHTED AVERAGES
                                                             -------------------------------------------------------------
                                                                            STATED
                                AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
    RANGE OF      NUMBER OF    CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
  YEARS BUILT    PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(2)     DSCR    LTV RATIO    MATURITY (2)
--------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
1830 to 1940         14        $ 86,514,584       10.63%         8.37%        119       1.53x     63.93%        54.41%
1941 to 1960         12         100,997,423       12.41          8.35%        126       1.36x     70.81%        60.79%
1961 to 1970         24         118,414,066       14.55          8.13%        105       1.45x     65.46%        55.71%
1971 to 1980         31         154,928,339       19.03          8.13%        114       1.43x     70.75%        58.53%
1981 to 1985         38         125,341,374       15.40          8.13%        108       1.43x     71.05%        61.46%
1986 to 1990         29         123,080,137       15.12          8.04%        112       1.46x     68.74%        59.59%
1991 to 1997         25         104,716,450       12.86          8.07%        137       1.45x     67.40%        43.44%
                ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE             173       $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                ============ ==============  ===============

------------
(1) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (by Underwritten Net Cash Flow) and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables herein.
(2)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                           TEN LARGEST MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                 -------------------------------------------------------------
                                                     PERCENTAGE                 STATED
                                       AGGREGATE     OF INITIAL                REMAINING             CUT-OFF
                         NUMBER OF    CUT-OFF DATE      POOL       MORTGAGE      TERM                  DATE      LTV RATIO AT
     PROPERTY NAME      PROPERTIES      BALANCE        BALANCE       RATE      (MO.)(1)     DSCR    LTV RATIO    MATURITY (1)
---------------------  ------------ --------------  ------------ ----------  ------------ -------  ----------- --------------
200 Varick Street            1        $ 25,685,110       3.16%       9.10%        115       1.29x     73.39%        61.13%
Warehousing of WI
 Package                     5          20,986,263       2.58        8.13%        119       1.27x     66.62%        58.63%
Norwalk Town Square          1          20,986,193       2.58        8.10%        179       1.39x     74.95%        60.18%
Colonial Park                1          20,937,111       2.57        8.63%        115       1.26x     69.10%        61.55%
Monarch Place                1          18,980,890       2.33        8.23%        116       1.72x     55.83%        46.49%
Hotel Vintage Park           1          18,231,193       2.24        8.75%        116       1.42x     70.12%        57.90%
Sturbridge Host              1          16,285,780       2.00        9.13%        109       1.58x     69.30%        58.08%
6000 Stevenson Retail
 Center                      1          15,122,593       1.86        8.28%        115       1.46x     58.16%        47.55%
Signature Pointe             1          14,379,608       1.77        7.75%         58       1.21x     79.89%        75.88%
Caldor Plaza                 1          13,481,823       1.66        8.00%        118       1.36x     74.08%        65.07%
                       ------------ --------------  ------------
TOTAL/WEIGHTED
 AVERAGE                    14        $185,076,563      22.74%       8.45%        118       1.39X     69.14%        59.02%
                       ============ ==============  ============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

    The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan is the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to (i) 17 of the Mortgage Loans (whose borrower affiliations are designated as "Cardinal" in Annex A hereto) representing approximately 2.66% of the Initial Pool Balance, where Monthly Payments are interest only until approximately 36 months after origination, after which date such Mortgage Loans amortize based upon a 25-year amortization schedule (for the purposes of calculating DSCR, the debt service of such Mortgage Loans is assumed to include interest and principal (based on a 25-year amortization schedule) and (ii) 1 of the Mortgage Loans (identified as Loan Number 2 on Annex A hereto), representing approximately 0.81% of the Initial Pool Balance, where Monthly Payments are interest only until approximately 120 months after origination, after which date such Mortgage Loans amortize based on a 20-year amortization schedule (for purposes of calculating DSCR, the debt service of such Mortgage Loan is assumed to include interest and principal (based on a 20-year amortization schedule)).

         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE

                                                                                           WEIGHTED AVERAGES
                                                                     ------------------------------------------------------------
                                                                                    STATED
                          NUMBER OF     AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
        RANGE OF           LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
         DSCRS           PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)     DSCR    LTV RATIO    MATURITY (1)
----------------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
0.9301x to 0.9999x (2)       3/3       $ 13,508,569        1.66%         8.24%        185       0.96x     81.07%         2.29%
1.0000x to 1.1999x           4/4          9,114,436        1.12          7.95%        160       1.15x     72.74%        16.42%
1.2000x to 1.2999x          39/43       248,431,715       30.52          8.21%        109       1.26x     73.83%        65.00%
1.3000x to 1.3999x          42/42       150,147,017       18.45          8.33%        122       1.35x     72.19%        62.29%
1.4000x to 1.4999x          31/31       146,176,797       17.96          8.23%        111       1.45x     65.00%        55.60%
1.5000x to 1.7499x          30/32       179,313,531       22.03          8.08%        117       1.63x     66.21%        52.41%
1.7500x to 2.1711x          18/18        67,300,308        8.27          7.68%        125       1.95x     52.12%        43.00%
                        ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE                  167 / 173    $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                        ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.
(2) 2 of such Mortgage Loans, representing approximately 1.59% of the Initial Pool Balance, are Credit Lease Loans meeting the guidelines described under "--PWRES's Underwriting Standards" herein.

                      RANGE OF CURRENT OCCUPANCY RATES (1)

                                                                                    WEIGHTED AVERAGES (2)
                                                                -------------------------------------------------------------
                                                                               STATED
                     NUMBER OF     AGGREGATE       PERCENTAGE                 REMAINING             CUT-OFF
     RANGE OF         LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                  DATE      LTV RATIO AT
 OCCUPANCY RATES    PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(3)     DSCR    LTV RATIO    MATURITY (3)
-----------------  ------------ --------------  --------------- ----------  ------------ -------  ----------- --------------
56.60% to 79.99%       11/11      $ 68,508,255        8.42%         8.74%        113       1.54x     61.58%        51.07%
80.00% to 89.99%       15/15        70,666,656        8.68          8.29%        102       1.43x     69.18%        60.45%
90.00% to 91.99%       13/13        80,205,378        9.85          8.29%        130       1.43x     72.71%        62.44%
92.00% to 93.99%       13/13        69,292,603        8.51          8.35%        115       1.45x     65.37%        56.60%
94.00% to 96.99%       31/31       142,261,743       17.48          8.02%        109       1.45x     70.52%        62.16%
97.00% to 98.99%       26/26       113,433,725       13.94          7.82%        107       1.44x     71.22%        59.59%
99.00% to 100.00%      58/64       269,624,014       33.12          8.11%        125       1.42x     67.64%        51.17%
                   ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE             167 / 173    $813,992,373         100%         8.16%        117       1.44X     68.57%        56.63%
                   ============ ==============  ===============

------------
(1) Current occupancy rates have been calculated herein based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A hereto.
(2) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (by Underwritten Net Cash Flow) and may therefore deviate slightly from weighted averages presented at the Mortgage Loan level in other tables herein.
(3)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                        RANGE OF CUT-OFF DATE BALANCES

                                                                                       WEIGHTED AVERAGES
                                                                   -------------------------------------------------------
                                                                               STATED
          RANGE OF          NUMBER OF   AGGREGATE      PERCENTAGE             REMAINING          CUT-OFF
        CUT-OFF DATE         LOANS/    CUT-OFF DATE  INITIAL POOL  MORTGAGE     TERM               DATE      LTV RATIO AT
          BALANCES         PROPERTIES    BALANCE       OF BALANCE    RATE     (MO.)(1)   DSCR   LTV RATIO     MATURITY(1)
-------------------------- ----------  ------------  ------------  --------   ---------  ----  -----------  --------------
$   530,000 to $ 2,000,000    51/51    $ 65,975,236        8.11%    8.41%       113      1.43x     71.15%        58.96%
$ 2,000,001 to $ 4,000,000    42/42     127,158,092       15.62     8.05%       118      1.46x     67.75%        57.85%
$ 4,000,001 to $ 6,000,000    30/31     146,779,219       18.03     8.13%       115      1.48x     67.24%        52.80%
$ 6,000,001 to $ 8,000,000    16/16     107,605,085       13.22     7.95%       123      1.48x     67.04%        53.84%
$ 8,000,001 to $15,000,000    20/21     209,259,610       25.71     7.99%       109      1.41x     70.62%        59.03%
$15,000,001 to $20,000,000     4/4       68,620,455        8.43     8.59%       114      1.55x     63.34%        52.50%
$20,000,001 to $25,685,110     4/8       88,594,677       10.88     8.52%       131      1.30x     71.14%        60.41%
                           ----------  ------------      ------
TOTAL/WEIGHTED
 AVERAGE                   167 / 173   $813,992,373         100%    8.16%       117      1.44X     68.57%        56.63%
                           ==========  ============      ======

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

    The following two tables set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the maturity dates or Anticipated Repayment Date of the Mortgage Loans. An "LTV Ratio" for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to such date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal thereof obtained in connection with the origination or acquisition, as the case may be, of such Mortgage Loan. The LTV Ratio as of the Mortgage Loan maturity dates or Anticipated Repayment Date, as the case may be, described below was calculated based on the principal balance of the related Mortgage Loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the Mortgage Loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination, and the current actual loan-to-value ratio of a Mortgage Loan may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                                     WEIGHTED AVERAGES
                                                               ------------------------------------------------------------
                                                                              STATED
                    NUMBER OF     AGGREGATE       PERCENTAGE                REMAINING             CUT-OFF
     RANGE OF        LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                 DATE      LTV RATIO AT
    LTV RATIOS     PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)    DSCR    LTV RATIO    MATURITY(1)
----------------  ------------ --------------  --------------- ----------  ----------- -------  ----------- --------------
41.63% to 49.99%       8/8       $ 46,329,471        5.69%         8.31%       127       1.81x     46.31%        38.66%
50.00% to 59.99%      21/21       105,432,287       12.95          8.01%       118       1.64x     56.39%        46.33%
60.00% to 69.99%      54/60       247,054,800       30.35          8.18%       118       1.46x     66.73%        54.61%
70.00% to 74.99%      45/45       273,653,377       33.62          8.29%       118       1.37x     73.10%        60.73%
75.00% to 79.99%      28/28       121,406,024       14.91          7.87%       102       1.30x     78.54%        69.31%
80.00% to 84.99%       7/7          8,361,506        1.03          8.51%       114       1.37x     82.16%        73.17%
85.00% to 87.07%       4/4         11,754,907        1.44          8.09%       163       1.07x     86.41%        24.19%
                  ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE            167 / 173    $813,992,373         100%         8.16%       117       1.44X     68.57%        56.63%
                  ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

            RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES

                                                                                     WEIGHTED AVERAGES
                                                               ------------------------------------------------------------
                                                                              STATED
     RANGE OF       NUMBER OF     AGGREGATE       PERCENTAGE                REMAINING             CUT-OFF
     MATURITY        LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                 DATE      LTV RATIO AT
    LTV RATIOS     PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)    DSCR    LTV RATIO    MATURITY(1)
----------------  ------------ --------------  --------------- ----------  ----------- -------  ----------- --------------
0.00% to 39.99%       14/15      $ 72,517,099        8.91%         7.91%       154       1.62x     58.34%        21.14%
40.00% to 49.99%      19/20       111,510,706       13.70          8.16%       118       1.59x     56.51%        45.84%
50.00% to 59.99%      47/51       202,289,056       24.85          8.22%       122       1.48x     67.01%        55.89%
60.00% to 64.99%      39/39       207,264,049       25.46          8.37%       117       1.38x     71.46%        62.04%
65.00% to 69.99%      25/25       132,473,233       16.27          7.99%       106       1.35x     75.19%        67.15%
70.00% to 74.99%      18/18        68,474,406        8.41          8.00%        90       1.34x     78.55%        71.83%
75.00% to 75.96%       5/5         19,463,825        2.39          7.98%        72       1.24x     81.21%        75.84%
                  ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE            167 / 173    $813,992,373         100%         8.16%       117       1.44X     68.57%        56.63%
                  ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

                     MORTGAGE LOANS BY MORTGAGE LOAN SELLER

                                                                                   WEIGHTED AVERAGES
                                                             ------------------------------------------------------------
                                                                            STATED
                  NUMBER OF     AGGREGATE       PERCENTAGE                REMAINING             CUT-OFF
    MORTGAGE       LOANS/      CUT-OFF DATE  OF INITIAL POOL   MORTGAGE      TERM                 DATE     LTV RATIO AT
  LOAN SELLER    PROPERTIES      BALANCE         BALANCE         RATE      (MO.)(1)    DSCR    LTV RATIO    MATURITY(1)
--------------  ------------ --------------  --------------- ----------  ----------- -------  ----------- --------------
Chase .........     41/45      $308,219,799        37.87%        8.40%       115       1.34x     71.23%        60.56%
Bear Stearns  .     54/56       286,893,470        35.25         7.92%       128       1.61x     63.15%        50.27%
RFMSI .........     37/37       117,797,777        14.47         8.15%       103       1.39x     70.20%        62.66%
PWRES .........     35/35       101,081,327        12.42         8.11%       105       1.35x     73.98%        55.70%
                ------------ --------------  ---------------
TOTAL/WEIGHTED
 AVERAGE.......   167 / 173    $813,992,373       100.00%        8.16%       117       1.44X     68.57%        56.63%
                ============ ==============  ===============

------------
(1)     Calculated with respect to the Anticipated Repayment Date for the ARD
        Loans.

   The foregoing characteristics, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A to this Prospectus Supplement. Certain additional information regarding the Mortgage Loans is set forth herein below under "--Chase's Underwriting Standards", "--Bear Stearns' Underwriting Standards", "--RFMSI's Underwriting Standards" and "--PWRES's Underwriting Standards" and "--Representations and Warranties; Repurchases" and in the Prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

SECTION 8 HOUSING ASSISTANCE PAYMENTS PROGRAMS

   1 of the Mortgage Loans (identified as Loan Number 127 on Annex A hereto) (the "HAP Loan"), representing approximately 0.31% of the Initial Pool Balance, is secured by a Mortgaged Property which is partially assisted on a project basis in that its owner receives Section 8 (as defined herein) housing assistance payments from HUD under a HAP Contract in respect of at least one unit and up to 100% of the total number of units in each project. A "HAP Contract", as used herein, means any housing assistance payment contract authorizing the payment of Section 8 rental subsidies by HUD to the project owner on behalf of eligible lower income tenants tied to a particular project unit (project-based). The Section 8 Housing Assistance Payments Program ("Section 8") was authorized by Congress by the United States Housing Act of 1937, as amended by the Housing and Community Development Act of 1974 (the "Housing Act") and developed by United States Department of Housing and Urban Development ("HUD") to provide rental subsidies for eligible tenant families (including single persons) residing in newly constructed, rehabilitated and existing rental and cooperative apartment projects. The rents of some of the residential units in the Mortgaged Property securing the HAP Loan are currently subsidized by HUD under the Section 8 Property Disposition Program. All such assistance is "project-based", i.e., the subsidy is committed by HUD for the assisted units of a particular Mortgaged Property for a contractually determined period. The HAP Contract with respect to the assisted Mortgaged Property is scheduled to expire in 2010, after the maturity of the HAP Loan.

   The HAP Contract specifies the number of units in a particular mortgaged property for which Section 8 assistance will be provided. Under the HAP Contract, HUD provides Section 8 rental subsidies to the project owners in an amount equal to the difference between the HUD approved rent (the "Contract Rent") for a particular assisted unit and the HUD required rental contribution from eligible tenant families. Section 8 rental subsidies are provided to project owners on behalf of families that are eligible low-income families, as determined under the Housing Act, at the time of their admission by the project owners to the program.

   In consideration for the receipt of Section 8 assistance, the HAP Contract imposes certain general obligations on the owners of assisted mortgaged properties. In general, the HAP Contract provides that a violation or the failure by the project owner to comply with any provision of the HAP Contract or any lease with project residents or the assertion or demonstration by the project owner of an intent not to perform some or all of the owner's obligations under the HAP Contract or any residential lease constitutes a default under the HAP Contract.

    HUD may in the future elect or may be required or permitted by Congress to take certain actions which could have the effect of limiting increases in Contract Rent levels or decreasing Contract Rent levels currently in effect. HUD's actions could therefore adversely affect the revenues with respect to the related Mortgaged Property and the ability of the owner of the Mortgaged Property to meet its obligations under the Mortgage Loan and to pay for necessary project expenditures, as well as the ability of the owner to refinance the Mortgage Loan. As a result, the value of the Mortgage Loan and the Mortgaged Property may decline.

UNDERWRITTEN NET CASH FLOW

   The "Underwritten Net Cash Flow" for a Mortgaged Property is the estimated annual revenue derived from the use and operation of such Mortgaged Property less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance and real estate taxes) and any applicable reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

   Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally annualized the potential rent as presented in the latest available rent roll or used the potential gross revenue received over a consecutive 12-month period or used historical operating statements for 1996. In determining other income for each Mortgaged Property, the Mortgage Loan Sellers generally relied on historical operating statements for 1996 or, if available and more recent, the other income received over a consecutive 12-month period ("Rolling 12 Months"). Operating statements were generally certified but unaudited.

   Vacancy. In determining the vacancy allowance for each Mortgaged Property (other than a Mortgaged Property improved by a hotel), the Mortgage Loan Sellers generally used the greatest of (i) the actual vacancy rate, (ii) the vacancy rate in the related sub-market, and (iii) a 5% vacancy rate. With respect to certain Mortgage Loans, the Mortgage Loan Sellers used the greater of (i) the Rolling 12 Months vacancy rate (or in certain cases, the actual 1996 vacancy rate), and (ii) a 5% vacancy rate.

   Expenses. In determining expenses for each Mortgaged Property, the Mortgage Loan Sellers relied on either historical operating statements for calendar 1996 or the Rolling 12 Months. In all cases where historical operating statements did not, in the opinion of the underwriter, reflect the true stabilized level of an expense, other data such as prior year expense levels or comparable property expenses were considered. Property management fees were generally assumed to be as follows: (i) with respect to the Mortgage Loans sold to the Depositor by Chase and Bear Stearns, the greater of (a) market rates, and (b) between 3% and 6% (on a loan-by-loan basis) of effective gross revenue; and (ii) with respect to the Mortgage Loans sold by PWRES and RFMSI to the Depositor, between 4% and 5% (on a loan-by-loan basis) of effective gross revenue. As used herein, "effective gross revenue" means underwritten rental and other income with respect to the related Mortgaged Property.

   Replacement Reserves. Replacement reserves were calculated in accordance with the expected useful life of the components of the related Mortgaged Property during the term of the Mortgage Loan, The useful life and cost of replacements were based upon estimates provided by licensed engineers pursuant to building condition reports completed for each Mortgaged Property, subject to certain minimum underwritten replacement reserves which are described under the heading "Escrow Requirements" set forth under "--Chase's Underwriting Standards", "--Bear Stearns' Underwriting Standards", "--RFMSI's Underwriting Standards" and "--PWRES's Underwriting Standards" below.

ASSESSMENTS OF PROPERTY CONDITION

   Property Inspection. All of the Mortgaged Properties were inspected or caused to be inspected during the underwriting process by the applicable Mortgage Loan Seller's professional staff or an agent of the related Mortgage Loan Seller, to assess the Mortgaged Property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves have not been established.

   Appraisals. All of the Mortgaged Properties were appraised in connection with the origination or acquisition of the related Mortgage Loans. Each such appraisal was in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

   The purpose of each appraisal was to provide an opinion as to the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of fair market value.

   Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property. See "--Representations and Warranties; Repurchases" below.

   Building Condition Reports. In connection with the origination of each Mortgage Loan, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related Mortgage Loans.

THE MORTGAGE LOAN SELLERS

   The Mortgage Loan Sellers are The Chase Manhattan Bank, Bear, Stearns Funding Inc., Residential Funding Mortgage Securities I, Inc. and Paine Webber Real Estate Securities Inc. Chase is the parent corporation of the Depositor and an affiliate of Chase Securities Inc., an Underwriter. See "The Depositor" in the Prospectus. Bear, Stearns Funding Inc. is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, a corporation organized under the laws of the State of Delaware and an affiliate of Bear, Stearns & Co. Inc., an Underwriter. Residential Funding Mortgage Securities I, Inc. is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., and an affiliate of Residential Funding Securities Corporation, a member of the Bear, Stearns & Co. Inc. selling group with respect to the Offered Certificates. PWRES is a wholly-owned subsidiary of Paine Webber Group Inc. and an affiliate of PaineWebber Incorporated, an Underwriter.

   The information set forth herein concerning each Mortgage Loan Seller and their underwriting standards has been provided by such Mortgage Loan Seller, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

   All of the Mortgage Loans were originated or acquired by the Mortgage Loan Sellers, generally in accordance with the underwriting criteria described below.

CHASE'S UNDERWRITING STANDARDS

   General. Chase has established a commercial mortgage banking group which has the authority to originate and purchase fixed-rate, first lien mortgage loans for securitization. The Chase commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals, many of whom have completed the credit training programs of Chase or its predecessors. The loan underwriting group is an integral component of the commercial mortgage banking group which also includes distinct groups responsible for loan origination, closing and servicing mortgage loans.

   Upon receipt of a loan package, Chase's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

    Loan Analysis. Generally, Chase performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower performed by Chase includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports and, if applicable, the loan payment history of the borrower. Chase also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Chase requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Chase's Technical Services Unit for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

   Loan Approval. Prior to commitment, all mortgage loans must be approved by Chase's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by Chase from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with Chase's underwriting standards.

   Debt Service Coverage Ratio and LTV Ratio. Chase's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


PROPERTY TYPE       DSCR GUIDELINE  LTV RATIO GUIDELINE
-------------       --------------  -------------------
Multifamily .......      1.20x              80%
Anchored Retail  ..      1.25x              75%
Unanchored Retail        1.25x              75%
Office ............      1.25x              75%
Industrial ........      1.25x              75%
Hotel .............      1.25x              70%
Congregate Care  ..      1.35x              75%

   The debt service coverage guidelines listed above are calculated based on Underwritten Net Cash Flow at the time of origination. In addition, Chase's underwriting guidelines generally require a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated or acquired by Chase may vary from these guidelines. See "Description of the Mortgage Pool" and "Annex A" herein.

   Escrow Requirements. Chase requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Chase are as follows:

   o TAXES - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required.

   o INSURANCE - If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required. If the property is covered by a blanket policy of insurance, Chase reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

   o REPLACEMENT RESERVES - Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

    Notwithstanding the actual level of escrowed reserves, the following minimum reserve levels were assumed by Chase in determining Underwritten Net Cash Flow:

Multifamily .........      $250 per unit
Retail ..............      $0.15 per square foot
Office ..............      $0.20 per square foot
Industrial ..........      $0.10 per square foot
Hotel ...............      4% of gross revenue
Congregate Care  ....      $250 per unit

   o COMPLETION REPAIR/ENVIRONMENTAL REMEDIATION - Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

   o RE-TENANTING/DEBT SERVICE COVERAGE - In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves were established to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants.

BEAR STEARNS' UNDERWRITING STANDARDS

   General. All of the Mortgage Loans sold to the Depositor by Bear Stearns were originated by Bear Stearns or, with respect to 3 Mortgage Loans, representing approximately 2.05% of the Initial Pool Balance, acquired from an unaffiliated originator by Bear Stearns, in each case, generally in accordance with the underwriting criteria described herein. The Bear Stearns credit underwriting team for each Mortgage Loan was comprised of Bear Stearns real estate professionals.

   Bear Stearns originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as mobile home communities located in the United States. Generally, mortgage loans funded by Bear Stearns are fixed rate loans with amortization schedules of 30 years or less.

   The underwriting team for each loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report and historical property operating statements. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. The credit of key tenants is also examined as part of the underwriting process. A member of the Bear Stearns' underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

   Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior Bear Stearns real estate professionals who may reject a mortgage loan, approve a mortgage loan, recommend further due diligence or a restructuring of the loan terms or a re-underwriting of the property cash flow.

    Debt Service Coverage Ratio and LTV Ratio. Bear Stearns' underwriting standards generally require the following minimum Debt Service Coverage Ratios and Loan to Value Ratios for each of the indicated property types:

                        DSCR      LTV RATIO
PROPERTY TYPE        GUIDELINE    GUIDELINE
------------------  ----------- -----------
Anchored Retail  ..    1.25x         75%
Unanchored Retail      1.30x         75%
Multifamily .......    1.20x         80%
Industrial ........    1.25x         75%
Office ............    1.25x         75%
Hotel .............    1.40x         70%

   The debt service coverage ratio guidelines listed above are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the Debt Service Coverage Ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination.

   Borrower. The quality and financial condition of the borrower is an important consideration to Bear Stearns and therefore a thorough investigation is performed as part of the underwriting process. Credit analysis on a borrower includes a review of historical financial statements (which are not necessarily audited), historical income tax returns for the borrowing entity and its principals, third party credit reports ordered by Bear Stearns, periodical searches, industry contacts and internal and published Bear Stearns debt and equity research. Qualitative analysis is performed through conversations with individuals and companies with whom the borrower has conducted business. Borrowers were generally required to be single asset entities.

   Escrow Requirements. Bear Stearns generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for Mortgage Loans originated by Bear Stearns are as follows:

   o TAXES AND INSURANCE -Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

   o REPLACEMENT RESERVES -Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for Bear Stearns or the following minimum amounts:

Retail ..........                  $0.15 per square foot
Multifamily .....                  $250 per unit
Industrial ......                  $0.10 per square foot
Office ..........                  $0.20 per square foot
Hotel ...........                  4% of gross revenues

   o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION - An initial deposit, upon funding of the mortgage loan, in an amount equal to no less than 100%, and as much as 125%, of the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

RFMSI'S UNDERWRITING STANDARDS

   General. The 37 Mortgage Loans sold to the Depositor by RFMSI, representing approximately 14.47% of the Initial Pool Balance, were originated by two third-party originators, neither of which is affiliated with RFMSI. The underwriting group of RFMSI is composed of seasoned real estate professionals all of whom have extensive experience with institutional investors in loan underwriting and analysis.

    RFMSI originates or acquires loans secured by retail, office, industrial, and multifamily properties located in the United States. All mortgage loans funded by RFMSI are fixed rate loans with amortization schedules of 30 years or less.

   Loan Analysis. The underwriting of each loan requires an extensive review of the related mortgaged property, including an analysis of market conditions, property rent roll, payment history, use of mortgage proceeds, and historical property operating statements. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. Borrowers generally are single asset entities and borrower analysis includes a review of tax returns as well as third party credit reports. The credit and sales performance, if applicable, of key tenants is also examined as part of the underwriting process. Site visits are conducted to confirm the occupancy levels of the property, to assess physical condition, and to determine the viability of the property and the market.

   Additionally, third party appraisals, environmental reports, and building condition reports are required for each property. These reports are reviewed by RFMSI and are incorporated into the underwriting process.

   Debt Service Coverage Ratio and LTV Ratio. RFMSI underwriting standards generally require the following minimum debt service coverage ratios and loan to value ratios for each of the indicated property types:

                        DSCR      LTV RATIO
PROPERTY TYPE        GUIDELINE    GUIDELINE
-------------       -----------  -----------
Anchored Retail  ..    1.20x         80%
Unanchored Retail      1.25x         75%
Multifamily .......    1.20x         80%
Industrial ........    1.25x         75%
Office ............    1.25x         75%

   The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination.

   Escrow Requirements. RFMSI generally requires a borrower to fund various escrows for taxes & insurance, replacement reserves and capital expenses. Generally, the required escrows for Mortgage Loans originated by RFMSI are as follows:

   o TAXES AND INSURANCE - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

   o REPLACEMENT RESERVES - Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for RFMSI or the following minimum amounts:


Retail .......... $0.10 per square foot
Multifamily ..... $250 per Unit or the per unit reserve recommended in the third-party building condition report
Industrial ...... $0.10 per square foot
Office .......... $0.20 per square foot

   o DEFERRED MAINTENANCE/ENVIRONMENTAL REMEDIATION - An initial deposit, upon funding of the mortgage loan, in an amount equal to no less than 100%, and as much as 125%, of the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.

PWRES'S UNDERWRITING STANDARDS

   General. 27 Mortgage Loans sold to the Depositor by PWRES, representing approximately 6.33% of the Initial Pool Balance, were originated by PW Real Estate Investments Inc. ("PWREI"), and 8 Mortgage Loans sold to the Depositor by PWRES, representing approximately 6.09% of the Initial Pool Balance, were originated by two third-party originators neither of which is affiliated with PWRES. The Mortgage Loans originated by PWREI and one of such originators were generally underwritten to PWRES' guidelines. With respect to 3 of such Mortgage Loans, representing approximately 1.77% of the Initial Pool Balance, PWRES applied its general guidelines to such loans provided that PWRES often relied on information provided to it by an affiliate of the originator of such Mortgage Loans without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined by PWRES not to adversely affect such Mortgage Loans in any material respect.

   PWRES's underwriting process for mortgage loans incorporates a property financial analysis, a physical condition review, and loan-to-value and debt service coverage tests.

   Financial Analysis. In underwriting a mortgage loan, PWRES examines borrower-provided property financial statements and rent rolls. Additionally, property operating history, industry data regarding the local real estate market and an independent appraisal are reviewed. If warranted, net operating income with respect to the related Mortgaged Property is adjusted (as adjusted, the "Adjusted Net Operating Income") for purposes of determining whether the mortgaged property satisfies PWRES's debt service coverage ratio requirements. Adjustments may be made for, among other items, (i) property occupancy, generally to the lesser of actual property occupancy and the occupancy rate of comparable properties in the local market, but in either case not to exceed 95%, and in the case of hotel properties, a maximum occupancy of 75%; (ii) replacement reserves, as follows, by property type:


PROPERTY TYPE             UNDERWRITTEN REPLACEMENT RESERVES
-------------             ------------------------------------------------
Multifamily............   the greater of $250 per unit or the per unit
                          reserve recommended in the third-party building
                          condition report
Retail.................   $0.15 per square foot
Office.................   $0.20 per square foot
Mobile Home Parks  ....   $50 per pad
Hotels.................   5% of underwritten total revenue

(iii) Management fees, as follows, by property type:

PROPERTY TYPE              UNDERWRITTEN MANAGEMENT FEES
-------------              -----------------------------------------------
Multifamily............    the greater of actual or 5% of underwritten
                           revenue
Retail.................    the greater of actual or 5% of underwritten
                           revenue (3% for credit tenant-leased
                           properties)
Office.................    the greater of actual or 5% of underwritten
                           revenue
Mobile Home Parks  ....    the greater of actual or 4% of underwritten
                           revenue
Hotels.................    the greater of actual or 5% of underwritten
                           revenue

and (iv) assuming that operating expenses with respect to the Mortgaged Property are equal to the greater of the actual operating expenses disclosed and expense levels based upon published industry statistics for comparable properties.

   Physical Condition Review. Each mortgaged property is inspected to determine whether it is in acceptable physical condition. The inspection includes a review of ongoing maintenance programs, common area upkeep, laundry facility condition, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review are prepared by qualified consultants. With respect to environmental matters, a Phase I environmental assessment (and where appropriate, a Phase II environmental assessment) is conducted for each mortgaged property.

   Loan-to-Value and Debt Service Coverage Tests. PWRES's financial underwriting parameters for mortgage loans are generally as follows:


PROPERTY TYPE         LTV RATIO(1)  DSCR(1)
--------------------  ------------  -------
Multifamily .........      80%       1.25x
Retail...............      75%       1.25x
Office ..............      75%       1.25x
Mobile Home Parks ...      75%       1.25x
Hotels...............      70%       1.40x
Credit Tenant
 Leases..............      90%       1.05x

------------
(1) The "LTV Ratio" and "DSCR" presented above are those calculated through PWRES's underwriting process and therefore may vary from LTV Ratios and DSCRs presented elsewhere in this Prospectus Supplement.

   Escrow Requirements. For substantially all mortgage loans, the related borrowers are required to fund various escrows for taxes, insurance, capital reserves and replacement reserves. Generally, the required escrows are as follows:

   o TAXES - Typically an initial deposit and monthly escrow deposits equal to 1/12th of annual amounts due are required.

   o INSURANCE - Typically an initial deposit and monthly escrow deposits equal to 1/12th of annual amounts due are required.

   o CAPITAL RESERVES - Capital reserves are typically based on third party reports, and are generally deposited upon the funding of the mortgage loan in an amount equal to at least 125% of the estimated cost of identified required repairs or replacements.

   o REPLACEMENT RESERVES - These accounts, which are generally required, are established at the amounts determined by an independent third-party engineer, based upon an on-site analysis, but at no less than the following amounts by property type:


PROPERTY TYPE             REPLACEMENT RESERVES
----------------------    -------------------------
Multifamily............   $250 per unit
Retail.................   $0.15 per square foot
Office.................   $0.20 per square foot
Mobile Home Parks  ....   $50 per pad
Hotels.................   5% of total revenue

   The replacement reserve escrow agreement generally requires monthly deposits equal to 1/12th of the annual amount.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each Mortgage Loan sold by such Mortgage Loan Seller, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, that:

     (i) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan;

     (ii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

      (iii) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (iv) each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property;

     (v) each related assignment of Mortgage from the Mortgage Loan Seller to the Trustee and any related reassignment of assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Trustee except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) except with respect to 1 Mortgage Loan, representing approximately 1.37% of the Initial Pool Balance, since origination, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to 73 Mortgage Loans, representing 36.59% of the Initial Pool Balance, which permit defeasance by means of substituting for the Mortgaged Property U.S. Treasury Obligations sufficient to pay the Mortgage Loans in accordance with their terms, and except with respect to 1 other Mortgage Loans, representing approximately 2.58% of the Initial Pool Balance, the terms of the related Mortgage do not provide for the release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment therefor;

     (vii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause
    (viii) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (viii) below);

     (viii) the lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property, security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the related Purchase Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy;

     (ix) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (x) to the Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property is free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and, except with respect to 1 Mortgage Loan, representing approximately 0.56% of the Initial Pool Balance, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property;

     (xi) as of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, each of the related borrowers was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations were valid and in full force and effect;

     (xii) the Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months;

     (xiii) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization feature;

     (xiv) such Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (xv) the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xvi) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xvii) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xviii) each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance (or rent loss insurance) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage or loan agreement obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

      (xix) there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Mortgage Loan Seller's knowledge, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration. Notwithstanding the foregoing, the Mortgage Loan Seller makes no representation or warranty with respect to any default, breach, violation or event of acceleration (a) that may have occurred as a result of any failure of the related borrower to comply with any "due on sale" provision contained in the related Mortgage Note or Mortgage or (b) that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller;

     (xx) no monthly payment on such Mortgage Loan has been more than 30 days delinquent from the later of the date of origination of such Mortgage Loan or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-off Date;

     (xxi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxii) a Phase I environmental report (or an update to an existing Phase I environmental report) was conducted by a reputable environmental consultant within 12 months of the origination of such Mortgage Loan, which report (or update) except with respect to 4 Mortgage Loans, representing approximately 5.15% of the Initial Pool Balance, did not indicate any material existence of any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances ("Hazardous Materials"), except for those conditions that were remediated prior to the Cut-off Date. To the best of the Mortgage Loan Seller's knowledge, except with respect to 2 Mortgage Loans, representing approximately 2.07% of the Initial Pool Balance, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority. In each Mortgage, the borrower represented and warranted that no hazardous materials exist on the related Mortgaged Property in any manner that violates federal, state or local laws, ordinances, regulations, orders or directives relating to hazardous materials. In certain instances this representation is limited to the best of borrower's knowledge. See "Risk Factors--Potential Liability to the Trust Fund Relating to a Materially Adverse Environmental Condition" herein;

     (xxiii) each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing (other than any existing Additional Debt) and each related Mortgage or loan agreement prohibits the pledge or encumbrance of the Mortgaged Property without the consent of the holder of the Mortgage Loan;

     (xxiv) the Mortgage Loan is directly secured by a Mortgage on a commercial, multifamily residential or mobile home community property, and either (1) substantially all of the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in such real property which, as of the origination date, was the sole security for such Mortgage Loan (unless the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable) or (2) the fair market value of such real property was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a) and (b) shall be made on an aggregate basis);

     (xxv) as of the date of origination of such Mortgage Loan and to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, (a) except with respect to 1 Mortgage Loan, representing approximately 2.57% of the Initial Pool Balance, each Mortgaged Property was in material compliance with all applicable laws, zoning ordinances (including legal non-conforming uses), rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and
    (b) except with respect to 11 Mortgage Loans, representing approximately 3.67% of the Initial Pool Balance, all material inspections, licenses and certificates, including certificates of occupancy, required by law, ordinance, regulation or insurance standards to be made or issued with regard to the Mortgaged Property, were issued or made and were in full force and effect, or, in the case of certificates of occupancy, an opinion of counsel or architect, or a letter from the appropriate municipal authority was delivered which provides that (A) all certificates of occupancy have been issued, or (B) no certificates of occupancy are required, or (C) there are no violations of existing building codes; and

     (xxvi) the Mortgage Loan file contains an appraisal of the related Mortgaged Property which appraisal is signed by a qualified appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, the appraisal and appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

   If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if such Mortgage Loan Seller cannot cure such breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the breach, then such Mortgage Loan Seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. Each Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than any Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if a Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any Mortgage Loan in the Mortgage Pool if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

MORTGAGED PROPERTY ACCOUNTS

   Lock Box Accounts. With respect to 24 Mortgage Loans (the "Lock Box Loans"), representing approximately 13.08% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box

Accounts") have been, or may be, established pursuant to the related loan documents, in the name of the lender into which the related property manager (or, with respect to 7 mortgage loans, representing approximately 10.42% of the Initial Pool Balance, the tenant) will be required to directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 18 of the Lock Box Loans (one of which is an ARD Loan), representing approximately 3.88% of the Initial Pool Balance, the related Lock Box Accounts were established on the origination dates of such Mortgage Loans. The terms of 3 Lock Box Loans (including 1 ARD Loan), representing approximately 3.14% of the Initial Pool Balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of certain major tenants to renew or extend their respective leases, or the failure of the related borrower to lease such premises to new tenants acceptable to the lender. Pursuant to the terms of 1 ARD Loan, representing approximately 1.23% of the Initial Pool Balance, a Lock Box Account was established at origination, and pursuant to the terms of each of the remaining 4 ARD Loans (including the ARD Loan described in the second preceding sentence), representing approximately 6.87% of the Initial Pool Balance, the related borrower will generally be required to maintain a Lock Box Account (as described under "Summary of the Mortgage Pool--General--ARD Loans" herein), from and after the date occurring three or six months prior to the related Anticipated Repayment Date if such Lock Box Account has not already been established. The agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts or the Collection Account. The Lock Box Accounts will not be assets of either REMIC.

   Cash Collateral Accounts. 17 of the Lock Box Loans, representing approximately 2.66% of the Initial Pool Balance, have or will have one or more accounts established in the name of the Servicer (the "Cash Collateral Accounts") into which funds in the related Lock Box Accounts will be swept on a regular basis. Funds in the Lock Box Accounts for Lock Box Loans which do not require Cash Collateral Accounts will be swept into the Collection Account. Each Lock Box Account or Cash Collateral Account will have sub-accounts (the "Reserve Accounts") relating to taxes, insurance, replacement reserves and similar items. Any excess over the amount necessary to fund the Monthly Payment with respect to a Lock Box Loan, the Reserve Accounts and any other amounts due under such Lock Box Loan, will be returned to the related borrower, provided that no event of default has occurred and is continuing and such Mortgage Loan is not an ARD Loan with respect to such Lock Box Loan. The Cash Collateral Accounts will not be assets of either REMIC.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account and the REO Account, if established; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

   The Depositor's Commercial Mortgage Pass-Through Certificates, Series 1997-2 (the "Certificates") will consist of the following fourteen classes (each, a "Class"): the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively herein as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates are referred to collectively herein as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to collectively herein as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively herein as the "Residual Certificates."

   Only the Class A, Class X, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class F, Class G, Class H, Class I, Class J and Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

   The "Certificate Balance" of any Class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, such Class of Certificates on such Distribution Date. The initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) is expected to be the balance set forth on the cover of this Prospectus Supplement. The Class X Certificates will not have a Certificate Balance or entitle their holders to distributions of principal.

   The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, prior to the first Distribution Date, the Cut-off Date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the Mortgage Loans. The Class F, Class G, Class H, Class I and Class J Certificates will have an aggregate initial Certificate Balance of approximately $89,539,161. The Class R and Class LR Certificates will not have Certificate Balances.

   The Offered Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $25,000 initial Certificate Balance, or in the case of the Class X Certificates, $1,000,000 initial Notional Amount, and integral multiples of $1,000 in excess thereof. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

    The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

   Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

   The Chase Manhattan Bank, 450 West 33rd Street, Structured Finance Services (MBS), 15th Floor, New York, New York 10001 will be appointed by the Trustee as paying agent (in such capacity, the "Paying Agent"). In addition, The Chase Manhattan Bank will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent"). Pursuant to the Pooling and Servicing Agreement, in the event Chase resigns or is removed as Servicer, The Chase Manhattan Bank will have the right to resign, and in certain circumstances will be removed, as Paying Agent, Certificate Registrar and/or Authenticating Agent.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   General. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

   None of the Depositor, the Servicer, the Paying Agent, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Definitive Certificates. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

   Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

   For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made by the Paying Agent, to the extent of available funds, on the 19th day of each month or, if any such 19th day is not a business day, then on the next succeeding business day, commencing in January 1998 (each, a "Distribution Date"). All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which such Distribution Date occurs. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Paying Agent and Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

   The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, Insurance and Condemnation Proceeds and Liquidation Proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

   The Paying Agent will establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent will apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described herein. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

   The Paying Agent will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Servicer will be required to deposit, in respect
of the Mortgage Loans (identified as Loan Numbers     , and      and      on
Annex A hereto, collectively, the "Withheld Loans"), an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account. The Servicer is authorized but not required to direct the investment of funds held in the Interest Reserve Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds. The Servicer will be required to bear any losses resulting from the investment of such funds.

   The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

     (a) the total amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

        (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period;

        (ii) all principal prepayments, Balloon Payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

        (iii) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

        (iv) all Prepayment Premiums and Yield Maintenance Charges;

        (v) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent such funds are on deposit in the Certificate Account or the Lower-Tier Distribution Account;

        (vi) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error; and

     (b) all P&I Advances made by the Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the Prospectus; and

     (c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement.

   The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Due Period on the business day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period. For purposes of the discussion in the Prospectus, the Due Period is also the Prepayment Period (as defined in the Prospectus).

   Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent will apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

   first, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for such Classes;

   second, (i) to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance of such Class is reduced to zero, and (ii) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A-1 Certificates on such Distribution Date) until the Certificate Balance of such Class is reduced to zero;

   third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

   fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

   seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal
Distribution Amount (or portion thereof remaining after distributions on the Class A and Class B Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

   tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B and Class C Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

   thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

    fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C and Class D Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

   sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

   nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

   twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

   twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for such Class;

    twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates to zero, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or portion thereof remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution Date), until the Certificate Balance of such Class is reduced to zero;

   thirtieth, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

   thirty-first, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

   Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

   Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (such date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A Certificates without regard to the priorities set forth above.

   Pass-Through Rates. The Pass-Through Rate applicable to each Class of Offered Certificates (other than the Class X Certificates) for any Distribution Date will equal the rate per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period. The Pass-Through Rate for the Class X Certificates (the "Class X Pass-Through Rate") for any Distribution Date will equal the excess, if any, of (a) the weighted average of the applicable Net Mortgage Rates for the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Residual Certificates), weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class X Pass-Through Rate for the first Distribution
Date is expected to be approximately     % per annum.

   The "Net Mortgage Rate" for each Mortgage Loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate.

   The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to any default rate or Revised Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Class X Certificates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (i) preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (ii) preceding the Due Date in March, will be the per annum rate stated in the related Mortgage Note.

   Interest Distribution Amount. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

    The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal
Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date.

   The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Servicer or the Trustee, as applicable, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent Balloon Payment, regardless of the timing of such late payments, except to the extent such late payments are otherwise reimbursable to the Servicer or the Trustee, as the case may be, for prior Advances.

   The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the Mortgage Loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan.

   The "Assumed Scheduled Payment" for any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

   For purposes of the foregoing definitions of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

   Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of

Mortgage Loans--Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

   For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan", "Mortgage Loans" and "Mortgage Pool" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

   On any Distribution Date, Prepayment Premiums collected during the related Due Period will be distributed by the Paying Agent to the holders of the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be distributed by the Paying Agent on the Classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Offered Certificates and
(c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class X Certificates) is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

   No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J or Residual Certificates; instead, after the Certificate Principal Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates.

    For a description of Prepayment Premiums and Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

   The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:


CLASS DESIGNATION         ASSUMED FINAL DISTRIBUTION DATE
---------------------   -----------------------------------
Class A-1 ............          December 19, 2004
Class A-2 ............          November 19, 2007
Class X ..............          August 19, 2013
Class B ..............          November 19, 2007
Class C ..............          December 19, 2007
Class D ..............          December 19, 2007
Class E ..............          December 19, 2007

   THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

   In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming all ARD Loans are prepaid on the Anticipated Repayment Date. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

   The "Rated Final Distribution Date" for each Class of Offered Certificates will be December 19, 2029, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

   The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates. Moreover, to the extent described herein, the rights of the holders of the Class J Certificates will be subordinated to the rights of the Class I Certificates, the rights of the holders of the Class J and Class I Certificates will be subordinated to the rights of the holders of the Class H Certificates, the rights of the holders of the Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class G Certificates, the rights of the holders of the Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class F Certificates, the rights of the holders of the Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class E Certificates, the rights of the holders of the Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class D Certificates, the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class C Certificates, and the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will be subordinated to the rights of the holders of the Class B Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

   Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero and then to the Class A-2 Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

   Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and the Residual Certificates) with later alphabetical Class designations.

   On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Paying Agent is to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, the Paying Agent will be required to allocate any such Collateral Support Deficit among the Classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

   In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, Nonrecoverable Advances made in respect thereof, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein, and the payment of interest on Advances and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Servicer and the Depositor" in the Prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the Prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund.

   A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.

ADVANCES

   On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (i) all Monthly Payments (net of the applicable Servicing Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent (or not advanced by any subservicer) as of the business day preceding such Servicer Remittance Date; and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make such required P&I Advance pursuant to the Pooling and Servicing Agreement.

   The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, Prepayment Premiums or Excess Interest.

   In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of such failure, the Trustee will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

   The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement. The "Prime Rate" shall be the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

   Each Distribution Date Statement delivered by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein and "Description of Certificates--Reports to Certificateholders" in the Prospectus.

APPRAISAL REDUCTIONS

   After an Appraisal Reduction Event has occurred, an Appraisal Reduction will be calculated. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as an Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum as of the Due Date occurring in the month of such Distribution Date of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer and/or for which funds have not been escrowed). Within 60 days after the Appraisal Reduction Event, the Special Servicer will be required to receive such appraisal; provided, however, that with respect to an Appraisal Reduction Event described in clause (ii), the Special Servicer will be required to receive such appraisal within the 120-day period set forth in such clause
(ii). On the first Determination Date occurring on or after the delivery of such MAI appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Paying Agent and the Trustee, the Appraisal Reduction to take into account such appraisal. In the event that the Special Servicer has not received such MAI appraisal within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Amount described in clause (ii), within 60 days following the 120-day period set forth in such clause (ii)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 35% of the current Stated Principal Balance of the related Mortgage Loan until such MAI appraisal is received. The "Determination Date" for each Distribution Date is the 13th day of the month in which such Distribution Date occurs or, if any such 13th day is not a business day, then the immediately preceding business day.

   As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date shall equal the product of (i) the applicable per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) on the Class of Certificates to which the Appraisal Reduction is allocated, and (ii) the sum of all Appraisal Reductions with respect to such Distribution Date. In addition, Appraisal Reductions will be allocated to the most subordinate Class of Certificates then outstanding (i.e., first to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) for purposes of determining Voting Rights and the identity of the Controlling Class. See "--Voting Rights" below and "Servicing of the Mortgage Loans--General" herein.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

   With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal), the cost of which shall be a Servicing Advance. Based upon such appraisal, the Special Servicer shall redetermine and report to the Paying Agent the amount of the Appraisal Reduction with respect to such Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   On each Distribution Date, the Paying Agent will be required to forward by mail to each holder of a Certificate, the Trustee, the Underwriters, the Special Servicer and certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., the Trepp Group and Charter Research Corporation), if any, a statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates in reduction of the Certificate Balance thereof; (ii) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates allocable to Distributable Certificate Interest; (iii) the aggregate amount of Advances made in respect of such Distribution Date; (iv) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the Due Period for such Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the end of the related Due Period for such Distribution Date; (vii) the number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months and (D) as to which foreclosure proceedings have been commenced;
(viii) the value of any REO Property included in the Trust Fund as of the end of the related Due Period for such Distribution Date, based on the most recent appraisal or valuation; (ix) the Available Distribution Amount for such Distribution Date; (x) the amount of the distribution on such Distribution Date to the holders of such Class of Certificates allocable to
(A) Prepayment Premiums and (B) Yield Maintenance Charges; (xi) the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date; (xii) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date; (xiii) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date; (xiv) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following such Distribution Date; (xv) the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with such Distribution Date and the total Appraisal Reduction Amounts as of such Distribution Date; (xvi) the number and related principal balances of any Mortgage Loans extended or modified during the related Due Period; (xvii) the amount of any remaining unpaid interest shortfalls for such Class as of such Distribution Date; (xviii) a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment during the related Due Period and the amount and the type of Principal Prepayment occurring; (xix) a loan-by-loan listing of any Mortgage Loan which was defeased during the related Due Period and (xx) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates. In the case of information furnished pursuant to clauses (i), (ii), (x) and (xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

   In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to the Trustee and each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (i),
(ii) and (x) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

   The Servicer will provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received such information from the borrowers pursuant to the related loan documents.

    The Pooling and Servicing Agreement requires that the Paying Agent (or the Trustee with respect to clause (f) only) make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder of an Offered Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency or any other person to whom the Paying Agent (or the Trustee, if applicable) believes such disclosure is appropriate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property, (f) copies of the Mortgage Loan documents, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Paying Agent, and (h) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent such statements and reports have been delivered to the Paying Agent. Copies of any and all of the foregoing items will be available to Certificateholders from the Paying Agent (or the Trustee with respect to clause (f) only) upon request; however, the Paying Agent (or the Trustee with respect to clause (f) only) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for enforcing all provisions of the Mortgage Loan documents relating to the submission of financial and property information.

   The Pooling and Servicing Agreement will require the Servicer and the Paying Agent, subject to certain restrictions set forth therein, to provide the reports available to Certificateholders set forth above, as well as certain other information received by the Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided that the Servicer or the Paying Agent, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information. Except as otherwise set forth in this paragraph, until such time as Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to such Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the Trustee, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Offered Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co. as nominee for DTC.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such time. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

   The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

   The Special Servicer, the Servicer, the holders of the Controlling Class and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the Trust Fund. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only Class of Certificates outstanding. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 4% of the Initial Pool Balance.

   On the final Distribution Date, the aggregate amount paid by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus), will be applied generally as described above under "Distributions--Priority."

   Any optional termination by the Special Servicer, the Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" herein.

THE TRUSTEE

   State Street Bank and Trust Company will act as Trustee of the Trust Fund. The corporate trust office of the Trustee responsible for administration of the Trust is located at Two International Place-5th Floor,

Boston, Massachusetts 02110 Attention: Corporate Trust Department, Ref. Chase Commercial Mortgage Securities Corp., Series 1997-2. In its Consolidated Report of condition as of June 30, 1997, State Street Bank and Trust Company, a Massachusetts chartered institution, and foreign and domestic subsidiaries, reported total assets of $36,097,449,000. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-year consisting of 12 30-day months (other than in respect of Mortgage Loans that are the subject of principal prepayments applied on a date other than a Due
Date) equal to 0.00575% per annum, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

   The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See "Description of the Pooling Agreements" in the Prospectus.

   Each of the Servicer (directly or through one or more subservicers) and the Special Servicer will be required to service and administer the Mortgage Loans for which it is responsible. The Mortgage Loans to be sold by Bear Stearns to the Depositor will be sub-serviced by Mellon Mortgage Company ("Mellon"). The Mortgage Loans to be sold by RFMSI to the Depositor will be sub-serviced by GMAC Commercial Mortgage Corporation ("GMACC"). The Mortgage Loans to be sold by PWRES to the Depositor will be sub-serviced by Banc One Mortgage Capital Markets L.L.C. ("Banc One"). In addition to the subservicing by Mellon, GMACC and Banc One of certain of the Mortgage Loans, the Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more affiliates so long as such delegation and/or assignment, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates as confirmed in writing by the Rating Agencies. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint subservicers with respect to any of its servicing obligations and duties.

   The Servicer and the Special Servicer will service and administer the Mortgage Loans for which each is responsible on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and mobile home community mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and mobile home community mortgage loans owned by the Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the respective Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances, whether in respect of delinquent payments of principal and/or interest or to cover certain servicing expenses; (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; and (E) any obligation of the Servicer (in its capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase a Mortgage Loan (the foregoing, collectively referred to as the "Servicing Standards").

    Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. With respect to any Mortgage Loan (i) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent, (iii) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for such a proceeding (provided that if such appointment, decree or order is stayed or discharged, or such consent revoked within 60 days such Mortgage Loan shall not be considered a Specially Serviced Mortgage Loan during such period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is reasonably foreseeable and is not likely to be cured by the borrower within 60 days, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings or (vi) as to which a default of which the Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days), the Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans". The Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

   If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least 90 days (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders.

   The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

    A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

   The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to the lesser of (a) 1% of the Initial Pool Balance or
(b) 20% of the initial Certificate Balance of such Class, in the case of the Class J Certificates, or 25% of the initial Certificate Balance of such Class, in the case of any other Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

   The Controlling Class as of the Closing Date will be the Class J
Certificates.

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

THE SERVICER

   The Chase Manhattan Bank will act as servicer (in such capacity, the "Servicer") and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of the Servicer are located at 270 Park Avenue, New York, New York 10017. As of June 30, 1997, the Servicer had a stockholder's equity of approximately $20.79 billion and was the servicer of a portfolio of multifamily and commercial mortgage loans, secured by properties located throughout the United States and totaling approximately $7.21 billion in aggregate outstanding principal amounts.

   The information set forth herein concerning the Servicer has been provided by the Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

   Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage loans. The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, and California. As of September 30, 1997, the Special Servicer and its affiliates were managing a portfolio including over 6,800 assets in most states with an original face value of over $19.9 billion, most of which are commercial real estate assets. Included in this managed portfolio are $14 billion of commercial real estate assets representing 37 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

   The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

REPLACEMENT OF THE SPECIAL SERVICER

   The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the aggregate Certificate Balance of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of 12 30-day months (other than in respect of Mortgage Loans that are the subject of principal prepayments applied on a date other than a Due Date) equal to 0.10% per annum, with respect to Mortgage Loans sold to the Depositor by Chase, 0.085% per annum, with respect to Mortgage Loans sold to the Depositor by Bear Stearns, 0.095% per annum, with respect to Mortgage Loans sold to the Depositor by RFMSI, and 0.09% per annum, with respect to 32 Mortgage Loans, representing 10.65% of the Initial Pool Balance, sold to the Depositor by PWRES, 0.13% with respect to 1 Mortgage Loan sold to the Depositor by PWRES, representing approximately 0.98% of the Initial Pool Balance, and with respect to 2 Mortgage Loans, representing 0.79% of the Initial Pool Balance, sold to the Depositor by PWRES, 0.10% per annum, and will be computed on the basis of the Stated Principal Balance of the related Mortgage Loan. As of any date of determination, the "Administrative Cost Rate" will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate, and shall equal 0.10575% with respect to Mortgage Loans sold to the Depositor by Chase, 0.09075% with respect to the Mortgage Loans sold to the Depositor by Bear Stearns, 0.10075% with respect to the Mortgage Loans sold to the Depositor by RFMSI and 0.09575% with respect to 32 Mortgage Loans, representing approximately 10.65% of the Initial Pool Balance, sold to the Depositor by PWRES, 0.13575% with respect to 1 Mortgage Loan sold to the Depositor by PWRES, representing approximately 0.98% of the Initial Pool Balance and 0.10575% with respect to 2 Mortgage Loans, representing approximately 0.79% of the Initial Pool Balance, sold to the Depositor by PWRES. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) a percentage of all assumption and modification fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account and the Distribution Accounts in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent such interest is not required to be paid to the related borrowers. The Servicer will be obligated to pay the annual fees of each Rating Agency.

   In the event that any of the Mortgage Loans sold to the Depositor by RFMSI is the subject of a voluntary prepayment of principal during the 90-day or 180-day period, as applicable, preceding the maturity date thereof, and such prepayment occurs on a date other than the related Due Date, such prepayment will result in an interest shortfall (a "Prepayment Interest Shortfall"), since the related borrower is only required to pay interest on the amount prepaid through the date of prepayment. On the Distribution Date occurring in the month following the month in which such a prepayment occurs, the subservicer of such Mortgage Loans will be required to deposit in the Certificate Account from its own funds an amount equal to the lesser of (x) the amount of the total Prepayment Interest Shortfalls for such month and (y) the amount of its servicing compensation with respect to such month. No party will be required to deposit such funds if such subservicer fails to do so. Any excess of the aggregate Prepayment Interest Shortfalls with respect to a Distribution Date over the amount of such subservicer's servicing compensation for the preceding month will result in a shortfall in the Available Distribution Amount which shortfall will be allocated to the Classes of Certificates in inverse order of seniority.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special

Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments, and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of a percentage of all assumption fees, extension fees and modification fees received on or with respect to Mortgage Loans and all assumption fees, extension fees and modification fees received on or with respect to Specially Serviced Mortgage Loans, except for those such fees to which the Servicer is entitled as described above. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent such amounts are not needed to pay interest on Advances. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

   Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Pool in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

   As and to the extent described herein under "Description of the Certificates--Advances," the Servicer will be entitled to receive interest on Advances, such interest to be paid contemporaneously with the reimbursement of the related Advance.

   Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any subservicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" herein and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

MAINTENANCE OF INSURANCE

   To the extent permitted by the related Mortgage Loan and required by the Servicing Standards, the Servicer will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Servicing Standards), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related Mortgage Loan documents. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage Loan), and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the Servicing Standards. The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (i) an amount necessary to avoid the application of any co-insurance clause and (ii) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the Mortgage Loans and REO Properties. Any losses incurred with respect to Mortgage Loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining any such required insurance or other earthquake insurance obtained by the Special Servicer shall be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

   Such costs may be recovered by the Servicer from reimbursements received from the borrower or, if the borrower does not pay such amounts, as Servicing Advances as set forth in the Pooling and Servicing Agreement.

   No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

   The Special Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan; provided, however, that, no such extension entered into by the Special Servicer shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate; and provided further that, if such extension would extend the maturity date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or in certain circumstances the Servicer) may not waive, modify or amend any provision of a Mortgage Loan which is not in default or as to which default is not reasonably foreseeable except for (i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (ii) any waiver, modification or amendment that would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Special Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute such a "significant modification."

   If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use its best efforts to the extent possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date.

   The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

     (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the expiration of such leasehold;

     (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any Class of Certificates (other than the Class X Certificates); or

     (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Rate and (B) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of such Specially Serviced Mortgage Loan.

   In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes.

   The Special Servicer or the Servicer, as the case may be, will notify each other, the Rating Agencies and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans-Environmental Risks" in the Prospectus.

   The Pooling and Servicing Agreement grants to the Servicer and the Special Servicer a right of first refusal to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund longer than such period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code
Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

    Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool--Net Income from Foreclosure Property" in the Prospectus.

   To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon and (iii) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest thereon) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (ii) the Servicer determines that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Servicer will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 1998; provided, however, that if the Servicer has a reasonable basis to believe that the DSCR with respect to any Mortgage Loan has decreased by 25% or more from the DSCR as of the Cut-off Date, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the cost of which inspection shall be a Servicing Advance). The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any waste committed thereon.

   With respect to each Mortgage Loan that requires the borrower to deliver such statements, the Special Servicer or the Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

   Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" herein.

CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

   The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) in the case of the Servicer only, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer (or the Special Servicer's officers and directors), the Depositor or any director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer (or the Special Servicer's officers and directors), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of reckless disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

   In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account therefor.

   Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

   Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

   "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer on the day and by the time such remittance is required to be made under the terms of the Pooling and Servicing Agreement; (ii) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; (iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations; and (v) the Trustee shall have received written notice from either Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (B) such change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus), (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding or (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; (iii) the aggregate amount of distributions on such Certificate and (iv) the aggregate amount of Collateral Support Deficit amounts allocated to the Class of Offered Certificates.

   Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this Prospectus Supplement. See "Description of the Certificates" herein.

   Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrower under an ARD Loan may have certain incentives to prepay the Mortgage Loan on the related Anticipated Repayment Date, there can be no assurance that the borrower under any ARD Loan will be able to prepay such Mortgage Loan on the related Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to related borrower's failure to pay Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the scheduled maturity of the related Mortgage Loan. See "Risk Factors--Risks Associated with Balloon Payments and ARD Loans" herein.

   Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. In general, the Class X Certificates will be extremely sensitive to the rate of principal prepayments, principal losses and interest rate reductions due to modifications on the Mortgage Loans. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne by the holders of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of such Class of Certificates. In the event of the reduction of the Certificate Balances of all such Classes of Certificates to zero, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the Mortgage Loans voluntary prepayments are subject to Lockout Periods and/or Prepayment Premium Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

    Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 18 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

   Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

   The weighted average life of an Offered Certificate (other than the Class X Certificates) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

   The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others: (i) scheduled monthly payments of principal and/or interest on the Mortgage Loans, in each case prior to any prepayment of the Mortgage Loan, will be timely received (with no defaults) and will be distributed on the 19th day of each month commencing in January 1998; (ii) the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate; (iii) the monthly principal and interest payment due for each Mortgage Loan on the first Due Date following the Cut-off Date will continue to be due on each Due Date until maturity or the Anticipated Repayment Date, as the case may be, except in the case of the Mortgage Loans whose borrower affiliations are designated as "Cardinal" in Annex A, which Mortgage Loans are assumed to amortize in accordance with the amortization schedules set forth in Annex A after an interest only period of approximately 36 months from origination and the Mortgage Loan (identified as Loan Number 2 on Annex A hereto), which Mortgage Loan is assumed to amortize in accordance with the amortization schedules set forth on Annex A after an interest only period of approximately 120 months from origination; (iv) any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable Lockout Period at the respective levels of CPR set forth in the tables; (v) the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the Trust Fund; (vi) no Prepayment Premiums or Yield Maintenance Charges are included in any allocations or calculations; (vii) any principal prepayments received on the Mortgage Loans are prepayments in full; (viii) the Closing Date is December 18, 1997 and (ix) all ARD Loans prepay on the Anticipated Repayment Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates (other than the Class X Certificates) may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Balance of such Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                 0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------------------------  ---------- ---------  ---------- ---------  ----------
INITIAL PERCENT ..................       100       100         100       100         100
DECEMBER 19, 1998 ................        95        95          94        93          93
DECEMBER 19, 1999 ................        90        88          86        84          82
DECEMBER 19, 2000 ................        83        77          71        65          59
DECEMBER 19, 2001 ................        72        59          47        35          23
DECEMBER 19, 2002 ................        56        38          20         4           0
DECEMBER 19, 2003 ................        42        18           0         0           0
DECEMBER 19, 2004 ................         0         0           0         0           0
DECEMBER 19, 2005 ................         0         0           0         0           0
DECEMBER 19, 2006 ................         0         0           0         0           0
DECEMBER 19, 2007 ................         0         0           0         0           0
DECEMBER 19, 2008 ................         0         0           0         0           0
WEIGHTED AVERAGE LIFE (YEARS)(A)         5.0       4.3         3.7       3.4         3.1
ESTIMATED FIRST PRINCIPAL ........   1/19/98   1/19/98     1/19/98   1/19/98     1/19/98
ESTIMATED MATURITY ...............  12/19/04   8/19/04    10/19/03   2/19/03    10/19/02

------------
(A) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                0% CPR    3% CPR   6% CPR    9% CPR   12% CPR
---------------------------------  -------- --------  -------- --------  --------
INITIAL PERCENT .................      100      100       100      100       100
DECEMBER 19, 1998 ...............      100      100       100      100       100
DECEMBER 19, 1999 ...............      100      100       100      100       100
DECEMBER 19, 2000 ...............      100      100       100      100       100
DECEMBER 19, 2001 ...............      100      100       100      100       100
DECEMBER 19, 2002 ...............      100      100       100      100        94
DECEMBER 19, 2003 ...............      100      100        98       88        79
DECEMBER 19, 2004 ...............      100       87        76       66        57
DECEMBER 19, 2005 ...............       96       81        69       57        48
DECEMBER 19, 2006 ...............       92       75        61       49        39
DECEMBER 19, 2007 ...............        0        0         0        0         0
DECEMBER 19, 2008 ...............        0        0         0        0         0
WEIGHTED AVERAGE LIFE (YEARS)(A)       9.5      9.1       8.7      8.2       7.8
ESTIMATED FIRST PRINCIPAL ....... 12/19/04  8/19/04  10/19/03  2/19/03  10/19/02
ESTIMATED MATURITY .............. 11/19/07 10/19/07  10/19/07 10/19/07  10/19/07

------------
(A) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                0% CPR   3% CPR    6% CPR   9% CPR   12% CPR
---------------------------------  -------- --------  -------- --------  --------
INITIAL PERCENT ..................      100      100       100      100       100
DECEMBER 19, 1998 ................      100      100       100      100       100
DECEMBER 19, 1999 ................      100      100       100      100       100
DECEMBER 19, 2000 ................      100      100       100      100       100
DECEMBER 19, 2001 ................      100      100       100      100       100
DECEMBER 19, 2002 ................      100      100       100      100       100
DECEMBER 19, 2003 ................      100      100       100      100       100
DECEMBER 19, 2004 ................      100      100       100      100       100
DECEMBER 19, 2005 ................      100      100       100      100       100
DECEMBER 19, 2006 ................      100      100       100      100       100
DECEMBER 19, 2007 ................        0        0         0        0         0
DECEMBER 19, 2008 ................        0        0         0        0         0
WEIGHTED AVERAGE LIFE (YEARS)(A)        9.9      9.9       9.8      9.8       9.8
ESTIMATED FIRST PRINCIPAL ........ 11/19/07 10/19/07  10/19/07 10/19/07  10/19/07
ESTIMATED MATURITY ............... 11/19/07 11/19/07  11/19/07 10/19/07  10/19/07

------------
(A) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                 0% CPR     3% CPR      6% CPR     9% CPR     12% CPR
---------------------------------  ---------- ----------  ---------- ----------  ----------
Initial Percent ..................       100        100         100        100         100
December 19, 1998 ................       100        100         100        100         100
December 19, 1999 ................       100        100         100        100         100
December 19, 2000 ................       100        100         100        100         100
December 19, 2001 ................       100        100         100        100         100
December 19, 2002 ................       100        100         100        100         100
December 19, 2003 ................       100        100         100        100         100
December 19, 2004 ................       100        100         100        100         100
December 19, 2005 ................       100        100         100        100         100
December 19, 2006 ................       100        100         100        100         100
December 19, 2007 ................         0          0           0          0           0
December 19, 2008 ................         0          0           0          0           0
Weighted Average Life (Years)(A)        10.0        9.9         9.9        9.9         9.9
Estimated First Principal ........  11/19/07   11/19/07    11/19/07   10/19/07    10/19/07
Estimated Maturity ...............  12/19/07   12/19/07    11/19/07   11/19/07    11/19/07

------------
(A) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                 0% CPR     3% CPR      6% CPR     9% CPR     12% CPR
---------------------------------  ---------- ----------  ---------- ----------  ----------
Initial Percent ..................       100        100         100        100         100
December 19, 1998 ................       100        100         100        100         100
December 19, 1999 ................       100        100         100        100         100
December 19, 2000 ................       100        100         100        100         100
December 19, 2001 ................       100        100         100        100         100
December 19, 2002 ................       100        100         100        100         100
December 19, 2003 ................       100        100         100        100         100
December 19, 2004 ................       100        100         100        100         100
December 19, 2005 ................       100        100         100        100         100
December 19, 2006 ................       100        100         100        100         100
December 19, 2007 ................         0          0           0          0           0
December 19, 2008 ................         0          0           0          0           0
Weighted Average Life (Years)(A)        10.0       10.0        10.0       10.0        10.0
Estimated First Principal ........  12/19/07   12/19/07    11/19/07   11/19/07    11/19/07
Estimated Maturity ...............  12/19/07   12/19/07    12/19/07   12/19/07    12/19/07

------------
(A) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class D Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:


DATE                                 0% CPR     3% CPR      6% CPR     9% CPR     12% CPR
---------------------------------  ---------- ----------  ---------- ----------  ----------
Initial Percent ..................       100        100         100        100         100
December 19, 1998 ................       100        100         100        100         100
December 19, 1999 ................       100        100         100        100         100
December 19, 2000 ................       100        100         100        100         100
December 19, 2001 ................       100        100         100        100         100
December 19, 2002 ................       100        100         100        100         100
December 19, 2003 ................       100        100         100        100         100
December 19, 2004 ................       100        100         100        100         100
December 19, 2005 ................       100        100         100        100         100
December 19, 2006 ................       100        100         100        100         100
December 19, 2007 ................         0          0           0          0           0
December 19, 2008 ................         0          0           0          0           0
Weighted Average Life (Years)(A)        10.0       10.0        10.0       10.0        10.0
Estimated First Principal ........  12/19/07   12/19/07    12/19/07   12/19/07    12/19/07
Estimated Maturity ...............  12/19/07   12/19/07    12/19/07   12/19/07    12/19/07

------------
(A) The weighted average life of the Class E Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class E Certificates.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

   The yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

   ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE SERVICER, THE HOLDERS OF THE CONTROLLING CLASS OR THE HOLDERS OF THE CLASS LR CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" HEREIN.

   The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

    The table below has been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" above and on the assumptions described in clauses (i) through (ix) on pages S-101 and S-102 and with the assumed respective purchase prices (as a percentage of the initial Notional Amount of the Class X Certificates) of the Class X Certificates set forth in the table, plus accrued interest thereon from December 1, 1997 to the Closing Date.

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                         OF THE CLASS X CERTIFICATES


      ASSUMED
  PURCHASE PRICE      0% CPR     3% CPR      6% CPR     9% CPR     12% CPR
------------------  ---------- ----------  ---------- ----------  -----------




   There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver its opinion that, assuming (i) the making of appropriate elections, (ii) compliance with the provisions of the Pooling and Servicing Agreement and (iii) compliance with applicable changes in the Code, including the REMIC Provisions, for federal income tax purposes, the Trust Fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (ii) the Class R and Class LR Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The Offered Certificates are "Regular Certificates" as defined in the Prospectus.

   Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class [A-1, Class A-2, Class B and Class C] Certificates will be issued at a premium and that the Class [D and Class E] Certificates will be issued with de minimis OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether such OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the Prospectus.

   Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average of the Pass-Through Rates changes in accordance with the Prepayment Assumption) over their issue price (including accrued interest). Any "negative" amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. See "Certain Federal Income Taxes--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described herein under "Description of the Certificates--Allocation of Prepayment Premiums and Yield Maintenance Charges." It is not entirely clear under the Code when the amount of Prepayment Premiums or Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It appears that Prepayment Premiums and Yield Maintenance Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

   The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care" to the extent such loans are secured by multifamily properties and mobile home communities or congregate care facilities, respectively. As of the Cut-off Date, Mortgage Loans secured by multifamily properties represented approximately 28.92% of the Initial Pool Balance; the Mortgage Loan secured by a mobile home community represented approximately 0.64% of the Initial Pool Balance; and the Mortgage Loans secured by congregate care facilities represented approximately 0.46% of the Initial
Pool Balance. See "Certain Federal Income Tax Consequences--Federal Income
Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the Prospectus.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among Chase Securities Inc., Bear, Stearns & Co. Inc. and PaineWebber Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.


CLASS             CHASE SECURITIES INC.     BEAR, STEARNS & CO. INC.      PAINEWEBBER INCORPORATED
--------------  ------------------------- ----------------------------  ----------------------------
Class A-1 .....
Class A-2 .....
Class B .......
Class C .......
Class D .......
Class E .......
Class X .......

   Residential Funding Securities Corporation will act as a member of the Bear, Stearns & Co. Inc. selling group.

   In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters, and the Mortgage Loan Sellers and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor, estimated to
be approximately $   , will be   % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from the Cut-off Date. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

   Chase Securities Inc. is an affiliate of the Depositor and Chase, one of the Mortgage Loan Sellers which is also acting as the Servicer.

   Bear, Stearns & Co. Inc. is an affiliate of Bear Stearns, one of the Mortgage Loan Sellers.

   PaineWebber Incorporated is an affiliate of PWRES, one of the Mortgage Loan Sellers.

   Residential Funding Securities Corporation is an affiliate of RFMSI, one of the Mortgage Loan Sellers.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

   If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by Chase Securities Inc. in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft. Cadwalader, Wickersham & Taft performs legal services from time to time for Chase Securities Inc. and PaineWebber Incorporated, two of the Underwriters.

                                    RATING

   It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by S&P and Fitch:


CLASS         S&P     FITCH
---------  -------- ---------
A-1 ......    AAA       AAA
A-2 ......    AAA       AAA
X ........     *        AAA
B ........    AA        AA
C ........     A         A
D ........    BBB       BBB
E.........    BBB-      BBB-

------------
*  Will not be rated by S&P.

   A securities rating on mortgage pass-through certificates addresses the likelihood of the receipt by holders thereof of payments to which they are entitled. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood or frequency of prepayments (whether voluntary or involuntary) on the Mortgage Loans. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, payment of Excess Interest, or whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors. Fitch's rating on the Class X Certificates does not address the possibility that Certificateholders might suffer a lower than anticipated yield or that if there is a rapid rate of principal payments (including voluntary and involuntary prepayments) or principal losses on the Mortgage Loans, investors in such Class of Certificates could fail to recover their initial investment.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Fitch or S&P.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

   None of the Offered Certificates will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties.

   The Depositor makes no representation as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of ERISA, or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   The U.S. Department of Labor has issued to Chase Securities Inc., Bear, Stearns & Co. Inc., and PaineWebber Incorporated individual prohibited transaction exemptions, PTE 90-33, 55 Fed. Reg. 23, 151 (June 6, 1990), PTE 90-30, 55 Fed. Reg. 21,461 (May 24, 1990) and PTE 90-36, 55 Fed. Reg. 25,903
(June 25, 1990), respectively (collectively, the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Underwriter, provided that certain conditions set forth in the Exemptions are satisfied.

   The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch. Fourth, the

Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Because the Class A and Class X Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by S&P and Fitch, and it is a condition of the issuance of the Class X Certificates that they be rated no lower than "AAA" by Fitch. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of such purchase the Class A or Class X Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

   The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P's, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

   If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

    Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

   Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Laws. See "ERISA Considerations" in the Prospectus. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

   Because the characteristics of the Subordinate Offered Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. In no event may any transfer of a Subordinate Offered Certificate or any interest therein be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and the related excise tax provisions of
Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriters, any sub-servicer and any borrower with respect to the Mortgage Loans that the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the Prospectus. Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

   The sale of Certificates to a Plan is in no respect a representation by the Depositor or Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

Additional Debt                            S-28, S-37
Additional Rights                                S-39
Adjusted Net Operating Income                    S-62
Administrative Cost Rate                         S-90
Advances                                   S-21, S-80
Affiliate Debt                             S-28, S-37
Anticipated Repayment Date                 S-15, S-39
Appraisal Reduction                              S-81
Appraisal Reduction Amount                       S-82
Appraisal Reduction Event                        S-81
ARD Loans                                  S-15, S-29,
                                                 S-39
Asset Status Report                              S-88
Assumed Final Distribution Date                  S-78
Assumed Scheduled Payment                        S-76
Authenticating Agent                             S-70
Available Distribution Amount              S-18, S-72
Balloon Payment                                  S-15
Balloon Payments                                 S-29
Banc One                                         S-87
Base Interest Fraction                           S-77
Bear Stearns                                     S-10
Cash Collateral Accounts                         S-68
Casualty or Condemnation Rights                  S-39
Certificate Account                              S-71
Certificate Balance                         S-4, S-69
Certificate Owner                                S-11
Certificate Registrar                            S-70
Certificates                                  1, S-69
Chase                                            S-10
Class                                         1, S-69
Class A Certificates                          1, S-69
Class X Pass-Through Rate                        S-75
Closing Date                                        1
CMBS                                             S-89
Code                                             S-25
Collateral Support Deficit                 S-22, S-79
Constant Prepayment Rate                        S-101
Contract Rent                                    S-55
Controlling Class                                S-89
Controlling Class Certificateholder              S-89
Corrected Mortgage Loan                          S-88
CPR                                       S-23, S-101
Credit Lease                                     S-38
Credit Lease Assignment                          S-38
Credit Lease Default                             S-39
Credit Lease Loans                               S-38
Credit Lease Property                            S-39
Cross-Over Date                                  S-75
Cut-off Date                                      S-3
Cut-off Date Balance                             S-37
DCR                                             S-110
Debt Service Coverage Ratio                      S-52
Defeasance Date                                  S-46
Definitive Certificate                           S-11
Determination Date                               S-82
Directing Certificateholder                      S-88
Distributable Certificate Interest         S-18, S-76
Distribution Accounts                            S-71
Distribution Date                           S-4, S-71
Distribution Date Statement                      S-83
DSCR                                             S-52
DTC                                                 1
Due Date                                         S-15
Due Period                                       S-72
effective gross revenue                          S-56
ERISA                                            S-25
ERISA Plan                                      S-110
Events of Default                                S-97
Excess Interest                            S-16, S-39
Excluded Plan                                   S-111
Exemptions                                S-25, S-110
FIRREA                                           S-57
Fitch                                       S-3, S-24
Form 8-K                                         S-47
GMACC                                            S-87
HAP Contract                                     S-55
HAP Loan                                         S-55
Hazardous Materials                              S-66
Housing Act                                      S-55
HUD                                              S-55
Initial Pool Balance                              S-3
Initial Rate                                     S-39
Interest Accrual Period                           S-4
Interest Distribution Amount               S-18, S-75
Interest Reserve Account                         S-72
IRS                                              S-94
Liquidation Fee                                  S-91
Liquidation Fee Rate                             S-91
LNR                                              S-89
Lock Box Accounts                                S-67
Lock Box Loans                                   S-67
Lockout Defeasance Loans                         S-46

Lockout Period                                   S-40
Lower-Tier Distribution Account                  S-71
Lower-Tier Regular Interests                     S-18
Lower-Tier REMIC                     S-3, S-18, S-106
LTV Ratio                                        S-54
Maintenance Rights                               S-39
Mellon                                           S-87
Monthly Payments                                 S-15
Monthly Rental Payments                          S-38
Moody's                                         S-110
Mortgage                                         S-37
Mortgage Loan Seller                             S-10
Mortgage Loans                                    S-3
Mortgage Note                                    S-37
Mortgage Pool                                     S-3
Mortgage Rate                                    S-75
Mortgaged Property                         S-12, S-37
Negative Adjustment                             S-107

                                     S-113

Net Mortgage Rate                                      S-75
Non-Lockout Defeasance Loans                           S-46
Non-Offered Certificates                         S-17, S-69
Non-Offered Subordinate Certificates                   S-79
Nonrecoverable Advance                                 S-81
Nonrecoverable Advances                                S-21
Notional Amount                             S-4, S-17, S-69
Offered Certificates                                1, S-69
OID                                                    S-23
Pass-Through Rate                                       S-4
Paying Agent                                           S-70
Percentage Interest                                    S-69
P&I Advance                                            S-80
P&I Advances                                           S-21
Plan                                            S-25, S-110
Pooling and Servicing Agreement                        S-17
Prepayment Assumption                                 S-106
Prepayment Interest Shortfall                          S-90
Prepayment Premium Period                              S-40
Prepayment Premiums                                    S-40
Primary Term                                           S-38
Prime Rate                                             S-81
Principal Distribution Amount                          S-76
Principal Shortfall                                    S-76
Principal Window                                        S-6
Purchase Agreement                                     S-11
Purchase Price                                         S-67
PWREI                                                  S-62
PWRES                                                  S-10
Rated Final Distribution Date                          S-78
Record Date                                            S-71
Regular Certificates                                  S-106
Reimbursement Rate                                     S-81
Related Proceeds                                       S-81
REMIC                                      S-3, S-18, S-106
REMIC Pool                                              S-3
REMIC Provisions                                      S-106
REO Account                                            S-92
REO Loan                                               S-77
REO Property                                           S-88
Reserve Accounts                                       S-68
Residual Certificates                               1, S-69
Restricted Group                                      S-111
Revised Rate                                           S-39
RFMSI                                                  S-10
Rolling 12 Months                                      S-56
Rules                                                  S-70
Scheduled Principal Distribution Amount                S-76
Section 8                                              S-55
Senior Certificates                                 1, S-69
Servicer                                               S-89
Servicer Remittance Date                               S-80
Servicing Advances                               S-21, S-80
Servicing Fee                                          S-90
Servicing Fee Rate                                     S-90
Servicing Standards                                    S-87
Similar Law                                     S-25, S-110
SMMEA                                S-25, S-110, S-3, S-24
Special Servicing Fee                                  S-90
Special Servicing Fee Rate                             S-91
Specially Serviced Mortgage Loans                      S-88
SSP                                                    S-35
Stated Principal Balance                               S-76
Subordinate Certificates                            1, S-69
Subordinate Lender                                     S-38
Subordinate Offered Certificates                    1, S-69
Tenant                                                 S-38
Trust Fund                                              S-3
Trustee Fee                                            S-86
Trustee Fee Rate                                       S-86
Underwriters                                 1, S-25, S-108
Underwriting Agreement                                S-108
Underwritten Net Cash Flow                             S-56
Unscheduled Principal Distribution Amount              S-76
Upper-Tier Distribution Account                        S-71
Upper-Tier REMIC                           S-3, S-18, S-106
Voting Rights                                          S-84
Weighted Average Life                                   S-6
Withheld Amounts                                       S-72
Withheld Loans                                         S-72
Workout Fee                                            S-91
Workout Fee Rate                                       S-91
Yield Maintenance Charge                               S-41
Yield Maintenance Period                               S-40
Yield Rate                                             S-41
Zoning Laws                                            S-35


                                   Disclaimer

Prospective investors are advised to read carefully, and should rely solely on, the final prospectus supplement ("Prospectus Supplement") and prospectus ("Prospectus") relating to the Certificates referred to below in making their investment decision.

The information contained in this diskette is all of the information set forth on Annex A to the Preliminary Prospectus Supplement dated November 17, 1997 to the Prospectus dated November 17, 1997 (collectively, the "Preliminary Prospectus"), relating to the Chase Commercial Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 1997-2 (the "Certificates") and should be reviewed only in conjunction with a careful review of the Preliminary Prospectus. Such information does not include any information relating to the structure of the Certificates and does not include all relevant information relating to the underlying mortgage loans. Such information is set forth in the Preliminary Prospectus, and particular attention should be paid to the risks and special considerations associated with an investment in the Certificates described in the Preliminary Prospectus. The information contained in this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value.

Any information contained in this diskette will be more fully described in the Prospectus. Prior to making any investment decision, a prospective investor shall receive and should carefully review the Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

                                             LOAN CHARACTERISTICS
                                                    ANNEX A

                                                % OF INITIAL        # OF        MORTGAGE LOAN       ORIGINAL
 ID     PROPERTY NAME                           POOL BALANCE     PROPERTIES      SELLER (1)          BALANCE
--------------------------------------------------------------------------------------------------------------
1       137 Newbury Street                          0.86%            1       Chase                 $7,000,000
2       1430 Mass Avenue                            0.81%            1       Bear Stearns           6,575,000
3       200 Varick Street                           3.16%            1       Chase                 25,800,000
4       2053 Central Avenue                         0.12%            1       RFMSI                    990,000
5       210 West Washington Square                  0.55%            1       Chase                  4,500,000
--------------------------------------------------------------------------------------------------------------
6       25 Industrial Park Road                     0.15%            1       RFMSI                  1,230,000
7       270 Lafayette Street                        1.15%            1       Bear Stearns           9,350,000
8       6000 Stevenson Retail Center                1.86%            1       Bear Stearns          15,200,000
9       623 Broadway                                0.36%            1       Bear Stearns           2,935,000
10      66 Newtown Lane                             0.39%            1       Bear Stearns           3,150,000
--------------------------------------------------------------------------------------------------------------
11      68 Moulton Street                           0.23%            1       PWRES                  1,866,000
12      United Way Building                         0.47%            1       RFMSI                  3,800,000
13      80 Field Point Road                         0.43%            1       Chase                  3,500,000
14      Acme/Riser                                  1.35%            2       Bear Stearns          11,000,000
14a       Acme 55                                   0.93%            1                              7,600,000
14b       Riser Foods                               0.42%            1                              3,400,000
--------------------------------------------------------------------------------------------------------------
15      All Pak Container                           0.63%            1       Bear Stearns           5,100,000
16      Alvarado Medical Plaza III                  0.79%            1       Chase                  6,400,000
17      Anchor Down Mobile Home Park                0.27%            1       PWRES                  2,180,000
18      Applegate II                                0.07%            1       PWRES                    530,000
19      Arbors Apartments                           0.52%            1       RFMSI                  4,250,000
--------------------------------------------------------------------------------------------------------------
20      Ashford Hill                                0.17%            1       PWRES                  1,400,000
21      Ashford Place Apartments                    0.45%            1       RFMSI                  3,650,000
22      Ashgrove Calhoun                            0.10%            1       PWRES                    839,775
23      Ashgrove Franklin                           0.16%            1       PWRES                  1,262,250
24      Asian Mall                                  0.61%            1       PWRES                  5,000,000
--------------------------------------------------------------------------------------------------------------
25      Banana Republic                             0.43%            1       Chase                  3,500,000
26      Baywood Apartments                          0.32%            1       Chase                  2,640,000
27      Bearss Shopping Center                      0.18%            1       Bear Stearns           1,500,000
28      Best Western MacArthur Hotel                0.70%            1       Chase                  5,700,000
29      Blossom Centre                              0.44%            1       RFMSI                  3,555,000
--------------------------------------------------------------------------------------------------------------
30      Blossom Corners Apartments II               0.14%            1       RFMSI                  1,130,000
31      Borders Apartments                          0.75%            1       Bear Stearns           6,100,000
32      Brookview Apartments                        0.35%            1       PWRES                  2,844,000
33      Brownsville Square Shopping Center          0.09%            1       RFMSI                    700,000
34      Caldor Plaza                                1.66%            1       Chase                 13,500,000
--------------------------------------------------------------------------------------------------------------
35      Carbon Plaza                                0.75%            1       RFMSI                  6,150,000
36      Carlyle Place Apartments                    0.46%            1       Chase                  3,760,000
37      Castlebrook Apartments                      1.35%            1       Chase                 11,000,000
38      Cedargate II                                0.14%            1       PWRES                  1,160,000
39      Central Bergen Properties                   1.23%            1       Bear Stearns          10,000,000
--------------------------------------------------------------------------------------------------------------
40      Cerritos South Cerritos Center              0.49%            1       Bear Stearns           4,000,000
41      Cherryvale Plaza Shopping Center            0.54%            1       Bear Stearns           4,400,000
42      Chevy Chase Downs Apartments                0.74%            1       Chase                  6,080,000
43      Colonial Park                               2.57%            1       Chase                 21,000,000
44      Comfort Suites Atlanta                      0.75%            1       Chase                  6,155,000
--------------------------------------------------------------------------------------------------------------
45      Como West Apartments                        0.63%            1       Chase                  5,100,000
46      Cottages at White Bear                      0.29%            1       PWRES                  2,400,000
47      Coulter Forum Shopping Center               0.18%            1       Bear Stearns           1,500,000
48      Courtyard Business Center                   0.37%            1       Bear Stearns           3,021,000
49      Courtyard Distribution Cntr.                0.29%            1       Bear Stearns           2,400,000
--------------------------------------------------------------------------------------------------------------
50      Dacra Washington                            0.51%            1       Chase                  4,150,000
51      Daniel Court                                0.29%            1       PWRES                  2,342,000
52      Davie Square Shopping Center                0.44%            1       RFMSI                  3,600,000
53      Days Inn - Jacksonville                     0.24%            1       PWRES                  1,950,000
54      Days Inn Bloomington West                   0.57%            1       Bear Stearns           4,640,000
--------------------------------------------------------------------------------------------------------------
55      De La Guerra Court Offices                  0.48%            1       RFMSI                  3,900,000
56      Deer Creek Village Apartments               1.23%            1       Bear Stearns          10,050,000
57      Deer Valley Industrial Park                 0.15%            1       RFMSI                  1,238,000
58      Dela Park                                   0.24%            1       Bear Stearns           1,950,000
59      Dela Plaza Shopping Center                  0.37%            1       Bear Stearns           3,000,000
--------------------------------------------------------------------------------------------------------------
60      Eastpointe Apartments                       0.29%            1       Bear Stearns           2,400,000
61      Ellsberry Court Apartments                  0.10%            1       Bear Stearns             785,000
62      Esquire Apartments                          0.37%            1       Bear Stearns           3,015,000
63      Fiesta Village                              0.37%            1       PWRES                  3,000,000
64      Fontana Auto Center                         0.20%            1       RFMSI                  1,670,000
--------------------------------------------------------------------------------------------------------------
65      Food Lion                                   0.17%            1       PWRES                  1,557,000
66      Founders Square Shopping Center             0.12%            1       RFMSI                    990,000
67      Grain Exchange Building                     0.99%            1       PWRES                  8,100,000
68      Graphic Arts Building                       0.25%            1       Bear Stearns           2,000,000
69      Green Valley Mall                           0.66%            1       Bear Stearns           5,400,000
--------------------------------------------------------------------------------------------------------------
70      Greentrail Shopping Center                  0.72%            1       Bear Stearns           5,850,000
71      Hampton Inn Orlando                         0.83%            1       Chase                  6,845,000
72      Heather Green Apartments                    0.25%            1       Bear Stearns           2,055,000
73      Heatherway Apartments                       0.15%            1       Bear Stearns           1,245,000
74      Hickory Grove Shopping Center               0.09%            1       RFMSI                    700,000
--------------------------------------------------------------------------------------------------------------
75      Hillsboro Shopping Center                   0.87%            1       Chase                  7,065,000
76      Holiday Inn Lancaster                       1.37%            1       Chase                 11,305,000
77      Hollywood Video                             0.09%            1       RFMSI                    750,000
78      Homewood Suites - Dallas                    0.54%            1       Bear Stearns           4,375,000
79      Hotel Vintage Park                          2.24%            1       Chase                 18,300,000
--------------------------------------------------------------------------------------------------------------
80      Hunterdon Shopping Center                   0.74%            1       Bear Stearns           6,000,000
81      Huntington Apartments                       0.77%            1       Chase                  6,240,000
82      Kedzie Plaza East Shopping Center           0.26%            1       RFMSI                  2,150,000
83      Laguna Del Rey Apartments                   0.63%            1       RFMSI                  5,100,000
84      Lantana Industrial Park                     0.15%            1       RFMSI                  1,200,000
--------------------------------------------------------------------------------------------------------------
85      Lindham Court Apts.                         0.44%            1       Bear Stearns           3,575,000
86      Lorna Lane Industrial Park                  0.16%            1       RFMSI                  1,325,000
87      Maiden Choice Apartments                    0.18%            1       Bear Stearns           1,450,000
88      Manchester                                  0.16%            1       PWRES                  1,294,430
89      McKee Business Park - #1                    0.88%            1       Bear Stearns           7,200,000
--------------------------------------------------------------------------------------------------------------
90      Meadowood                                   0.16%            1       PWRES                  1,340,000
91      Midtree/Phoenix Square                      0.51%            1       PWRES                  4,200,000
92      Military Crossing                           0.81%            1       Bear Stearns           6,600,000
93      Monarch Place                               2.33%            1       Bear Stearns          19,050,000
94      Monte Vista Apartments                      0.14%            1       RFMSI                  1,150,000
--------------------------------------------------------------------------------------------------------------
95      Montgomery Towne Square                     1.03%            1       RFMSI                  8,400,000
96      Mosswood II                                 0.19%            1       PWRES                  1,534,000
97      Murray Business Center                      1.57%            1       Chase                 12,830,000
98      National Freight Headquarters               0.41%            1       Chase                  3,400,000
99      National Wholesale Liquidators              0.37%            1       Bear Stearns           3,000,000
--------------------------------------------------------------------------------------------------------------
100     Normandy Square                             0.65%            1       Bear Stearns           5,300,000
101     Norriton Office Center                      0.70%            1       Chase                  5,675,000
102     Northrup Court I                            0.17%            1       PWRES                  1,376,967
103     Northwest Plaza Shoppnig Center             0.47%            1       Bear Stearns           3,800,000
104     Northwinds Apartments                       1.04%            1       Chase                  8,480,000
--------------------------------------------------------------------------------------------------------------
105     Norwalk Town Square                         2.58%            1       Bear Stearns          21,000,000
106     Oak Knoll Apartments                        0.17%            1       RFMSI                  1,365,000
107     Oakwood Village Apartments                  0.91%            1       RFMSI                  7,424,000
108     Old Orchard Shopping Center                 1.04%            1       Bear Stearns           8,445,000
109     One Munsey Court                            1.58%            1       Chase                 12,850,000
--------------------------------------------------------------------------------------------------------------
110     Orange Grove Shopping Center                0.42%            1       Chase                  3,450,000
111     Palace Court Building                       0.21%            1       Bear Stearns           1,685,000
112     Paradise Plaza                              1.07%            1       RFMSI                  8,725,000
113     Paragon Business Center                     0.11%            1       RFMSI                    900,000
114     Park Apartments                             0.14%            1       PWRES                  1,150,000
--------------------------------------------------------------------------------------------------------------
115     Parkway Circle Apartments                   0.59%            1       Chase                  4,825,000
116     Pfeiffer House Ltd.                         0.15%            1       RFMSI                  1,190,000
117     Printings House Apartments                  0.11%            1       RFMSI                    880,000
118     Prospect Park Apts.                         0.27%            1       Bear Stearns           2,170,000
119     Ramada Rolling Green                        0.41%            1       Chase                  3,375,000
--------------------------------------------------------------------------------------------------------------
120     Redlands Park West Plaza                    0.18%            1       RFMSI                  1,500,000
121     Ridgewood Westland                          0.15%            1       PWRES                  1,200,000
122     Rio Del Oro                                 0.46%            1       Chase                  3,774,000
123     Riverside Shopping Plaza                    0.53%            1       Bear Stearns           4,350,000
124     Route 6 Mall                                0.62%            1       RFMSI                  5,025,000
--------------------------------------------------------------------------------------------------------------
125     Ruskin Place Apartments                     0.24%            1       Chase                  2,000,000
126     Sandalwood Apts                             0.14%            1       PWRES                  1,105,000
127     Sawatch Range Apartments                    0.31%            1       Chase                  2,570,000
128     Scandia Knolls                              0.26%            1       Chase                  2,100,000
129     Scenictree Apartments                       1.28%            1       PWRES                 10,600,000
--------------------------------------------------------------------------------------------------------------
130     Seatree Apartments                          0.56%            1       PWRES                  4,600,000
131     Second Street Plaza                         0.18%            1       PWRES                  1,450,000
132     Shoprite Center                             0.83%            1       RFMSI                  6,800,000
133     Signature Pointe                            1.77%            1       Chase                 14,400,000
134     Simpson Ridge                               0.37%            1       Bear Stearns           3,020,000
--------------------------------------------------------------------------------------------------------------
135     Smoky Hill Village                          0.23%            1       Chase                  1,900,000
136     Southfield Retail Center                    0.96%            1       Bear Stearns           7,800,000
137     Southway Shopping Center                    0.21%            1       RFMSI                  1,680,000
138     Spinghill Shopping Center                   0.51%            1       Bear Stearns           4,150,000
139     Springfield Apartments                      1.29%            1       RFMSI                 10,500,000
--------------------------------------------------------------------------------------------------------------
140     St. Mary's Physician Center                 0.49%            1       Bear Stearns           4,000,000
141     Sterik II                                   0.37%            1       Bear Stearns           3,000,000
142     Stonehenge                                  0.10%            1       PWRES                    790,000
143     Strathmore Regency Apartments               0.91%            1       RFMSI                  7,400,000
144     Sturbridge Host                             2.00%            1       Chase                 16,450,000
--------------------------------------------------------------------------------------------------------------
145     Sudie Crossing Shopping Center              0.09%            1       RFMSI                    700,000
146     Sunhill Properties                          0.69%            2       Bear Stearns           5,650,000
146a      Burbank                                   0.42%            1                              3,390,000
146b      Long Beach                                0.28%            1                              2,260,000
--------------------------------------------------------------------------------------------------------------
147     Sunshine Shopping Center                    0.50%            1       RFMSI                  4,100,000
148     Timber Ridge Townhomes                      0.55%            1       Bear Stearns           4,500,000
149     Town & Country Shopping Center              0.35%            1       Bear Stearns           2,865,000
150     University Club Apartments                  0.30%            1       Chase                  2,425,000
151     UTC Computer                                0.47%            1       Bear Stearns           3,850,000
--------------------------------------------------------------------------------------------------------------
152     Valley Plaza                                0.55%            1       Chase                  4,500,000
153     Venice Renaissance                          0.66%            1       Bear Stearns           5,400,000
154     Village Shops of Crumpler Place             0.27%            1       RFMSI                  2,225,000
155     Wal-Mart                                    0.61%            1       PWRES                  5,450,000
156     Wal-Mart                                    0.98%            1       PWRES                  8,800,000
--------------------------------------------------------------------------------------------------------------
157     Ward Plaza                                  1.35%            1       Bear Stearns          11,039,000
158     Warehousing of Wisconsin                    2.58%            5       Chase                 21,000,000
158a      2690 Badger Avenue                        0.38%            1                              3,132,508
158b      3550-3600 Moser Street                    0.17%            1                              1,417,867
158c      923 Valley Road                           0.95%            1                              7,720,530
158d      1840 W. Spencer Street                    0.60%            1                              4,883,032
158e      2225 Bohm Drive                           0.47%            1                              3,846,062
--------------------------------------------------------------------------------------------------------------
159     West Of Eastland                            0.25%            1       PWRES                  2,025,000
160     Willow Run                                  0.14%            1       PWRES                  1,129,423
161     Willowood I                                 0.14%            1       PWRES                  1,140,000
162     Willowood II                                0.14%            1       PWRES                  1,148,500
163     Willowtree Apartments                       1.38%            1       PWRES                 11,400,000
--------------------------------------------------------------------------------------------------------------
164     Willowtree Towers                           0.59%            1       PWRES                  4,900,000
165     Woodhill Apartments                         0.67%            1       Bear Stearns           5,500,000
166     Woodway Inn-Bothell                         0.23%            1       Chase                  1,875,000
167     Woodway Inn-Edmonds                         0.23%            1       Chase                  1,850,000
--------------------------------------------------------------------------------------------------------------
          TOTALS/WEIGHTED AVERAGES                   100%

                                                              ORIGINAL        STATED          ORIGINAL
         CUT-OFF DATE      MORTGAGE      INTEREST ACCRUAL      TERM TO       REMAINING      AMORTIZATION
 ID        BALANCE           RATE             BASIS           MATURITY      TERM (MOS.)      TERM (MOS.)
-----------------------------------------------------------------------------------------------------------
1          $6,978,217       8.125%            30/360             120            117              300
2           6,575,000       7.800%            30/360             180            177              240
3          25,685,110       9.100%            30/360             120            115              300
4             984,712       9.130%            30/360              84             78              300
5           4,491,764       8.500%            30/360             120            117              360
-----------------------------------------------------------------------------------------------------------
6           1,223,287       9.000%            30/360              84             78              300
7           9,331,269       7.690%            ACT/360            120            118              300
8          15,122,593       8.280%            30/360             120            115              300
9           2,935,000       7.910%            ACT/360             84             84              264
10          3,139,036       8.440%            ACT/360            120            116              300
-----------------------------------------------------------------------------------------------------------
11          1,866,000       7.620%            ACT/360            120            120              180
12          3,800,000       8.010%            30/360             120            120              360
13          3,486,840       8.750%            30/360             180            176              300
14         10,985,561       7.441%            ACT/360            120            119              240
14a         7,590,024
14b         3,395,537
-----------------------------------------------------------------------------------------------------------
15          5,100,000       7.340%            ACT/360            120            120              300
16          6,400,000       7.750%            30/360             120            120              360
17          2,180,000       7.870%            ACT/360            120            120              360
18            530,000       8.630%            30/360             120            111              300
19          4,246,952       7.670%            30/360              84             83              360
-----------------------------------------------------------------------------------------------------------
20          1,400,000       8.200%            30/360             120            115              300
21          3,647,382       7.670%            30/360              84             83              360
22            839,775       8.810%            30/360             120            109              300
23          1,262,250       8.810%            30/360             120            109              300
24          5,000,000       8.400%            ACT/360            120            120              300
-----------------------------------------------------------------------------------------------------------
25          3,490,607       8.050%            30/360             144            140              360
26          2,631,249       8.126%            30/360             120            115              360
27          1,497,393       8.150%            ACT/360            180            177              360
28          5,675,240       9.250%            30/360              84             79              300
29          3,541,875       9.280%            30/360             120            113              360
-----------------------------------------------------------------------------------------------------------
30          1,119,429       8.240%            30/360              60             51              300
31          6,100,000       7.180%            ACT/360            120            120              360
32          2,838,077       8.080%            30/360             120            118              300
33            698,536       8.060%            30/360             120            118              300
34         13,481,823       8.000%            30/360             120            118              360
-----------------------------------------------------------------------------------------------------------
35          6,138,579       8.430%            30/360              84             81              360
36          3,747,537       8.126%            30/360             120            115              360
37         10,969,389       7.870%            30/360             120            116              360
38          1,160,000       8.200%            30/360             120            115              300
39          9,983,684       8.720%            ACT/360            120            118              300
-----------------------------------------------------------------------------------------------------------
40          3,992,291       7.890%            ACT/360            120            118              300
41          4,381,126       7.940%            30/360             120            116              300
42          6,059,847       8.126%            30/360             120            115              360
43         20,937,111       8.625%            30/360             120            115              360
44          6,110,823       9.125%            30/360             144            136              300
-----------------------------------------------------------------------------------------------------------
45          5,096,309       7.625%            30/360             120            119              360
46          2,398,286       7.690%            ACT/360            180            179              360
47          1,499,065       8.360%            ACT/360            120            119              360
48          3,021,000       7.110%            ACT/360            120            120              300
49          2,400,000       7.200%            ACT/360            180            180              360
-----------------------------------------------------------------------------------------------------------
50          4,139,836       8.500%            30/360             120            116              360
51          2,342,000       8.200%            30/360             120            115              300
52          3,593,571       8.620%            30/360             120            117              360
53          1,950,000       8.670%            ACT/360            120            120              240
54          4,640,000       8.280%            ACT/360            120            120              240
-----------------------------------------------------------------------------------------------------------
55          3,900,000       7.650%            ACT/360            120            120              360
56         10,025,224       7.670%            ACT/360            120            116              360
57          1,236,363       8.090%            30/360             180            178              360
58          1,950,000       7.080%            ACT/360            120            120              300
59          2,990,972       7.895%            ACT/360            120            117              300
-----------------------------------------------------------------------------------------------------------
60          2,398,187       7.410%            ACT/360            120            119              360
61            783,435       7.580%            ACT/360            120            117              360
62          3,005,256       7.500%            ACT/360            120            117              300
63          3,000,000       7.670%            ACT/360            120            120              360
64          1,659,680       9.200%            30/360             120            113              300
-----------------------------------------------------------------------------------------------------------
65          1,423,436       9.250%            30/360             232            186              232
66            979,609       9.170%            30/360             120            113              240
67          8,094,214       7.690%            ACT/360            120            119              360
68          1,997,601       7.750%            ACT/360             84             82              360
69          5,392,963       8.250%            ACT/360            120            118              336
-----------------------------------------------------------------------------------------------------------
70          5,843,625       7.780%            ACT/360            119            118              300
71          6,795,871       9.125%            30/360             144            136              300
72          2,052,669       7.530%            ACT/360            120            119              300
73          1,242,519       7.580%            ACT/360            120            117              360
74            698,536       8.060%            30/360             120            118              300
-----------------------------------------------------------------------------------------------------------
75          7,065,000       7.625%            30/360             120            120              360
76         11,192,142       9.125%            30/360             120            109              300
77            747,826       8.560%            30/360             120            117              300
78          4,375,000       8.280%            ACT/360            120            120              300
79         18,231,193       8.750%            30/360             120            116              300
-----------------------------------------------------------------------------------------------------------
80          5,995,875       7.880%            ACT/360            120            119              360
81          6,227,674       8.126%            30/360             120            117              360
82          2,144,690       8.460%            30/360             120            116              360
83          5,100,000       7.030%            ACT/360            120            120              360
84          1,198,732       7.970%            30/360             120            119              300
-----------------------------------------------------------------------------------------------------------
85          3,570,823       7.850%            ACT/360            120            118              360
86          1,325,000       8.240%            30/360             120            120              300
87          1,444,017       8.180%            30/360             120            116              300
88          1,294,430       8.810%            30/360             120            109              300
89          7,178,006       7.370%            ACT/360            180            179              180
-----------------------------------------------------------------------------------------------------------
90          1,340,000       8.200%            30/360             120            115              300
91          4,125,073       8.100%            30/360              84             59              360
92          6,587,961       8.170%            ACT/360            120            118              300
93         18,980,890       8.233%            ACT/360            120            116              300
94          1,146,542       8.610%            30/360             120            115              360
-----------------------------------------------------------------------------------------------------------
95          8,400,000       7.600%            30/360             120            120              360
96          1,534,000       8.030%            30/360             120            116              300
97         12,796,599       8.200%            30/360             120            116              360
98          3,377,387       8.250%            30/360             120            116              240
99          2,996,742       7.800%            ACT/360            120            119              300
-----------------------------------------------------------------------------------------------------------
100         5,300,000       7.270%            ACT/360            120            120              360
101         5,668,100       8.500%            30/360             120            118              360
102         1,376,967       8.810%            30/360             120            109              300
103         3,797,323       7.760%            ACT/360            120            119              360
104         8,473,385       7.250%            30/360             120            119              360
-----------------------------------------------------------------------------------------------------------
105        20,986,193       8.100%            ACT/360            180            179              360
106         1,356,110       8.880%            30/360             120            113              300
107         7,418,675       7.670%            30/360              84             83              360
108         8,429,458       8.125%            ACT/360            120            118              300
109        12,833,132       8.125%            30/360             120            118              360
-----------------------------------------------------------------------------------------------------------
110         3,441,973       8.750%            30/360              84             80              360
111         1,683,243       8.050%            ACT/360            120            119              300
112         8,697,248       8.330%            30/360              84             79              360
113           895,806       8.830%            30/360             120            115              300
114         1,149,153       7.540%            ACT/360            120            119              360
-----------------------------------------------------------------------------------------------------------
115         4,809,007       8.126%            30/360             120            115              360
116         1,188,509       8.360%            30/360              84             82              360
117           878,898       8.360%            30/360              84             82              360
118         2,170,000       6.745%            ACT/360            120            120              360
119         3,341,307       9.125%            30/360             120            109              300
-----------------------------------------------------------------------------------------------------------
120         1,487,159       8.790%            30/360             120            111              300
121         1,200,000       8.200%            30/360             120            115              300
122         3,764,026       8.126%            30/360             120            116              360
123         4,350,000       7.840%            ACT/360            120            120              360
124         5,006,181       9.210%            30/360              84             77              360
-----------------------------------------------------------------------------------------------------------
125         1,988,637       8.750%            30/360              84             78              300
126         1,105,000       8.810%            30/360             120            109              300
127         2,560,534       8.875%            30/360             120            116              300
128         2,095,914       8.200%            30/360             120            117              360
129        10,458,421       8.350%            30/360              60             40              360
-----------------------------------------------------------------------------------------------------------
130         4,536,225       8.160%            30/360              48             28              360
131         1,447,091       8.050%            30/360             120            117              360
132         6,769,431       8.990%            30/360             120            112              360
133        14,379,608       7.750%            30/360              60             58              360
134         3,013,981       7.580%            ACT/360            120            117              360
-----------------------------------------------------------------------------------------------------------
135         1,886,363       9.125%            30/360             120            112              300
136         7,800,000       6.950%            ACT/360            120            120              240
137         1,672,427       9.030%            30/360              84             79              300
138         4,134,219       9.136%            30/360             120            113              360
139        10,492,469       7.670%            30/360              84             83              360
-----------------------------------------------------------------------------------------------------------
140         4,000,000       7.520%            ACT/360            120            120              360
141         2,995,063       8.250%            30/360              84             83              240
142           790,000       8.200%            30/360             120            115              300
143         7,400,000       7.080%            ACT/360            120            120              360
144        16,285,780       9.125%            30/360             120            109              300
-----------------------------------------------------------------------------------------------------------
145           698,536       8.060%            30/360             120            118              300
146         5,633,759       8.060%            ACT/360            180            179              180
146a        3,380,255
146b        2,253,504
-----------------------------------------------------------------------------------------------------------
147         4,081,531       8.980%            30/360             180            172              360
148         4,489,718       7.960%            ACT/360             84             80              360
149         2,861,153       8.125%            ACT/360            120            118              336
150         2,416,962       8.126%            30/360             120            115              360
151         3,829,885       8.630%            ACT/360            120            118              300
-----------------------------------------------------------------------------------------------------------
152         4,500,000       7.600%            30/360             180            180              180
153         5,394,249       8.195%            ACT/360            120            118              360
154         2,223,495       7.960%            30/360             120            119              360
155         4,967,879       9.000%            ACT/365            235            188              235
156         8,010,690       7.750%            30/360             229            188              229
-----------------------------------------------------------------------------------------------------------
157        11,021,516       8.522%            ACT/360            180            177              360
158        20,986,263       8.125%            30/360             120            119              360
158a        3,130,459
158b        1,416,939
158c        7,715,480
158d        4,879,838
158e        3,843,546
-----------------------------------------------------------------------------------------------------------
159         2,025,000       8.200%            30/360             120            115              300
160         1,129,423       8.810%            30/360             120            109              300
161         1,140,000       9.030%            30/360             120            114              300
162         1,148,500       9.030%            30/360             120            114              300
163        11,203,779       7.570%            30/360              84             62              360
-----------------------------------------------------------------------------------------------------------
164         4,815,659       7.570%            30/360              84             62              360
165         5,488,929       7.665%            ACT/360            120            118              300
166         1,873,092       8.200%            30/360             120            119              300
167         1,848,148       8.300%            30/360             120            119              300
-----------------------------------------------------------------------------------------------------------
         $813,992,373       8.853%                               127            121              308

                                   ANNUAL
                                  PRINCIPAL                                      1996 OR       UNDERWRITTEN
         FIRST       MATURITY    & INTEREST     ANNUAL INTEREST                  ROLLING         NET CASH      LOCKBOX IN
 ID  PAYMENT DATE      DATE       PAYMENTS       ONLY PAYMENTS    1995 NOI      12 MO. NOI         FLOW           PLACE      DSCR
-----------------------------------------------------------------------------------------------------------------------------------
1       10/1/97       9/1/07        $655,297                      $541,111         $827,160       $877,309          No       1.34
2       10/1/97       9/1/12         650,164        512,850      1,230,238        1,251,760      1,384,573          No       2.13
3       8/1/97        7/1/07       2,619,386                     3,387,604        4,406,930      3,391,631          No       1.29
4       7/1/97        6/1/04         100,756                       151,536          156,347        128,353          No       1.27
5       10/1/97       9/1/07         415,213                       264,460          616,049        544,830          No       1.31
-----------------------------------------------------------------------------------------------------------------------------------
6       7/1/97        6/1/04         123,865                                                       161,914          No       1.31
7       11/1/97      10/1/07         843,064                     1,165,108        1,491,244      1,518,425          No       1.80
8       8/1/97        7/1/07       1,441,791                     2,006,779        2,232,744      2,108,093          No       1.46
9       1/1/98       12/1/04         281,913                        92,592          310,634        385,767          No       1.37
10      9/1/97        8/1/07         302,849                       218,518          227,931        379,198          No       1.25
-----------------------------------------------------------------------------------------------------------------------------------
11      1/1/98       12/1/07         209,106                       282,545          271,366        231,905          No       1.11
12      1/1/98       12/1/07         334,915                       171,951          263,144        489,049          No       1.46
13      9/1/97        8/1/12         345,300                       403,439          327,015        453,798          No       1.31
14      12/1/97      11/1/07       1,059,165                     1,211,126        1,221,934      1,651,626          No       1.56
14a                                  731,787                       570,561          581,064      1,074,494
14b                                  327,378                       640,565          640,870        577,132
-----------------------------------------------------------------------------------------------------------------------------------
15      1/1/98       12/1/07         445,913                       254,442          652,810        648,778          No       1.45
16      1/1/98       12/1/07         550,205                       975,839          921,141        711,867          No       1.29
17      1/1/98       12/1/07         189,587                       245,211          236,419        227,770          No       1.20
18      4/1/97        3/1/07          51,771         45,739         78,745           62,890         48,154         Yes       0.93
19      12/1/97      11/1/04         362,555                       435,383          452,836        454,277          No       1.25
-----------------------------------------------------------------------------------------------------------------------------------
20      8/1/97        7/1/07         131,899        114,800        202,417          198,585        185,356         Yes       1.41
21      12/1/97      11/1/04         311,371                       460,104          449,203        481,176          No       1.55
22      2/1/97        1/1/07          83,261         73,984        123,753          128,573        109,264         Yes       1.31
23      2/1/97        1/1/07         125,148        111,204        169,096          175,013        151,755         Yes       1.21
24      1/1/98       12/1/07         479,100                                                       702,891          No       1.47
-----------------------------------------------------------------------------------------------------------------------------------
25      9/1/97        8/1/09         309,646                       388,483          381,615        433,605          No       1.40
26      8/1/97        7/1/07         235,245                       284,065          316,203        319,823          No       1.36
27      10/1/97       9/1/12         133,965                       297,024          284,337        257,377          No       1.92
28      8/1/97        7/1/04         585,765                       429,714        1,134,451        958,149          No       1.64
29      6/1/97        5/1/07         351,881                       486,187          463,958        474,417          No       1.35
-----------------------------------------------------------------------------------------------------------------------------------
30      4/1/97        3/1/02         106,823                       164,040          190,700        131,306          No       1.23
31      1/1/98       12/1/07         495,882                       568,068          768,829        800,746          No       1.61
32      11/1/97      10/1/07         265,217                       304,106          384,873        360,201          No       1.36
33      11/1/97      10/1/07          65,167                                                       117,470          No       1.80
34      11/1/97      10/1/07       1,188,699                     1,838,233        1,561,136      1,614,339          No       1.36
-----------------------------------------------------------------------------------------------------------------------------------
35      10/1/97       9/1/04         563,801                       735,413          788,544        738,755          No       1.31
36      8/1/97        7/1/07         335,046                       413,178          397,847        429,958          No       1.28
37      9/1/97        8/1/07         956,633                                      1,413,980      1,227,185          No       1.28
38      8/1/97        7/1/07         109,288         95,120        155,492          172,673        150,465         Yes       1.38
39      11/1/97      10/1/07         984,128                     1,535,495        2,313,159      1,937,126         Yes       1.97
-----------------------------------------------------------------------------------------------------------------------------------
40      11/1/97      10/1/07         366,981                       660,430          735,380        680,775          No       1.86
41      9/1/97        8/1/07         405,423                       794,612          767,041        706,431          No       1.74
42      8/1/97        7/1/07         541,777                       633,351          705,296        667,770          No       1.23
43      8/1/97        7/1/07       1,960,030                     2,428,671        2,208,449      2,471,953          No       1.26
44      5/1/97        4/1/09         626,165                       275,948          967,207        911,867          No       1.46
-----------------------------------------------------------------------------------------------------------------------------------
45      12/1/97      11/1/07         433,170                       635,762          606,043        640,278          No       1.48
46      12/1/97      11/1/12         205,134                                                       259,992          No       1.27
47      12/1/97      11/1/07         136,623                       237,584          242,104        221,242          No       1.62
48      1/1/98       12/1/07         258,771                       718,209          630,449        524,490          No       2.03
49      1/1/98       12/1/12         195,491                                                       384,413          No       1.97
-----------------------------------------------------------------------------------------------------------------------------------
50      9/1/97        8/1/07         382,919                       417,330          543,861        503,322          No       1.31
51      8/1/97        7/1/07         220,648        192,044        279,098          319,457        280,704         Yes       1.27
52      10/1/97       9/1/07         335,851                                                       458,928          No       1.37
53      1/1/98       12/1/07         205,595                       208,669          506,976        305,580          No       1.49
54      1/1/98       12/1/07         475,479                       757,069          923,954        763,125          No       1.60
-----------------------------------------------------------------------------------------------------------------------------------
55      1/1/98       12/1/07         332,053                       480,161          437,818        510,041          No       1.54
56      9/1/97        8/1/07         857,336                     1,329,524        1,270,152      1,348,927          No       1.57
57      11/1/97      10/1/12         109,942                       128,575          159,491        165,499          No       1.51
58      1/1/98       12/1/07         166,582                       283,540          296,448        245,576          No       1.47
59      10/1/97       9/1/07         275,354                       291,936          266,850        405,449          No       1.47
-----------------------------------------------------------------------------------------------------------------------------------
60      12/1/97      11/1/07         199,602                       325,111          312,415        270,321          No       1.35
61      10/1/97       9/1/07          66,383                       145,897          144,801        130,087          No       1.96
62      10/1/97       9/1/07         267,367                       494,921          478,631        410,793          No       1.54
63      1/1/98       12/1/07         255,921                       311,571          294,284        332,908          No       1.30
64      6/1/97        5/1/07         170,928                       202,494          295,961        228,476          No       1.34
-----------------------------------------------------------------------------------------------------------------------------------
65      3/1/94        6/1/13         173,185                                        188,271        181,715          No       1.05
66      6/1/97        5/1/07         108,190                       145,969          129,118        132,041          No       1.22
67      12/1/97      11/1/07         692,327                     1,297,000        1,234,000        892,432          No       1.29
68      11/1/97      10/1/04         171,939                       278,487          252,071        337,599          No       1.96
69      11/1/97      10/1/07         495,027                       651,414          658,729        649,231          No       1.31
-----------------------------------------------------------------------------------------------------------------------------------
70      12/1/97      10/1/07         531,624                       667,945          809,331        875,592          No       1.65
71      5/1/97        4/1/09         696,361                                      1,459,334      1,146,564          No       1.65
72      12/1/97      11/1/07         182,717                       265,495          333,875        266,343          No       1.46
73      10/1/97       9/1/07         105,282                       233,878          231,040        197,147          No       1.87
74      11/1/97      10/1/07          65,167                                                       117,112          No       1.80
-----------------------------------------------------------------------------------------------------------------------------------
75      1/1/98       12/1/07         600,068                                        882,533        733,906          No       1.22
76      2/1/97        1/1/07       1,150,089                     1,944,473        2,163,898      1,697,639          No       1.48
77      10/1/97       9/1/07          72,835                                                       110,360          No       1.52
78      1/1/98       12/1/07         414,989                       823,525          829,439        724,393          No       1.75
79      9/1/97        8/1/07       1,805,428                     3,021,801        3,009,579      2,557,065          No       1.42
-----------------------------------------------------------------------------------------------------------------------------------
80      12/1/97      11/1/07         522,300                       565,787          612,791        878,818          No       1.68
81      10/1/97       9/1/07         556,034                       759,001          744,074        699,135          No       1.26
82      9/1/97        8/1/07         197,649                       332,002          279,690        262,501          No       1.33
83      1/1/98       12/1/07         408,399                       553,216          846,229        871,875          No       2.13
84      12/1/97      11/1/07         110,856                                        173,950        147,894          No       1.33
-----------------------------------------------------------------------------------------------------------------------------------
85      11/1/97      10/1/07         310,311                       393,095          382,950        421,311          No       1.36
86      1/1/98       12/1/07         125,257                       129,566          185,401        148,602          No       1.19
87      9/1/97        8/1/07         136,377                       202,979          198,406        208,646          No       1.53
88      2/1/97        1/1/07         128,339        114,039        168,118          190,611        170,691         Yes       1.33
89      12/1/97      11/1/12         794,569                     1,053,938        1,089,467      1,303,307          No       1.64
-----------------------------------------------------------------------------------------------------------------------------------
90      8/1/97        7/1/07         126,246        109,880        168,198          184,588        166,348         Yes       1.32
91      12/1/95      11/1/02         373,337                       474,800          498,035        458,149          No       1.23
92      11/1/97      10/1/07         620,224                       966,428        1,069,341        884,732          No       1.43
93      9/1/97        8/1/07       1,799,801                     2,402,616        2,182,503      3,092,050          No       1.72
94      8/1/97        7/1/07         107,188                       149,133          170,013        158,454          No       1.48
-----------------------------------------------------------------------------------------------------------------------------------
95      1/1/98       12/1/07         711,723                     1,150,971        1,141,063      1,035,327          No       1.45
96      9/1/97        8/1/07         142,442        123,180        175,156          220,454        208,684         Yes       1.47
97      9/1/97        8/1/07       1,151,243                                      1,189,624      1,464,475          No       1.27
98      9/1/97        8/1/07         347,643                                                       443,585          No       1.28
99      12/1/97      11/1/07         273,101                       574,339          520,096        426,321          No       1.56
-----------------------------------------------------------------------------------------------------------------------------------
100     1/1/98       12/1/07         434,727                       591,981          668,956        651,369          No       1.50
101     11/1/97      10/1/07         523,630                       520,785          688,446        678,003          No       1.29
102     2/1/97        1/1/07         136,522        121,311        180,833          199,929        198,298         Yes       1.45
103     12/1/97      11/1/07         326,999                       518,635          585,149        533,852          No       1.63
104     12/1/97      11/1/07         694,183                       858,567          985,964        879,453          No       1.27
-----------------------------------------------------------------------------------------------------------------------------------
105     12/1/97      11/1/12       1,866,684                     2,545,985        2,738,448      2,600,777          No       1.39
106     6/1/97        5/1/07         136,117                       188,738          187,771        189,444          No       1.39
107     12/1/97      11/1/04         633,319                       720,062          809,226        820,834          No       1.30
108     11/1/97      10/1/07         790,569                     1,100,624        1,111,096      1,006,630          No       1.27
109     11/1/97      10/1/07       1,144,931                         6,409        1,318,704      1,539,618          No       1.34
-----------------------------------------------------------------------------------------------------------------------------------
110     9/1/97        8/1/04         325,694                       515,824          517,230        403,455          No       1.24
111     12/1/97      11/1/07         156,732                       130,932           57,668        239,512          No       1.53
112     8/1/97        7/1/04         792,472                       442,969          927,963        963,601          No       1.22
113     8/1/97        7/1/07          89,379                       153,703          153,982        115,398          No       1.29
114     12/1/97      11/1/07          96,870                     ($99,603)       ($160,581)        144,595          No       1.49
-----------------------------------------------------------------------------------------------------------------------------------
115     8/1/97        7/1/07         429,946                       489,579          498,977        536,679          No       1.25
116     11/1/97      10/1/04         108,387                       140,627          128,502        148,686          No       1.37
117     11/1/97      10/1/04          80,152                       112,062          116,470        115,279          No       1.44
118     1/1/98       12/1/07         168,808                       383,489          376,048        366,493          No       2.17
119     2/1/97        1/1/07         343,348                       512,554          696,499        446,403          No       1.30
-----------------------------------------------------------------------------------------------------------------------------------
120     4/1/97        3/1/07         148,475                       266,527          242,419        212,939          No       1.43
121     8/1/97        7/1/07         113,056         98,400        160,326          167,299        167,923         Yes       1.49
122     9/1/97        8/1/07         336,294                       395,541          446,371        419,078          No       1.25
123     1/1/98       12/1/07         377,219                       544,254          519,900        506,023          No       1.34
124     6/1/97        5/1/04         494,326                       402,870          593,202        650,908          No       1.32
-----------------------------------------------------------------------------------------------------------------------------------
125     7/1/97        6/1/04         197,314                       319,477          334,610        259,739          No       1.32
126     2/1/97        1/1/07         109,557         97,351        149,611          156,196        144,509         Yes       1.32
127     9/1/97        8/1/07         256,173                                        372,833        338,377          No       1.32
128     10/1/97       9/1/07         188,434                       283,686          263,863        233,947          No       1.24
129     5/1/96        4/1/01         964,568                     1,358,267        1,482,176      1,378,050          No       1.43
-----------------------------------------------------------------------------------------------------------------------------------
130     5/1/96        4/1/00         411,212                       660,158          654,735        673,026          No       1.64
131     10/1/97       9/1/07         128,282                                                       167,254          No       1.30
132     5/1/97        4/1/07         655,985                       809,077          908,148        918,946          No       1.40
133     11/1/97      10/1/02       1,237,960                       489,489        1,016,162      1,496,665          No       1.21
134     10/1/97       9/1/07         255,384                       525,209          531,130        463,541          No       1.82
-----------------------------------------------------------------------------------------------------------------------------------
135     5/1/97        4/1/07         193,292                                        142,908        248,085          No       1.28
136     1/1/98       12/1/07         722,873                                      1,575,681      1,352,607          No       1.87
137     8/1/97        7/1/04         169,596                       228,729          245,745        233,965          No       1.38
138     6/1/97        5/1/07         405,585                       496,500          523,667        525,182          No       1.29
139     12/1/97      11/1/04         895,724                     1,196,809        1,126,612      1,142,930          No       1.28
-----------------------------------------------------------------------------------------------------------------------------------
140     1/1/98       12/1/07         336,281                       674,375          785,418        624,083          No       1.86
141     12/1/97      11/1/04         306,744                       705,394          696,503        622,899          No       2.03
142     8/1/97        7/1/07          74,429         64,780         94,908          108,645        106,780         Yes       1.43
143     1/1/98       12/1/07         595,567                       869,400          883,998        892,343          No       1.50
144     2/1/97        1/1/07       1,673,504                     2,775,637        3,073,524      2,646,410          No       1.58
-----------------------------------------------------------------------------------------------------------------------------------
145     11/1/97      10/1/07          65,167                                                        88,949          No       1.36
146     12/1/97      11/1/12         650,283                     1,247,132          635,987      1,099,914          No       1.69
146a                                 390,170                       725,517          367,600        641,858
146b                                 260,113                       521,615          268,387        458,056
-----------------------------------------------------------------------------------------------------------------------------------
147     5/1/97        4/1/12         395,166                       338,279          289,757        500,057          No       1.27
148     9/1/97        8/1/04         394,728                       576,846          532,762        586,944          No       1.49
149     11/1/97      10/1/07         259,681                       325,934          379,450        345,237          No       1.33
150     8/1/97        7/1/07         216,087                       270,964          294,158        268,141          No       1.24
151     11/1/97      10/1/07         376,071                       736,907          699,700        618,460          No       1.64
-----------------------------------------------------------------------------------------------------------------------------------
152     1/1/98       12/1/12         503,660                       707,584          719,066        600,606          No       1.19
153     11/1/97      10/1/07         484,317                                        321,120        807,921          No       1.67
154     12/1/97      11/1/07         195,171                                        202,724        252,033          No       1.29
155     2/10/94       8/1/13         593,678                       618,724          608,250        581,339          No       0.98
156     8/10/94      8/10/13         884,522                                        907,782        841,070          No       0.95
-----------------------------------------------------------------------------------------------------------------------------------
157     10/1/97       9/1/12       1,020,630                     1,094,762        1,415,908      1,661,485          No       1.63
158     12/1/97      11/1/07       1,871,093                                                     2,368,451          No       1.27
158a                                 279,105                                        204,059        342,737
158b                                 126,331                                        129,899        155,133
158c                                 687,897                                        667,080        844,726
158d                                 435,077                                        322,196        534,267
158e                                 342,683                                                       420,809
-----------------------------------------------------------------------------------------------------------------------------------
159     8/1/97        7/1/07         190,782        166,050        270,445          288,461        262,104         Yes       1.37
160     2/1/97        1/1/07         111,979         99,502        166,695          170,603        155,367         Yes       1.39
161     7/1/97        6/1/07         115,083        102,942        168,305          173,002        156,305         Yes       1.36
162     7/1/97        6/1/07         115,941        103,710        169,015          178,208        156,515         Yes       1.35
163     3/1/96        2/1/03         963,091                     1,525,685        1,565,759      1,503,949          No       1.56
-----------------------------------------------------------------------------------------------------------------------------------
164     3/1/96        2/1/03         413,960                       618,797          694,887        712,788          No       1.72
165     11/1/97      10/1/07         494,840                       771,938          807,228        776,062          No       1.57
166     12/1/97      11/1/07         176,650                       261,531          273,064        256,601          No       1.45
167     12/1/97      11/1/07         175,778                       237,169          261,260        257,366          No       1.46
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             1.46

         APPRAISED    CUT-OFF DATE    LTV RATIO @      PREPAYMENT         YIELD MAINTENANCE CHARGE OR
 ID        VALUE       LTV RATIO       MATURITY       LOCKOUT ENDS            PREPAYMENT PREMIUM
----------------------------------------------------------------------------------------------------------
1       $10,200,000       68%             56%            8/31/00                 > of 1% or YM
2        14,800,000       44%             39%            7/31/12                  Defeasance
3        35,000,000       73%             61%            6/30/00                 > of 1% or YM
4         1,325,000       74%             67%            5/14/00                 > of 1% or YM
5         6,600,000       68%             60%            8/31/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
6         1,800,000       68%             61%            5/14/00                 > of 1% or YM
7        17,000,000       55%             45%            3/31/07                  Defeasance
8        26,000,000       58%             48%            6/30/07                  Defeasance
9         4,400,000       67%             57%           11/30/04                  Defeasance
10        5,000,000       63%             53%            7/31/07                  Defeasance
----------------------------------------------------------------------------------------------------------
11        2,400,000       78%             37%           11/30/07                  Defeasance
12        5,100,000       75%             65%            11/9/00                 > of 1% or YM
13        7,000,000       50%             33%            7/31/00                 > of 1% or YM
14       15,800,000       70%             48%           10/31/07                  Defeasance
14a      10,700,000
14b       5,100,000
----------------------------------------------------------------------------------------------------------
15        8,125,000       63%             51%           11/30/07                  Defeasance
16        8,460,000       76%             66%           11/30/00                 > of 1% or YM
17        2,730,000       80%             71%           11/30/07                  Defeasance
18          810,000       65%             58%            2/28/99                 > of 1% or YM
19        5,320,000       80%             74%            9/28/98                > of .50% or YM
----------------------------------------------------------------------------------------------------------
20        2,040,000       69%             61%            6/30/99                 > of 1% or YM
21        4,700,000       78%             71%            9/28/98                > of .50% or YM
22        1,085,000       77%             69%           12/31/98                 > of 1% or YM
23        1,485,000       85%             76%           12/31/98                 > of 1% or YM
24        8,500,000       59%             49%           11/30/07                  Defeasance
----------------------------------------------------------------------------------------------------------
25        4,700,000       74%             63%            7/31/00                 > of 1% or YM
26        3,300,000       80%             70%            6/30/00                 > of 1% or YM
27        2,900,000       52%             42%            8/31/12                  Defeasance
28        8,300,000       68%             62%            6/30/99       5% yr 3, 4% yr 4, 3% yr 5, 2% yr
                                                                                  6, 1% yr 7
29        4,750,000       75%             67%            4/30/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
30        2,000,000       56%             52%            2/17/00                 > of 1% or YM
31        8,150,000       75%             66%           11/30/07                  Defeasance
32        3,600,000       79%             64%            9/30/07                  Defeasance
33        1,350,000       52%             42%            9/29/99                 > of 1% or YM
34       18,200,000       74%             65%            9/30/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
35        8,300,000       74%             69%            8/18/00                 > of 1% or YM
36        4,700,000       80%             70%            6/30/00                 > of 1% or YM
37       14,700,000       75%             65%            7/31/00                 > of 1% or YM
38        1,440,000       81%             71%            6/30/99                 > of 1% or YM
39       22,800,000       44%             37%            9/30/07                  Defeasance
----------------------------------------------------------------------------------------------------------
40        6,500,000       61%             51%            9/30/07                  Defeasance
41        7,500,000       58%             47%            7/31/07                  Defeasance
42        7,700,000       79%             69%            6/30/00                 > of 1% or YM
43       30,300,000       69%             62%            6/30/00                 > of 1% or YM
44       10,200,000       60%             47%            3/31/00       5% yrs 4-6, 4% yr 7, 3% yr 8, 2%
                                                                              yr 9, 1% yrs 10-12
----------------------------------------------------------------------------------------------------------
45        7,150,000       71%             62%           10/31/00                 > of 1% or YM
46        3,300,000       73%             57%            7/31/12                  Defeasance
47        2,170,000       69%             62%           10/31/07                  Defeasance
48        5,350,000       56%             45%           11/30/07                  Defeasance
49        3,500,000       69%             53%           11/30/12                  Defeasance
----------------------------------------------------------------------------------------------------------
50        5,600,000       74%             66%            7/31/00                 > of 1% or YM
51        2,950,000       79%             70%            6/30/99                 > of 1% or YM
52        5,400,000       67%             59%            8/4/00                  > of 1% or YM
53        2,600,000       75%             54%           11/30/07                  Defeasance
54        6,400,000       73%             52%           11/30/07                  Defeasance
----------------------------------------------------------------------------------------------------------
55        6,500,000       60%             53%           11/12/02                 > of 1% or YM
56       13,960,000       72%             64%            7/31/99                 > of 3% or YM
57        1,850,000       67%             52%            9/29/00                 > of 1% or YM
58        2,600,000       75%             60%           11/30/07                  Defeasance
59        5,300,000       56%             47%            8/31/07                  Defeasance
----------------------------------------------------------------------------------------------------------
60        3,150,000       76%             67%           10/31/07                  Defeasance
61        1,450,000       54%             48%            8/31/07                  Defeasance
62        4,400,000       68%             56%            8/31/07                  Defeasance
63        3,900,000       77%             68%           11/30/07                  Defeasance
64        2,400,000       69%             58%            4/20/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
65        2,000,000       71%              0%            1/31/04        5% yr 11, 4.5% yr 12, 4% yr 13,
                                                                       3.5% yr 14, 3% yr 15, 2.5% yr 16,
                                                                        2% yr 17, 1.5% yr 18, 1% yr 19
66        1,350,000       73%             52%            4/30/00                 > of 1% or YM
67       11,400,000       71%             63%           10/31/07                  Defeasance
68        3,000,000       67%             62%            9/30/04                  Defeasance
69        7,350,000       73%             64%            9/30/02                   >1% or YM
----------------------------------------------------------------------------------------------------------
70        9,350,000       62%             51%           10/31/07                  Defeasance
71        9,300,000       73%             57%            3/31/00       5% yrs 4-6, 4% yr 7, 3% yr 8, 2%
                                                                              yr 9, 1% yrs 10-12
72        3,150,000       65%             53%           10/31/07                  Defeasance
73        2,000,000       62%             55%            8/31/07                  Defeasance
74        1,350,000       52%             42%            9/29/99                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
75       10,400,000       68%             59%           11/30/00                 > of 1% or YM
76       22,500,000       50%             42%           12/31/99                 > of 1% or YM
77        1,200,000       62%             51%            8/14/00                 > of 1% or YM
78        6,550,000       67%             55%           11/30/07                  Defeasance
79       26,000,000       70%             58%            7/31/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
80       10,100,000       59%             53%           10/31/07                  Defeasance
81        7,800,000       80%             70%            8/31/00                 > of 1% or YM
82        2,975,000       72%             64%            7/28/00                 > of 1% or YM
83       12,250,000       42%             36%           11/20/00                 > of 1% or YM
84        1,630,000       74%             59%           10/29/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
85        4,500,000       79%             71%            9/30/07                  Defeasance
86        1,775,000       75%             61%            11/6/00                 > of 1% or YM
87        2,200,000       66%             53%            7/31/01                   >3% or YM
88        1,600,000       81%             72%           12/31/98                 > of 1% or YM
89       11,750,000       61%              1%           10/31/12                  Defeasance
----------------------------------------------------------------------------------------------------------
90        1,580,000       85%             75%            6/30/99                 > of 1% or YM
91        6,360,000       65%             61%           11/30/97                 > of 1% or YM
92       13,000,000       51%             42%            9/30/07                  Defeasance
93       34,000,000       56%             46%            7/31/07                  Defeasance
94        1,690,000       68%             60%            6/1/00                  > of 1% or YM
----------------------------------------------------------------------------------------------------------
95       12,160,000       69%             60%           11/11/00                 > of 1% or YM
96        2,050,000       75%             66%            7/31/99                 > of 1% or YM
97       17,150,000       75%             66%            7/31/00       5% yrs 4-5, 4% yr 6, 3% yr 7, 2%
                                                                               yr 8, 1% yrs 9-10
98        4,500,000       75%             52%            7/31/00                 > of 1% or YM
99        6,500,000       46%             38%           10/31/07                  Defeasance
----------------------------------------------------------------------------------------------------------
100       9,650,000       55%             48%           11/30/07                  Defeasance
101       7,400,000       77%             68%            9/30/00                 > of 1% or YM
102       1,620,000       85%             76%           12/31/98                 > of 1% or YM
103       5,700,000       67%             59%           10/31/07                  Defeasance
104      10,625,000       80%             69%           10/31/00                      YM
----------------------------------------------------------------------------------------------------------
105      28,000,000       75%             60%           10/31/12                  Defeasance
106       1,900,000       71%             59%            4/7/00                  > of 1% or YM
107       9,280,000       80%             74%            9/28/98                > of .50% or YM
108      11,260,000       75%             62%            9/30/02                   >1% or YM
109      17,500,000       73%             65%            9/30/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
110       5,400,000       64%             60%            7/31/00                 > of 1% or YM
111       2,500,000       67%             56%           10/31/07                  Defeasance
112      11,700,000       74%             69%            6/5/00                  > of 1% or YM
113       1,270,000       71%             58%            6/29/00                 > of 1% or YM
114       1,400,000       82%             73%           10/31/07                  Defeasance
----------------------------------------------------------------------------------------------------------
115       6,100,000       79%             70%            6/30/00                 > of 1% or YM
116       1,600,000       74%             69%            9/8/00                  > of 1% or YM
117       1,225,000       72%             67%            9/8/00                  > of 1% or YM
118       3,625,000       60%             52%           11/30/07                  Defeasance
119       5,900,000       57%             47%           12/31/99                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
120       2,875,000       52%             43%            2/12/00                 > of 1% or YM
121       1,735,000       69%             61%            6/30/99                 > of 1% or YM
122       4,800,000       78%             69%            7/31/00                 > of 1% or YM
123       6,500,000       67%             60%           11/30/07                  Defeasance
124       7,265,000       69%             65%            4/3/00                  > of 1% or YM
----------------------------------------------------------------------------------------------------------
125       3,100,000       64%             58%            5/31/00                      YM
126       1,300,000       85%             76%           12/31/98                 > of 1% or YM
127       3,500,000       73%             61%            7/31/00                 > of 1% or YM
128       2,850,000       74%             65%            8/31/00                 > of 1% or YM
129      14,400,000       73%             70%            4/30/98                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
130       7,200,000       63%             62%            4/30/98                 > of 1% or YM
131       2,120,000       68%             60%            8/31/07                  Defeasance
132       9,500,000       71%             64%            3/23/00                 > of 1% or YM
133      18,000,000       80%             76%            9/30/99            2% Yr 3, 1% thereafter
134       5,100,000       59%             52%            8/31/07                  Defeasance
----------------------------------------------------------------------------------------------------------
135       2,600,000       73%             61%            3/31/00                 > of 1% or YM
136      14,200,000       55%             37%           11/30/07                  Defeasance
137       2,450,000       68%             61%            6/1/00                  > of 1% or YM
138       6,025,000       69%             62%            4/30/01                   >3% or YM
139      13,200,000       79%             73%            9/28/98                > of .50% or YM
----------------------------------------------------------------------------------------------------------
140       8,400,000       48%             42%            8/31/07                  Defeasance
141       6,200,000       48%             39%           10/31/04                  Defeasance
142       1,000,000       79%             70%            6/30/99                 > of 1% or YM
143      12,000,000       62%             54%           11/20/00                 > of 1% or YM
144      23,500,000       69%             58%           12/31/99                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
145       1,050,000       67%             54%            9/29/99                 > of 1% or YM
146       9,300,000       61%              1%            4/30/12                  Defeasance
146a      5,600,000
146b      3,700,000
----------------------------------------------------------------------------------------------------------
147       5,815,000       70%             56%            3/24/99                 > of 1% or YM
148       5,800,000       77%             73%            7/31/01                   >3% or YM
149       4,100,000       70%             61%            9/30/02                   >1% or YM
150       3,300,000       73%             65%            6/30/00                 > of 1% or YM
151       5,500,000       70%             56%            9/30/97                   >3% or YM
----------------------------------------------------------------------------------------------------------
152       6,375,000       71%              0%           11/30/00                 > of 1% or YM
153       7,800,000       69%             62%            9/30/07                  Defeasance
154       3,050,000       73%             64%           10/15/00                 > of 1% or YM
155       6,800,000       73%              0%           12/31/03        5% yr 11, 4.5% yr 12, 4% yr 13,
                                                                       3.5% yr 14, 3% yr 15, 2.5% yr 16,
                                                                        2% yr 17, 1.5% yr 18, 1% yr 19
156       9,200,000       87%              0%            7/9/94                  > of 1% or YM
----------------------------------------------------------------------------------------------------------
157      16,750,000       66%             54%            8/31/12                  Defeasance
158      31,501,348       67%             59%           10/31/00                 > of 1% or YM
158a      4,030,000
158b      2,030,000
158c      9,960,000
158d      5,570,000
158e      4,750,000
----------------------------------------------------------------------------------------------------------
159       2,910,000       70%             62%            6/30/99                 > of 1% or YM
160       1,370,000       82%             74%           12/31/98                 > of 1% or YM
161       1,380,000       83%             74%            5/31/99                 > of 1% or YM
162       1,410,000       81%             73%            5/31/99                 > of 1% or YM
163      15,650,000       72%             67%            2/28/98                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
164       6,600,000       73%             68%            2/28/98                 > of 1% or YM
165       7,900,000       69%             57%            9/30/07                  Defeasance
166       2,700,000       69%             56%           10/31/00                 > of 1% or YM
167       2,450,000       75%             61%           10/31/00                 > of 1% or YM
----------------------------------------------------------------------------------------------------------
                         66.1%           51.6%

        YIELD MAINTENANCE    FREE PREPAY
      CHARGE OR PREPAYMENT     PERIOD
 ID     PREMIUM END DATE        (MOS)                  ADDRESS                              CITY               STATE   ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
1            5/31/07              3       137 Newbury Street                          Boston                     MA      02116
2            7/31/12              1       1430 Massachusetts Avenue                   Cambridge                  MA      1238
3            3/31/07              3       200 Varick Street                           New York                   NY      10014
4            3/2/04               3       20 Atwood Drive                             Albany                     NY      12205
5            5/31/07              3       210 West Washington Square                  Philadelphia               PA      19106
-----------------------------------------------------------------------------------------------------------------------------------
6            3/2/04               3       25 Industrial Park Drive                    Albany                     NY      12206
7            3/30/07              6       270 Lafayette Street                        New York                   NY      10012
8            6/30/07              0       6000 Stevenson Retail Center                Fremont                    CA      94539
9           11/30/04              0       623 Broadway                                New York                   NY      10012
10           7/31/07              0       66 Newtown Lane                             East Hampton               NY      11937
-----------------------------------------------------------------------------------------------------------------------------------
11          11/30/07              0       68 Moulton Street                           Cambridge                  MA      02138
12           9/1/07               3       690 Kinderkamack Road                       Oradell                    NJ      07649
13           4/30/12              3       80 Field Point Road                         Greenwich                  CT      06830
14          10/31/07              0
14a                                       33979-4005 Medina Road                      Bath Township              OH      44313
14b                                       4401 Mayfield Road                          South Euclid               OH      44121
-----------------------------------------------------------------------------------------------------------------------------------
15          11/30/07              0       800 S.W. 27th Street                        Renton                     WA      98055
16           8/30/07              3       6719 Alvarado Road                          San Diego                  CA      92120
17          11/30/07              0       260 East Bradley Avenue                     El Cajon                   CA
18           2/28/07              0       1911 Western  Ave # 12A                     Chillicothe                OH      44560
19           8/2/04               3       4098 South Cobb Drive                       Smyrna                     GA      30080
-----------------------------------------------------------------------------------------------------------------------------------
20           6/30/07              0       1367 Beeler Drive                           Reynoldsburg               OH      43068
21           8/2/04               3       657 Carver Road                             Griffin                    GA      30224
22          12/31/06              0       201 West Dr. N. #82                         Marshall Township          MI      49068
23          12/31/06              0       #1 Ashgrove Drive                           Franklin                   OH      45005
24          11/30/07              0       N/A                                         Houston                    TX      77074
-----------------------------------------------------------------------------------------------------------------------------------
25           4/30/09              3       205 Bleeker Street                          New York                   NY      10012
26          12/31/06              6       5025 Edgewood Drive                         Friendswood                TX      77546
27           8/31/12              0       15001-27 N. Florida Avenue                  Tampa                      FL      33618
28           3/31/04              3       1730 North Ocean Avenue                     Holtsville                 NY      11742
29           1/30/07              3       US Rt. 224 & Myrtle Avenue                  Willard                    OH      44890
-----------------------------------------------------------------------------------------------------------------------------------
30           9/1/01               6       2143 Raper Dairy Road                       Orlando                    FL      32822
31          11/30/07              0       375 Media Luna Rd.                          Brownsville                TX      78521
32           9/30/07              0       1940 W. University Drive                    Mesa                       AZ      85201
33           4/3/07               6       Highway 92 & Brownsville Road               Douglasville               GA      30134
34           3/31/07              6       Hempstead Turnpike and Hamlet Road          Levittown                  NY      11756
-----------------------------------------------------------------------------------------------------------------------------------
35           6/2/04               3       South Side of PA and Rt 443                 Lehighton                  PA      18235
36          12/31/06              6       11025 Larkwood Drive                        Houston                    TX      77096
37           4/30/07              3       5900 MaeDuff Drive                          Trotwood (Dayton)          OH      45426
38           6/30/07              0       2701 N. Mill Ave.  #91                      Bowling Green              KY      42104
39           9/30/07              0       141 Lanza Avenue                            Garfield                   NJ      7026
-----------------------------------------------------------------------------------------------------------------------------------
40           9/30/07              0       11300-11338 South Street                    Cerritos                   CA      90703
41           7/31/07              0       11706 Reisterstown Road                     Reisterstown               MD      21136
42          12/31/06              6       2504 Huntwick Drive                         Austin                     TX      78741
43          12/31/06              6       100 Rustcraft Road                          Dedham                     MA      02026
44          12/31/08              3       6110 Peachtree Dunwoody Road                Atlanta                    GA      30328
-----------------------------------------------------------------------------------------------------------------------------------
45           7/31/07              3       1395 West Jessamine Avenue                  St. Paul                   MN      55108
46           7/31/12              3       4700 Golden Pond Lane                       White Bear Lake            MN      55110
47          10/31/07              0       3333 Coulter Road                           Amarillo                   TX      79106
48          11/30/07              0       10,190-10,288 & 4684-4698 NW 47th St.       Sunrise                    FL      33351
49          11/30/12              0       5201-5299 NW 108th Ave                      Sunrise                    FL      33351
-----------------------------------------------------------------------------------------------------------------------------------
50           4/30/07              3       743-755 Washington Ave. and                 Miami Beach                FL      33139
                                            224-228 8th St.
51           6/30/07              0       640 Daniel Court #1A                        Union Township             OH      45244
52           6/2/07               6       5601-5795 University Drive                  Davie                      FL      33328
53          11/30/07              0       603 Marine Boulevard                        Jacksonville               NC
54          11/30/07              0       8000 Bridge Road                            Bloomington                MN      55437
-----------------------------------------------------------------------------------------------------------------------------------
55           6/1/07               6       801 Garden Street, 223 E. De                Santa Barbara              CA      93101
                                            La Guerra Street
56           7/31/07              0       20244 North 31st Avenue                     Phoenix                    AZ      85017
57           7/2/12               3       21602-21628 N. Central Avenue               Phoenix                    AZ      85024
58          11/30/07              0       Janine Lane                                 Easton                     MA      02356
59           8/31/07              0       242-254 Bussey Street                       Dedham                     MA      2026
-----------------------------------------------------------------------------------------------------------------------------------
60          10/31/07              0       198 E. Albany Street                        Oswego County              NY      13126
61           8/31/07              0       349 Apollo Beach Boulevard                  Tampa Bay                  FL      33572
62           8/31/07              0       1-9 Esquire Circle and 64-79.5              Peabody                    MA      2164
                                            North Central Street
63          11/30/07              0       235 W. Southern Avenue                      Mesa                       AZ      85210
64           11/1/06              6       9413-9449 Sierra Avenue                     Fontana                    CA      92335
-----------------------------------------------------------------------------------------------------------------------------------
65           1/31/13              4       U.S. Highway 150/ Frontier Blvd.            Stanford                   KY      40484
66           1/30/07              3       555 and 565 South Atlanta Street            Roswell                    GA      30075
67          10/31/07              0       177 Milk Street                             Boston                     MA      02109
68           9/30/04              0       934 Wyandotte Street                        Jackson County             MO      64105
69           9/30/07              0       99-255 Esperanza                            Green Valley               AZ      85614
-----------------------------------------------------------------------------------------------------------------------------------
70           9/30/07              0       2701-99 Maple Avenue                        Lisle                      IL      60532
71          12/31/08              3       5767 T.G. Lee Boulevard                     Orlando                    FL      32822
72          10/31/07              0       4371 Belcher Court                          Columbus                   OH      43224
73           8/31/07              0       5001 Sparkling Pines Circle                 Fort Pierce                FL      34951
74           4/3/07               6       SE Corner of Earney Road &                  Woodstock                  GA      30188
                                            Hickory Flat Highway
-----------------------------------------------------------------------------------------------------------------------------------
75           2/28/07              9       4201-4589 West Hillsboro Boulevard          Coconut Creek              FL      33073
76           6/30/06              6       2300 Lincoln Highway East                   Lancaster                  PA      17602
77           3/4/07               6       7062 State Highway 85                       Riverdale                  GA      30274
78          11/30/07              0       700 Hebron Suites                           Lewisville                 TX      75067
79           1/31/07              6       1100 Fifth Avenue                           Seattle                    WA      98104
-----------------------------------------------------------------------------------------------------------------------------------
80          10/31/07              0       Rte 31 and Reaville Rd.                     Flemington                 NJ      8822
81           2/28/07              6       1907 Dartmouth Street                       College Station            TX      77840
82           1/31/07              6       4701-4725 S. Kedzie Avenue                  Chicago                    IL      60632
83           9/1/07               3       6200 Vista Del Mar                          Playa Del Rey              CA      90293
84           8/2/07               3       635 Gator Drive & 820 N. 8th Street         Lantana                    FL      33462
-----------------------------------------------------------------------------------------------------------------------------------
85           9/30/07              0       1101 Lindham Court                          Upper Allen Township       PA      17055
86           6/1/07               6       3423-3443 Lorna Lane                        Hoover                     AL      35216
87           7/31/07              0       5000-5003 Westland Boulevard                Arbutus,                   MD      21227
88          12/31/06              0       2900 Coronet Lane #101                      Jacksonville               FL      32207
89          10/31/12              0       1565 McKee Rd.                              Dover                      DE      19904
-----------------------------------------------------------------------------------------------------------------------------------
90           6/30/07              0       600 W. Sterns Rd.                           Temperance                 MI      48182
91           7/31/02              3       7000 Phoenix Avenue NE                      Albuquerque                NM      87110
92           9/30/07              0       2927-6013 Virginia Beach Blvd.              Norfolk                    VA      23502
93           7/31/07              0       1414 Main Street,                           Springfield                MA      1144
94           1/1/07               6       302 East Monte Vista Road                   Phoenix                    AZ      85004
-----------------------------------------------------------------------------------------------------------------------------------
95           6/3/07               6       99 - 139 Hawkins Drive                      Montgomery                 NY      12549
96           7/31/07              0       101 Mosswood Circle                         Winter Springs             FL      32708
97           1/31/07              6       3601 Southwest Murray Boulevard             Portland                   OR      97005
98           4/30/07              3       Butcher Road and I-35                       Waxahachie                 TX      75165
99          10/31/07              0       128 Dolson Ave.                             Middletown                 NY      10940
-----------------------------------------------------------------------------------------------------------------------------------
100         11/30/07              0       615 & 635 Old County                        Belmont                    CA      94002
101          6/30/07              3       160 West Germantown Pike Road               Norristown                 PA      19401
102         12/31/06              0       133 Fern Hollow Road                        Moon Township              PA      15108
103         10/31/07              0       1601-1689 West Northwest Highway            Grapevine                  TX      76051
104          7/31/07              3       9556 Glen Owen                              Ferguson                   MO      11742
-----------------------------------------------------------------------------------------------------------------------------------
105         10/31/12              0       Rosencrans and Pioneer                      Norwalk                    CA      90650
106          1/30/07              3       1763 Piedmont Avenue                        Atlanta                    GA      30324
107          8/2/04               3       3200 Oakwood Lane                           Atlanta/ Chamblee          GA      30341
108          9/30/07              0       23323-23449 Lyons Ave                       Santa Clarita              CA      91355
109          6/30/07              3       2101-2111 Northern Boulevard                Munsey Park                NY      11030
-----------------------------------------------------------------------------------------------------------------------------------
110          4/30/04              3       1320 State Road 60 and 11th Street          Lake Wales                 FL      33853
111         10/31/07              0       135 W. Palace Ave.                          Santa Fe                   NM      87501
112          1/2/04               6       3800 South Tamiami Trail                    Sarasota                   FL      34239
113          4/1/07               3       28010 - 28030 Seco Canyon Road              Saugus                     CA      91350
114         10/31/07              0       265 East Tilden Street                      Dallas                     TX      75220
-----------------------------------------------------------------------------------------------------------------------------------
115         12/31/06              6       401 Southwest Parkway                       College Station            TX      77840
116          7/2/04               3       222-226 Race Street                         Philadelphia               PA      19106
117          7/2/04               3       313-315 Vine Street                         Philadelphia               PA      19106
118         11/30/07              0       85 Prospect St. and Scott Dr.               Bloomfield                 CT      06002
119          6/30/06              6       311 Lowell Street                           Andover                    MA      01810
-----------------------------------------------------------------------------------------------------------------------------------
120         11/30/06              3       415-461 Tennessee Street                    Redlands                   CA      92373
121          6/30/07              0       6470 Yale Ave.  #4                          Westland                   MI      48185
122          1/31/07              6       2807 Pearl Street                           Nacogdoches                TX      75961
123         11/30/07              0       156-170 Clinton Ave.                        Cortland                   NY      13045
124          1/31/04              3       Route 6 & Hwy 191                           Honesdale                  PA      18431
-----------------------------------------------------------------------------------------------------------------------------------
125         11/30/03              6       11418 Blue Ridge Boulevard                  Kansas City                MO      64134
126         12/31/06              0       4814 Bancroft St.                           Toledo                     OH      43615
127          4/30/07              3       400 West 17th Street                        Leadville                  CO      80461
128          2/28/07              6       20283 1st Avenue Northeast                  Poulsbo                    WA      98370
129         12/31/00              3       10205 South 86th Terrace                    Palos Hills                IL      60465
-----------------------------------------------------------------------------------------------------------------------------------
130         12/31/99              3       2800 Nasa Road I                            Seabrook                   TX      77586
131          8/31/07              0       22535 Second Street                         Hayward                    CA      94541
132         12/31/06              3       122-152 Eighth Street                       Passaic                    NJ      07055
133          6/30/02              3       5936 East Lovers Lane                       Dallas                     TX      75206
134          8/31/07              0       2300 Simpson Ridge Circle                   Kissimmee                  FL      34744
-----------------------------------------------------------------------------------------------------------------------------------
135         12/31/06              3       19731-61 East Smoky Hill Road               Arapahoe County            CO      80249
136         11/30/07              0       295 Princeton - Hightstown  Rd.             West Windsor               NJ      08512
137          1/2/04               6       Tara Blvd. @ Georgia Highway 138            Jonesboro                  GA      30237
138          4/30/07              0       2621-2663 Springs Road                      Vallejo                    CA      94591
139          8/2/04               3       4600 University Drive                       Durham                     NC      27707
-----------------------------------------------------------------------------------------------------------------------------------
140          8/30/07              3       1043 Elm Street                             Long Beach                 CA      90813
141         10/31/04              0       555 West Second Street                      San Bernardino             CA      92410
142          6/30/07              0       1000 Stonehenge Pl. #10                     Glasgow                    KY      42141
143          9/1/07               3       11050 Strathmore Drive                      Los Angeles                CA      90024
144          6/30/06              6       366 Main Street                             Sturbridge                 MA      01566
-----------------------------------------------------------------------------------------------------------------------------------
145          4/3/07               3       Hiram - Sudie Road                          Dallas                     GA      30132
146          4/30/12              6
146a                                      2980 North San Fernando Boulevard           Burbank                    CA      91504
146b                                      6925 Paramount Boulevard                    Long Beach                 CA      90805
-----------------------------------------------------------------------------------------------------------------------------------
147          1/1/12               3       1111 Homestead Road                         Lehigh Acres               FL      33936
148          6/30/04              1       E/S EdinburghDr., South of DE Rte. 273      New Castle County          DE      19720
149          9/30/07              0       U.S. 67/167 at East Race Ave.               Searcy                     AR      72143
150         12/31/06              6       101 Willow Street                           Huntsville                 TX      77340
151          9/30/07              0       25 Holly Drive                              Newington                  CT      6111
-----------------------------------------------------------------------------------------------------------------------------------
152          8/30/12              3       1701-1729 Massey Boulevard                  Hagerstown                 MD      21740
153          9/30/07              0       245 Main Street                             Venice                     CA      90291
154          8/2/07               3       SE of Goodman Rd & Crumpler Blvd.           Olive Branch               MS      38654
155          1/31/13              6       1725 New Hope Church Rd                     Raleigh                    NC      27609
156          2/11/13              6       2500 Plank Rd.                              Altoona                    PA      16601
-----------------------------------------------------------------------------------------------------------------------------------
157          8/31/12              0       1801-1833 South La Cienaga Blvd             Los Angeles                CA      90035
158          4/30/07              6
158a                                      2690 Badger Avenue                          Oshkosh                    WI      54904
158b                                      3550-3600 Moser Street                      Oshkosh                    WI      54901
158c                                      923 Valley Road                             Menasha                    WI      54952
158d                                      1840 W. Spencer Street                      Appleton                   WI      54914
158e                                      2225 Bohm Drive                             Little Chute               WI      54140
-----------------------------------------------------------------------------------------------------------------------------------
159          6/30/07              0       2599 Summerway Drive                        Columbus                   OH      43232
160         12/31/06              0       901 Princeton Rd. #301                      Madisonville               KY      42431
161          5/31/07              0       3549 Cardinal Court                         Columbus                   IN      47203
162          5/31/07              0       3541 Cardinal Court                         Columbus                   IN      47203
163         10/31/02              3       1819 Willowtree Lane                        Ann Arbor                  MI      48105
-----------------------------------------------------------------------------------------------------------------------------------
164         10/31/02              3       1819 Willowtree Lane                        Ann Arbor                  MI      48105
165          9/30/07              0       1355 Jackson Road                           Augusta                    GA      30909
166          4/30/07              6       10605 Northeast 185th Street                Bothell                    WA      98011
167          4/30/07              6       22816 Edmonds Way                           Edmonds                    WA      98020
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                         LOAN PER NET
                                                       NET RENTABLE      NUMBER OF      RENTABLE AREA    LOAN PER     OCCUPANCY
 ID     PROPERTY TYPE               YEAR BUILT             AREA            UNITS            (SF)           UNIT         RATE
--------------------------------------------------------------------------------------------------------------------------------
1       Office                         1929                50,971                          $136.91                         100%
2       Anchored Retail                1830                42,369                           155.18                         100%
3       Office                         1927               401,155                            64.03                          99%
4       Industrial                     1940                59,372                            16.59                         100%
5       Office                         1929               128,373                            34.99                          90%
--------------------------------------------------------------------------------------------------------------------------------
6       Industrial                     1950                72,000                            16.99                         100%
7       Office                         1919               163,377                            57.11                          93%
8       Anchored Retail                1982               390,189                            38.76                         100%
9       Anchored Retail                1900                34,200                            85.82                         100%
10      Unanchored Retail              1988                16,391                           191.51                         100%
--------------------------------------------------------------------------------------------------------------------------------
11      Office                         1978                24,450                            76.32                          98%
12      Office                         1974                55,318                            68.69                          92%
13      Office                         1979                29,575                           117.90                         100%
14                                                        241,944                            45.41                         100%
14a     Anchored Retail                1974               166,944                            45.46                         100%
14b     Anchored Retail                1985                75,000                            45.27                         100%
--------------------------------------------------------------------------------------------------------------------------------
15      Industrial                     1995               179,200                            28.46                         100%
16      Office                         1990                46,905                           136.45                          94%
17      Mobile Home                    1960                                   68                          32,059           100%
18      Multifamily                    1986                                   42                          12,619            93%
19      Multifamily                    1985                                  106                          40,066            98%
--------------------------------------------------------------------------------------------------------------------------------
20      Multifamily                    1986                                   77                          18,182            90%
21      Multifamily                    1989                                  112                          32,566            99%
22      Multifamily                    1983                                   51                          16,466            92%
23      Multifamily                    1982                                   63                          20,036            97%
24      Unanchored Retail              1967                97,750                            51.15                          86%
--------------------------------------------------------------------------------------------------------------------------------
25      Single Tenant Retail           1928                 7,905                           441.57                         100%
26      Multifamily                    1984                                  124                          21,220            96%
27      Anchored Retail                1977                65,214                            22.96                         100%
28      Hotel                          1989                                  134                          42,353            75%
29      Anchored Retail                1990               102,423                            34.58                          96%
--------------------------------------------------------------------------------------------------------------------------------
30      Multifamily                    1981                                   68                          16,462            88%
31      Multifamily                    1973                                  296                          20,608            99%
32      Multifamily                    1971                                  158                          17,963            98%
33      Unanchored Retail              1997                12,600                            55.44                         100%
34      Anchored Retail                1986               187,743                            71.81                          98%
--------------------------------------------------------------------------------------------------------------------------------
35      Anchored Retail                1971               207,048                            29.65                          99%
36      Multifamily                    1978                                  220                          17,034            88%
37      Multifamily                    1972                                  456                          24,056            95%
38      Multifamily                    1986                                   58                          20,000            93%
39      Industrial                     1908             1,029,070                             9.70                          92%
--------------------------------------------------------------------------------------------------------------------------------
40      Unanchored Retail              1974                51,985                            76.80                          95%
41      Anchored Retail                1981                81,425                            53.81                         100%
42      Multifamily                    1985                                  240                          25,249            91%
43      Office                         1954               493,360                            42.44                          92%
44      Hotel                          1995                                  121                          50,503            73%
--------------------------------------------------------------------------------------------------------------------------------
45      Multifamily                    1972                                  222                          22,956            98%
46      Multifamily                    1995                                   60                          39,971           100%
47      Unanchored Retail              1984                33,919                            44.20                          91%
48      Office                         1989                66,080                            45.72                          98%
49      Industrial                     1996                72,000                            33.33                          94%
--------------------------------------------------------------------------------------------------------------------------------
50      Unanchored Retail              1965                18,680                           221.62                         100%
51      Multifamily                    1985                                  114                          20,544            97%
52      Unanchored Retail              1987                82,468                            43.58                          94%
53      Hotel                          1967                                  124                          15,726            57%
54      Hotel                          1982                                  167                          27,784            73%
--------------------------------------------------------------------------------------------------------------------------------
55      Office                         1927                35,198                           110.80                         100%
56      Multifamily                    1985                                  308                          32,549            94%
57      Industrial                     1986                52,860                            23.39                         100%
58      Multifamily                    1991                                   36                          54,167            94%
59      Anchored Retail                1968                36,800                            81.28                          83%
--------------------------------------------------------------------------------------------------------------------------------
60      Multifamily                    1970                                  118                          20,324            91%
61      Multifamily                    1988                                   66                          11,870            96%
62      Multifamily                    1966                                  102                          29,463            99%
63      Mobile Home                    1959                                  172                          17,442            97%
64      Unanchored Retail              1986                33,610                            49.38                          95%
--------------------------------------------------------------------------------------------------------------------------------
65      Single Tenant Retail           1993                29,000                            49.08                         100%
66      Unanchored Retail              1985                18,445                            53.11                          82%
67      Office                         1890                74,207                           109.08                         100%
68      Office                         1915                80,677                            24.76                          80%
69      Anchored Retail                1963               173,270                            31.12                          89%
--------------------------------------------------------------------------------------------------------------------------------
70      Anchored Retail                1983                89,944                            64.97                         100%
71      Hotel                          1995                                  124                          54,805            91%
72      Multifamily                    1969                                  112                          18,327            99%
73      Multifamily                    1988                                  101                          12,302            98%
74      Unanchored Retail              1997                12,600                            55.44                         100%
--------------------------------------------------------------------------------------------------------------------------------
75      Anchored Retail                1990               113,867                            62.05                          96%
76      Hotel                          1966                                  330                          33,916            63%
77      Single Tenant Retail           1996                 6,800                           109.97                         100%
78      Hotel                          1995                                   72                          60,764            77%
79      Hotel                          1949                                  129                         141,327            82%
--------------------------------------------------------------------------------------------------------------------------------
80      Anchored Retail                1959               104,030                            57.64                          96%
81      Multifamily                    1981                                  248                          25,112            95%
82      Unanchored Retail              1985                29,537                            72.61                         100%
83      Multifamily                    1967                                  123                          41,463           100%
84      Industrial                     1987                41,000                            29.24                         100%
--------------------------------------------------------------------------------------------------------------------------------
85      Multifamily                    1987                                   96                          37,196            99%
86      Industrial                     1968                54,180                            24.46                         100%
87      Multifamily                    1974                                   60                          24,067            98%
88      Multifamily                    1985                                   78                          16,595           100%
89      Industrial                     1994               420,000                            17.09                          97%
--------------------------------------------------------------------------------------------------------------------------------
90      Multifamily                    1984                                   57                          23,509            98%
91      Multifamily                    1976                                  122                          33,812            89%
92      Anchored Retail                1966               194,745                            33.83                          79%
93      Office                         1987               385,774                            49.20                          96%
94      Multifamily                    1973                                   60                          19,109           100%
--------------------------------------------------------------------------------------------------------------------------------
95      Anchored Retail                1994                91,400                            91.90                          96%
96      Multifamily                    1982                                   89                          17,236           100%
97      Office                         1979               329,772                            38.80                         100%
98      Industrial                     1987               152,665                            22.12                         100%
99      Single Tenant Retail           1956               220,000                            13.62                         100%
--------------------------------------------------------------------------------------------------------------------------------
100     Multifamily                    1968                                   90                          58,889            98%
101     Office                         1989                73,376                            77.25                          98%
102     Multifamily                    1985                                   60                          22,949            97%
103     Anchored Retail                1984               101,265                            37.50                         100%
104     Multifamily                    1962                                  440                          19,258            97%
--------------------------------------------------------------------------------------------------------------------------------
105     Anchored Retail                1951               239,179                            87.74                          92%
106     Multifamily                    1951                                   52                          26,079            96%
107     Multifamily                    1981                                  184                          40,319            97%
108     Anchored Retail                1966               103,413                            81.51                          94%
109     Anchored Retail                1956                78,635                           163.20                         100%
--------------------------------------------------------------------------------------------------------------------------------
110     Anchored Retail                1985               128,905                            26.70                          92%
111     Unanchored Retail              1985                16,956                            99.27                          98%
112     Anchored Retail                1958               138,609                            62.75                          96%
113     Unanchored Retail              1989                10,864                            82.46                         100%
114     Multifamily                    1973                                   88                          13,059            95%
--------------------------------------------------------------------------------------------------------------------------------
115     Multifamily                    1981                                  160                          30,056            99%
116     Multifamily                    1899                                   35                          33,957            94%
117     Multifamily                    1899                                   27                          32,552           100%
118     Multifamily                    1971                                   81                          26,790            99%
119     Hotel                          1961                                  178                          18,771            62%
--------------------------------------------------------------------------------------------------------------------------------
120     Unanchored Retail              1972                52,358                            28.40                          92%
121     Multifamily                    1983                                   56                          21,429            95%
122     Multifamily                    1974                                  252                          14,937            93%
123     Anchored Retail                1971               185,859                            23.40                          61%
124     Anchored Retail                1971               115,605                            43.30                          92%
--------------------------------------------------------------------------------------------------------------------------------
125     Multifamily                    1967                                  169                          11,767            90%
126     Multifamily                    1983                                   50                          22,100            96%
127     Multifamily                    1952                                  162                          15,806            98%
128     Multifamily                    1986                                   78                          26,871            94%
129     Multifamily                    1968                                  448                          23,345            97%
--------------------------------------------------------------------------------------------------------------------------------
130     Multifamily                    1984                                  220                          20,619            91%
131     Office                         1987                18,032                            80.25                          89%
132     Anchored Retail                1994                78,954                            85.74                         100%
133     Multifamily                    1973                                  332                          43,312            95%
134     Multifamily                    1988                                  169                          17,834            98%
--------------------------------------------------------------------------------------------------------------------------------
135     Anchored Retail                1996                17,520                           107.67                         100%
136     Anchored Retail                1996                94,943                            82.15                         100%
137     Unanchored Retail              1969                53,863                            31.05                          98%
138     Anchored Retail                1965                42,400                            97.51                          88%
139     Multifamily                    1986                                  288                          36,432            91%
--------------------------------------------------------------------------------------------------------------------------------
140     Office                         1992                66,558                            60.10                          65%
141     Single Tenant Retail           1972                83,760                            35.76                         100%
142     Multifamily                    1984                                   54                          14,630            98%
143     Multifamily                    1987                                  119                          62,185            98%
144     Hotel                          1975                                  241                          67,576            66%
--------------------------------------------------------------------------------------------------------------------------------
145     Unanchored Retail              1997                 9,800                            71.28                         100%
146                                                                                          21.51                         100%
146a    Industrial                     1964               150,150                            22.51                         100%
146b    Industrial                     1974               111,720                            20.17                         100%
--------------------------------------------------------------------------------------------------------------------------------
147     Anchored Retail                1965               111,287                            36.68                          90%
148     Multifamily                    1973                                  172                          26,103            97%
149     Anchored Retail                1985                78,383                            36.50                          96%
150     Multifamily                    1975                                  180                          13,428            98%
151     Office                         1985                60,480                            63.32                         100%
--------------------------------------------------------------------------------------------------------------------------------
152     Anchored Retail                1975               203,223                            22.14                         100%
153     Unanchored Retail              1991                25,877                           208.46                          95%
154     Unanchored Retail              1996                31,800                            69.92                         100%
155     Single Tenant Retail           1993               125,890                            39.46                         100%
156     Single Tenant Retail           1993               135,774                            59.00                         100%
--------------------------------------------------------------------------------------------------------------------------------
157     Anchored Retail                1971               315,846                            34.90                          91%
158                                       0             1,157,462                            18.13                         100%
158a    Industrial                     1996               162,500                            19.26                         100%
158b    Industrial                     1983               105,000                            13.49                         100%
158c    Industrial                     1995               442,500                            17.44                         100%
158d    Industrial                     1985               247,462                            19.72                         100%
158e    Industrial                     1997               200,000                            19.22                         100%
--------------------------------------------------------------------------------------------------------------------------------
159     Multifamily                    1977                                  125                          16,200            98%
160     Multifamily                    1984                                   72                          15,686            92%
161     Multifamily                    1983                                   51                          22,353            92%
162     Multifamily                    1983                                   58                          19,802            97%
163     Multifamily                    1967                                  312                          35,910            89%
--------------------------------------------------------------------------------------------------------------------------------
164     Multifamily                    1962                                  163                          29,544            87%
165     Multifamily                    1987                                  182                          30,159            97%
166     Congregate Care                1988                                   41                          45,685           100%
167     Congregate Care                1985                                   46                          40,177            93%
--------------------------------------------------------------------------------------------------------------------------------

         OCCUPANCY        ANNUAL          ANNUAL
            RATE         RESERVES        RESERVES                                        % OF    LEASE
 ID      AS OF DATE       PER SF         PER UNIT        LARGEST TENANT                  GLA   EXPIRATION
------------------------------------------------------------------------------------------------------------
1          6/9/97          1.85                       Applied Insurance                  20%    5/31/00
2         9/25/97          1.71                       Mass Army Navy Store               23%    8/31/03
3          4/8/97          0.86                       Cox & Company                      26%     4/1/10
4         9/30/97          0.35                       Brigar, Inc.                       69%    12/31/99
5         7/17/97          2.12                       PA Hospital/Hall Mercer            34%
------------------------------------------------------------------------------------------------------------
6         10/7/97          0.33                       Appliance Parts                    56%     1/2/99
7          7/1/97          0.73                       Ferguson Murray & Shamamian         7%    5/31/98
8         9/26/97          0.40                       Home Depot                         21%     3/1/00
9         3/27/97          0.15                       DB Broadway Gym Corp               80%    9/30/14
10        10/9/97          1.16                       Grand Cafe                         10%    4/30/00
------------------------------------------------------------------------------------------------------------
11        8/31/97
12         9/1/97          1.75                       American Conferencing              20%     5/1/08
13         5/9/97          1.95                       Brant Allen                        21%    5/31/12
14                         0.32
14a       7/31/97          0.26                       Acme Fresh                         56%    4/30/17
14b       10/1/97          0.45                       Rini Rego                         100%    5/31/04
------------------------------------------------------------------------------------------------------------
15        10/20/97         0.21                       Trojan Lithograph                 100%
16         9/1/97          1.34                       Alvarado Hospital                  34%    10/15/05
17        8/31/97
18        9/19/97
19        6/30/97                         296.00
------------------------------------------------------------------------------------------------------------
20        9/19/97
21        6/30/97                         200.00
22        9/19/97
23        9/19/97
24        8/31/97
------------------------------------------------------------------------------------------------------------
25         5/1/97          0.32                       Banana Republic                    71%    1/31/09
26         3/1/97                         250.00
27        8/25/97          0.47                       Publix                             56%     3/1/03
28         1/1/97          1.84          1,272.36
29        10/4/97          0.43                       IGA Supermarket                    34%    11/30/10
------------------------------------------------------------------------------------------------------------
30        7/14/97                         263.00
31        9/17/97                         234.00
32        8/31/97
33        7/18/97          1.13                       Peach Video                        33%    8/31/02
34         4/1/97          0.57                       Caldor                             48%    1/31/11
------------------------------------------------------------------------------------------------------------
35        8/13/97          0.39                       Laneco                             53%     3/5/03
36        3/25/97                         250.00
37         4/1/97                         250.00
38        9/19/97
39         8/1/97          0.36                       JR Toys                             6%     8/1/02
------------------------------------------------------------------------------------------------------------
40         9/1/97          0.78                       Hoff's Hut Restaurant              13%     9/1/10
41         4/3/97          0.53                       Giant of MD, Inc.                  46%    11/30/05
42        5/25/97                         250.00
43         3/1/97          0.52                       Bank of Boston                     41%    9/30/03
44        12/31/96                        805.83
------------------------------------------------------------------------------------------------------------
45         6/1/97                         250.00
46         8/7/97
47         8/1/97          0.77                       Santa Fe Restaurant                19%    6/30/03
48        8/15/97          0.95                       Continental Home Care               9%    10/31/99
49        10/20/97         0.38                       Soccer Madness                     28%    5/31/01
------------------------------------------------------------------------------------------------------------
50         4/1/97          1.81                       New Start USA                      40%    5/31/02
51        9/19/97
52         8/1/97          0.85                       Ace Superstore                     23%    6/30/02
53        8/31/97
54        6/30/97                         715.65
------------------------------------------------------------------------------------------------------------
55        10/22/97         1.37                       Star Vending                       32%    6/30/03
56        9/25/97                         215.00
57        9/24/97          0.36                       BRE Performance                    14%    12/31/99
58        10/1/97                         200.00
59         9/1/97          0.53                       CVS                                28%     1/1/12
------------------------------------------------------------------------------------------------------------
60         7/1/97                         255.00
61         5/1/97                         261.00
62        7/15/97                         250.00      N/A
63        8/31/97
64         8/1/97          0.86                       Firestone                          16%    8/31/01
------------------------------------------------------------------------------------------------------------
65
66        6/29/97          1.11                       S.Weems & Associates               18%    11/30/99
67        8/31/97
68        7/14/97          0.44                       Park College                       51%    12/31/99
69        9/23/97          0.54                       Abca Supermarket                   22%    7/31/99
------------------------------------------------------------------------------------------------------------
70        10/8/97          0.55                       Chicago Church of Christ           19%    8/31/01
71        10/1/96          1.63           859.77
72        5/31/97                         373.00
73         5/1/97                         274.00
74        7/18/97          1.03                       Peach Video                        33%     9/7/02
------------------------------------------------------------------------------------------------------------
75         6/1/97          0.61                       Winn-Dixie                         40%     6/1/10
76        10/1/96                        1,412.91
77        7/28/97          0.11                       Hollywood Video                   100%     8/1/11
78        7/30/97                        1,425.82
79        3/31/97                        3,288.87
------------------------------------------------------------------------------------------------------------
80         6/1/97          0.57                       Staples                            24%    10/1/04
81         4/1/97                         250.00
82        5/15/97          1.03                       Kid Spot                           17%    12/31/98
83         8/1/97                         244.00
84        10/16/97         0.46                       Exotic Auto Works                  17%     3/1/99
------------------------------------------------------------------------------------------------------------
85         9/3/97                         214.00
86         9/1/97          0.44                       Air & Hydraulic                    30%    10/31/98
87        6/30/97                         261.10
88        9/19/97
89         7/1/97          0.19                       Playtex                            38%    12/31/98
------------------------------------------------------------------------------------------------------------
90        9/19/97
91        8/25/97
92        10/9/97          0.48                       Comp USA                           15%    12/31/02
93        10/1/97          1.06          1,344.81     Merrill Lynch                      14%    10/31/00
94        2/11/97                         220.00
------------------------------------------------------------------------------------------------------------
95         9/2/97          0.40                       Big V Shoprite Supermarket         53%     9/1/19
96        9/19/97
97         6/1/97          1.00                       Providence                         35%     6/1/02
98         5/7/97          0.15                       Vineland Construction/Nat'l        84%    6/30/17
                                                      Distrib. Ctr.
99        10/1/97          0.15                       National Wholesale Liquidatiors   100%    1/31/14
------------------------------------------------------------------------------------------------------------
100       9/22/97                         200.00
101        6/1/97          1.27                       ICON Clinical Research             28%     8/1/02
102       9/19/97
103       10/1/97          0.50                       Grapevine Fitness                  22%    6/30/00
104       8/31/97                         352.55
------------------------------------------------------------------------------------------------------------
105       9/22/97          0.48                       Super Save Cinema                  11%    10/6/09
106       6/30/97                         235.00
107       6/30/97                         275.00
108       6/19/97          0.43                       Lucky Stores                       31%    6/30/06
109       3/31/97          0.67                       Bed, Bath & Beyond                 51%    3/31/06
------------------------------------------------------------------------------------------------------------
110       10/1/96          0.97                       Kash N' Karry                      26%    12/1/04
111        9/1/97          1.11                       Jacks Restaurant                   31%     4/1/02
112       8/22/97          0.38                       Publix                             35%    12/31/15
113        7/1/97          1.35                       Studio 1 Dance                     21%    12/31/03
114       8/31/97
------------------------------------------------------------------------------------------------------------
115        4/1/97                         250.00
116       7/23/97                         262.29
117       8/14/97                         264.00
118        9/9/97                         231.00
119       10/1/96                        1,310.79
------------------------------------------------------------------------------------------------------------
120       6/24/97          1.06                       Social Security Admin.             14%    11/19/99
121       9/19/97
122        4/1/97                         250.00
123       10/14/97         0.39                       P&C SuperMarket                    18%    4/30/01
124       9/22/97          0.39                       Insalaco's Supermarket             52%    10/31/10
------------------------------------------------------------------------------------------------------------
125       12/31/96                        437.20
126       9/19/97
127        7/1/97                         300.00
128       3/31/97                         330.37
129       8/25/97
------------------------------------------------------------------------------------------------------------
130       8/25/97
131       8/15/97
132       10/7/97          0.32                       Inserra/Shoprite Supermarket       76%    10/31/19
133        8/1/97                         250.00
134        5/1/97                         352.00
------------------------------------------------------------------------------------------------------------
135       12/13/96         1.26                       Blockbuster                        37%    12/31/06
136       10/6/97          0.42                       McCaffreys SuperMarket             40%    7/31/16
137        9/3/97          0.81                       Goodwill                           19%    12/31/03
138       10/1/97          0.34                       Walgreens                          32%    10/14/25
139       6/30/97                         200.00
------------------------------------------------------------------------------------------------------------
140       7/31/97          1.01                       St. Mary Surgery Center            14%    12/31/02
141        5/1/97          0.10                       Food 4 Less                        70%     7/3/08
142       9/19/97
143        7/1/97                         241.00
144       10/1/96                        1,772.26
------------------------------------------------------------------------------------------------------------
145       7/18/97          1.12                       Peach Video                        43%    6/30/02
146                        0.32
146a      7/18/97          0.30                       Senior Flexonics                  100%    6/30/03
146b      7/18/97          0.34                       Empex House  Properties           100%    12/31/02
------------------------------------------------------------------------------------------------------------
147       7/14/97          0.60                       Winn-Dixie                         43%    5/31/09
148        6/5/97                         240.00
149       9/22/97          0.29                       JC Penneys                         60%    12/31/07
150       4/30/97                         250.00
151       10/1/97          0.87                       United Technologies Corp.         100%    12/31/99
------------------------------------------------------------------------------------------------------------
152       8/31/97                                     K-Mart                             47%    9/30/01
153        9/1/97          0.93          1,051.26     Power House Gym                    81%    10/31/07
154       10/11/97         0.87                       Movie Gallery                      15%    8/31/99
155
156
------------------------------------------------------------------------------------------------------------
157       10/9/97          0.22                       Montgomery Ward                    37%    11/30/00
158
158a      7/30/97          0.27                       Jefferson Smurfit (1)              26%     9/1/06
158b      7/30/97          0.51                       Morgan Products (1)                38%    10/1/99
158c       8/5/97          0.41                       Wisconsin Tissue Mills            100%     9/1/02
158d       8/5/97          0.10                       Warehousing of Wisconsin          100%     5/1/12
158e      7/30/97          0.29                       Resource One                       50%     3/1/02
------------------------------------------------------------------------------------------------------------
159       9/19/97
160       9/19/97
161       9/19/97
162       9/19/97
163       8/25/97
------------------------------------------------------------------------------------------------------------
164       8/25/97
165       10/2/97                         250.00
166        4/1/97          0.37           300.00
167       3/31/97          0.49           326.00
------------------------------------------------------------------------------------------------------------

                                              % OF     LEASE          BORROWER
 ID           2ND LARGEST TENANT               GLA   EXPIRATION     AFFILIATION
-------------------------------------------------------------------------------------
1       National Cable                         20%    6/30/00
2       CVS                                    15%    12/31/00
3       Doremus & Company                      15%     6/1/10
4       Professional Fire Restor.              23%    5/31/98     Montano
5       Ted Thomas Assoc.                      18%    6/30/03
-------------------------------------------------------------------------------------
6       American Dixie                         44%    10/30/01    Montano
7       Giraldi Suarez Productions              6%    9/13/01
8       Safe-T-Storage                         14%    2/17/99
9       Chase Manhattan Bank                   18%    9/30/04
10      Avatar East                             8%    12/31/01
-------------------------------------------------------------------------------------
11
12      Mavroudis, John M.                     18%     8/1/07
13      Newgate Management                     19%    2/28/01
14
14a     Home Place                             32%    8/31/12
14b
-------------------------------------------------------------------------------------
15
16      Sports Medicine                        11%    7/15/00
17
18                                                                Cardinal
19                                                                Love
-------------------------------------------------------------------------------------
20                                                                Cardinal
21                                                                Love
22                                                                Cardinal
23                                                                Cardinal
24
-------------------------------------------------------------------------------------
25
26
27      Eckerd Drugs                           17%    11/7/07
28
29      Action Lumber                          34%    9/30/10
-------------------------------------------------------------------------------------
30
31
32
33      Swirls & Curls                         17%    6/13/00     O'Neill
34      Kids R' Us                             13%    1/31/06
-------------------------------------------------------------------------------------
35      Odd Lots                               14%    1/31/02
36
37
38                                                                Cardinal
39      Poy Auto Parts                          6%    1/31/07
-------------------------------------------------------------------------------------
40      Lumik, Inc.                             9%    11/15/98
41      Fashion Bug                             9%    1/31/03
42
43      American Red Cross                     37%    10/31/09
44
-------------------------------------------------------------------------------------
45
46
47      All The Fixins                         16%    11/30/98
48      Parent - Child Education Cntr           9%    8/31/00     Vitolo
49      Ecolab, Inc.                           11%    11/30/01    Vitolo
-------------------------------------------------------------------------------------
50      Sardy (Versace)                        12%    5/31/00
51                                                                Cardinal
52      LCS Industries, Inc.                   14%    3/31/00
53
54
-------------------------------------------------------------------------------------
55      Antioch University (3 leases)          31%    9/30/01
56
57
58                                                                Delapa
59      Karens Kitchen                         10%    7/31/98     Delapa
-------------------------------------------------------------------------------------
60
61                                                                McSweeney
62
63
64      Midas                                  12%     5/4/06
-------------------------------------------------------------------------------------
65
66      Kiddie Go Round                        12%    12/31/00
67
68      State of Missouri Division of           1%    6/30/05     Gilbert
        Youth Services
69      Ace Hardware Store                      6%    12/31/01    CM Plus
-------------------------------------------------------------------------------------
70      Walgreens                              18%    8/31/28
71
72
73                                                                McSweeney
74      Fitness For Life                       22%    11/9/02     O'Neill
-------------------------------------------------------------------------------------
75
76                                                                Fineberg
77
78
79
-------------------------------------------------------------------------------------
80      Acme                                   22%     7/1/98
81
82      Dunkin' Donuts                          8%    10/31/05
83                                                                St. John
84      Lawrenceville Press                    15%    10/30/98
-------------------------------------------------------------------------------------
85
86
87
88                                                                Cardinal
89      Proctor & Gamble                       29%    3/31/98
-------------------------------------------------------------------------------------
90                                                                Cardinal
91                                                                Hall
92      Office Depot                           14%    6/30/06
93      Health New England                     13%    3/31/99
94
-------------------------------------------------------------------------------------
95      Ekerd's Drug                           13%     1/1/09
96                                                                Cardinal
97      Stream                                 27%     9/1/00
98      National Frieght Inc.                  16%    6/30/17
99
-------------------------------------------------------------------------------------
100
101     The Philanthropic                      10%    12/1/99
102                                                               Cardinal
103     Bealls Dept. Store                     18%    1/31/01
104
-------------------------------------------------------------------------------------
105     Bally's Aerobic                         9%    6/30/00     Rubin
106
107                                                               Love
108     Thrifty Drugs                          18%    5/31/05     CM Plus
109     Fresh Fields                           31%    2/15/11
-------------------------------------------------------------------------------------
110     Beall's                                24%    11/1/99
111     Ray Tracey Gallery                     21%     7/1/02     Gilbert
112     Phar Mor                               28%    10/31/04
113
114
-------------------------------------------------------------------------------------
115
116
117
118
119                                                               Fineberg
-------------------------------------------------------------------------------------
120
121                                                               Cardinal
122
123     Eckerd Drugs                            9%    4/30/06
124     Honesdale Cinema 6, Inc.               16%    6/30/07
-------------------------------------------------------------------------------------
125
126                                                               Cardinal
127
128                                                               Whitney
129                                                               Hall
-------------------------------------------------------------------------------------
130                                                               Hall
131
132     Passaic Lot Stores                      7%    4/30/05
133
134                                                               McSweeney
-------------------------------------------------------------------------------------
135     Starbucks                               8%    12/31/06
136     Eckerd Drugs                            9%    7/31/16
137     EZ Pawn                                15%    12/31/98
138     Hollywood Video                        13%    10/30/03
139                                                               Love
-------------------------------------------------------------------------------------
140     St. Mary Radiation Center              14%
141     Payless (Rite Aid)                     30%    1/31/09
142                                                               Cardinal
143                                                               St. John
144                                                               Fineberg
-------------------------------------------------------------------------------------
145                                                               O'Neill
146
146a
146b
-------------------------------------------------------------------------------------
147     Walgreens                              12%    10/31/28
148
149     Stage Store                            20%    7/31/01     CM Plus
150
151
-------------------------------------------------------------------------------------
152     Weis Market                            21%    4/30/00
153     Koo Koo Roo, INC.                      21%    12/31/05
154     Hunan's                                13%    1/31/98
155
156
-------------------------------------------------------------------------------------
157     Toys R Us                              13%    11/29/00    Rubin
158
158a    Jefferson Smurfit (2)                  25%     9/1/99
158b    Morgan Products (2)                    38%    10/1/99
158c
158d
158e    Warehousing of Wisconsin               50%     8/1/12
-------------------------------------------------------------------------------------
159                                                               Cardinal
160                                                               Cardinal
161                                                               Cardinal
162                                                               Cardinal
163                                                               Hall
-------------------------------------------------------------------------------------
164                                                               Hall
165
166                                                               Whitney
167                                                               Whitney
-------------------------------------------------------------------------------------

(1)  Chase - The Chase Manhattan Bank
     Bear Stearns - Bear, Stearns Funding Inc.
     PWRES - Paine Webber Real Estate Securities Inc.
     RFMSI - Residential Funding Mortgage Securities I, Inc.

(2) The terms of the related Mortgage Note provide two components (one having an origianal balance of $3,650,000 and the other having an original principal balance of $200,000) which amortize concurrently over schedules of 300 months and 26 months, respectively.

                                  PROSPECTUS

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                  CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                 (DEPOSITOR)

                                ---------------

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Credit Support"), and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements described in this Prospectus, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The Depositor does not intend to list any of the Offered Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Offered Certificates. There will have been no public market for the Certificates of any series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. See "Risk Factors".

   SEE "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                                                (cover continued on next page)

                                ---------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, which may include Chase Securities Inc., an affiliate of the Depositor, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

   This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

               The date of this Prospectus is November 17, 1997

(cover continued)

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".

   Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund.

   No series of Certificates will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   The Master Servicer or Trustee for each series will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of such Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 380 Madison Avenue, New York, New York 10017-2951, Attention:
President, or by telephone at (212) 622-3510. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT...................................................      3
AVAILABLE INFORMATION...................................................      3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.......................      4
SUMMARY OF PROSPECTUS...................................................      9
RISK FACTORS............................................................     17
 Secondary Market.......................................................     17
 Limited Assets.........................................................     17
 Prepayments; Average Life of Certificates; Yields......................     18
 Limited Nature of Ratings..............................................     19
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties..     19
 Balloon Payments; Borrower Default.....................................     21
 Credit Support Limitations.............................................     21
 Leases and Rents.......................................................     22
 Environmental Risks....................................................     22
Special Hazard Losses...................................................     22
 ERISA Considerations...................................................     23
 Certain Federal Tax Considerations Regarding Residual Certificates.....     23
 Certain Federal Tax Considerations Regarding Original Issue Discount...     23
 Book-Entry Registration................................................     24
 Delinquent and Non-Performing Mortgage Loans...........................     24
DESCRIPTION OF THE TRUST FUNDS..........................................     24
 General................................................................     24
 Mortgage Loans.........................................................     24
  General...............................................................     24
  Default and Loss Considerations with Respect to the Mortgage Loans....     25
  Payment Provisions of the Mortgage Loans..............................     26
  Mortgage Loan Information in Prospectus Supplements...................     27
 MBS....................................................................     27
 Certificate Accounts...................................................     28
 Credit Support.........................................................     28
 Cash Flow Agreements...................................................     29
YIELD AND MATURITY CONSIDERATIONS.......................................     30
 General................................................................     30
 Pass-Through Rate......................................................     30
 Payment Delays.........................................................     30
 Certain Shortfalls in Collections of Interest..........................     30
 Yield and Prepayment Considerations....................................     31
 Weighted Average Life and Maturity.....................................     32
 Controlled Amortization Classes and Companion Classes..................     33
 Other Factors Affecting Yield, Weighted Average Life and Maturity......     34
  Balloon Payments; Extensions of Maturity..............................     34
  Negative Amortization.................................................     34
  Foreclosures and Payment Plans........................................     35
  Losses and Shortfalls on the Mortgage Assets..........................     35
  Additional Certificate Amortization...................................     35
  Optional Early Termination............................................     35
THE DEPOSITOR...........................................................     36
USE OF PROCEEDS.........................................................     36

                                                                           PAGE
                                                                           ----
DESCRIPTION OF THE CERTIFICATES.........................................    37
 General................................................................    37
 Distributions..........................................................    37
 Distributions of Interest on the Certificates..........................    38
 Distributions of Principal on the Certificates.........................    39
 Distributions on the Certificates in Respect of
  Prepayment Premiums or in Respect of Equity Participations............    39
 Allocation of Losses and Shortfalls....................................    39
 Advances in Respect of Delinquencies...................................    40
 Reports to Certificateholders..........................................    40
 Voting Rights..........................................................    42
 Termination............................................................    42
 Book-Entry Registration and Definitive Certificates....................    43
DESCRIPTION OF THE POOLING AGREEMENTS...................................    44
 General................................................................    44
 Assignment of Mortgage Loans; Repurchases..............................    45
 Representations and Warranties; Repurchases............................    46
 Collection and Other Servicing Procedures..............................    46
 Sub-Servicers..........................................................    47
 Special Servicers......................................................    47
 Certificate Account....................................................    47
  General...............................................................    47
  Deposits..............................................................    48
  Withdrawals...........................................................    49
 Modifications, Waivers and Amendments of Mortgage Loans................    50
 Realization Upon Defaulted Mortgage Loans..............................    51
 Hazard Insurance Policies..............................................    52
 Due-on-Sale and Due-on-Encumbrance Provisions..........................    53
 Servicing Compensation and Payment of Expenses.........................    53
 Evidence as to Compliance..............................................    54
 Certain Matters Regarding the Master Servicer and the Depositor........    54
 Events of Default......................................................    55
 Rights Upon Event of Default...........................................    56
 Amendment..............................................................    56
 List of Certificateholders.............................................    57
 The Trustee............................................................    57
 Duties of the Trustee..................................................    57
 Certain Matters Regarding the Trustee..................................    57
 Resignation and Removal of the Trustee.................................    58
DESCRIPTION OF CREDIT SUPPORT...........................................    59
 General................................................................    59
 Subordinate Certificates...............................................    59
 Cross-Support Provisions...............................................    59
 Insurance or Guarantees with Respect to Mortgage Loans.................    59
 Letter of Credit.......................................................    60
 Certificate Insurance and Surety Bonds.................................    60
 Reserve Funds..........................................................    60
 Credit Support with respect to MBS.....................................    61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.................................    61
 General................................................................    61

                                                                           PAGE
                                                                           ----
 Types of Mortgage Instruments..........................................    61
 Leases and Rents.......................................................    61
 Personalty.............................................................    62
 Foreclosure............................................................    62
  General...............................................................    62
  Judicial Foreclosure..................................................    62
  Equitable Limitations on Enforceability of Certain Provisions.........    62
  Non-Judicial Foreclosure/Power of Sale................................    63
  Public Sale...........................................................    63
  Rights of Redemption..................................................    64
  Anti-Deficiency Legislation...........................................    64
  Leasehold Risks.......................................................    65
  Cooperative Shares....................................................    65
 Bankruptcy Laws........................................................    65
 Environmental Risks....................................................    68
 Due-on-Sale and Due-on-Encumbrance.....................................    69
 Subordinate Financing..................................................    69
 Default Interest and Limitations on Prepayments........................    70
 Applicability of Usury Laws............................................    70
 Soldiers' and Sailors' Civil Relief Act of 1940........................    70
 Type of Mortgaged Property.............................................    70
 Americans with Disability Act..........................................    71
 Forfeitures In Drug And RICO Proceedings...............................    71
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................    72
Federal Income Tax Consequences for REMIC Certificates..................    72
 General................................................................    72
 Status of REMIC Certificates...........................................    72
 Qualification as a REMIC...............................................    73
 Taxation of Regular Certificates.......................................    75
  General ..............................................................    75
  Original Issue Discount ..............................................    75
  Acquisition Premium...................................................    77
  Variable Rate Regular Certificates....................................    77
  Deferred Interest.....................................................    79
  Market Discount.......................................................    79
  Premium...............................................................    80
  Election to Treat All Interest Under the Constant Yield Method........    80
  Sale or Exchange of Regular Certificates..............................    80
  Treatment of Losses...................................................    81
 Taxation of Residual Certificates......................................    82
  Taxation of REMIC Income..............................................    82
  Basis and Losses......................................................    83
  Treatment of Certain Items of REMIC Income and Expense................    83
  Limitations on Offset or Exemption of REMIC Income....................    84
  Tax-Related Restrictions on Transfer of Residual Certificates.........    85
  Sale or Exchange of a Residual Certificate............................    87
  Mark to Market Regulations............................................    88
 Taxes That May Be Imposed on the REMIC Pool............................    88
  Prohibited Transactions...............................................    88
  Contributions to the REMIC Pool After the Startup Day.................    88

                                                                           PAGE
                                                                           ----
  Net Income from Foreclosure Property..................................     89
 Liquidation of the REMIC Pool..........................................     89
 Administrative Matters.................................................     89
 Limitations on Deduction of Certain Expenses...........................     89
 Taxation of Certain Foreign Investors..................................     90
  Regular Certificates..................................................     90
  Residual Certificates.................................................     90
 Backup Withholding.....................................................     91
 Reporting Requirements.................................................     91
Federal Income Tax Consequences For Certificates
  as to Which No REMIC Election Is Made.................................     92
 Standard Certificates..................................................     92
  General ..............................................................     92
  Tax Status............................................................     92
  Premium and Discount..................................................     93
  Recharacterization of Servicing Fees..................................     93
  Sale or Exchange of Standard Certificates.............................     94
 Stripped Certificates..................................................     94
  General ..............................................................     94
  Status of Stripped Certificates.......................................     96
  Taxation of Stripped Certificates.....................................     96
 Reporting Requirements and Backup Withholding..........................     97
 Taxation of Certain Foreign Investors..................................     98
STATE AND OTHER TAX CONSIDERATIONS......................................     98
ERISA CONSIDERATIONS....................................................     98
 General................................................................     98
 Plan Asset Regulations.................................................     99
 Administrative Exemptions..............................................     99
 Unrelated Business Taxable Income; Residual Certificates...............     99
LEGAL INVESTMENT........................................................    100
METHOD OF DISTRIBUTION..................................................    102
LEGAL MATTERS...........................................................    103
FINANCIAL INFORMATION...................................................    103
RATING..................................................................    103
INDEX OF PRINCIPAL DEFINITIONS..........................................    104

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

DEPOSITOR .....................  Chase Commercial Mortgage Securities Corp.,
                                 a wholly-owned subsidiary of The Chase
                                 Manhattan Bank, a New York banking
                                 corporation. On July 14, 1996, The Chase
                                 Manhattan Bank (National Association) was merged with and into Chemical Bank and Chemical Bank then changed its name to The Chase Manhattan Bank. See "The Depositor".

MASTER SERVICER ...............  The master servicer (the "Master Servicer"), if any, for a series of Certificates will be named in the related Prospectus Supplement. The Master Servicer for any series of Certificates may be an affiliate of the Depositor or a Special Servicer. See "Description of the Pooling
                                 Agreements--Collection and Other Servicing
                                 Procedures".

SPECIAL SERVICER ..............  One or more special servicers (each, a
                                 "Special Servicer"), if any, for a series of Certificates will be named, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. See "Description of the Pooling Agreements--Special Servicers".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

THE TRUST ASSETS ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

A. MORTGAGE ASSETS ............  The Mortgage Assets with respect to each series of Certificates will, in general, consist of a pool of loans (collectively, the "Mortgage Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of such units and proprietary leases appurtenant thereto (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this Prospectus or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had a principal balance at origination of not less than $25,000 and an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Depositor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each

                                 MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

B. CERTIFICATE ACCOUNT ........  Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate Account".

C. CREDIT SUPPORT .............  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this Prospectus, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations", "Description of the Trust Funds--Credit Support" and "Description of Credit Support".

D. CASH FLOW AGREEMENTS .......  If so provided in the related Prospectus
                                 Supplement, a Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".

DESCRIPTION OF CERTIFICATES ...  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance penalties or equity participations.

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of Residual
                                 Certificates (as defined herein), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount") based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or

                                 Pass-Through Rate (or, in the case of a
                                 variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES .............  Each class of Certificates of each series
                                 (other than certain classes of Stripped
                                 Interest Certificates and certain classes of Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution

                                 Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to certain limitations, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

TERMINATION ...................  If so specified in the related Prospectus
                                 Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES .................  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive Certificates of such class in fully registered, definitive form ("Definitive Certificates"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                                 "Description of the Certificates--Book-Entry
                                 Registration and Definitive Certificates".

CERTAIN FEDERAL INCOME
 TAX CONSEQUENCES .............  The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Certain Federal Income Tax Consequences".

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

SECONDARY MARKET

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

   The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

   Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

   Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS

   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit

Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

   As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to, among other things, the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

   A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.

   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

   A description of risks associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

   In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a Mortgage Loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a Mortgage Loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

   Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the Mortgaged Properties compete with the Mortgaged Properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a Mortgage Loan competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a Mortgage Loan may renovate, refurbish or expand the Mortgaged Property to maintain it and remain competitive, such renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

LEASES AND RENTS

   Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, such owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where such person's hazardous substances were disposed.

   Although the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" herein. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks". There can be no assurance that any such requirements of a Pooling Agreement will effectively insulate the related Trust Fund from potential liability for a materially adverse environmental condition at a Mortgaged Property.

SPECIAL HAZARD LOSSES

   Unless otherwise specified in a Prospectus Supplement, the Master Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related

Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, the Master Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Offered Certificates that constitute Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates".

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans may be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Chase Commercial Mortgage Securities Corp. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating

Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described herein. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had individual principal balances at origination of not less than $25,000,
(ii) have had original terms to maturity of not more than 40 years and (iii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,
(ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original Loan-to-Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,
(vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and
(x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Certificates.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the Prospectus Supplement for a series of Certificates, the Master Servicer for such series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage

Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as and to the extent described in the related Prospectus Supplement, to receive principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending on the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payments schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

   Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, provides that its scheduled payment will adjust less frequently than its Mortgage Rate or provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

   Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                THE DEPOSITOR

   Chase Commercial Mortgage Securities Corp., the Depositor, is a New York corporation organized on August 2, 1993 as a wholly-owned subsidiary of Chemical Bank (now known as The Chase Manhattan Bank). On July 14, 1996, The Chase Manhattan Bank (National Association) merged with and into Chemical Bank, a New York bank, and Chemical Bank then changed its name to The Chase Manhattan Bank. The Depositor maintains its principal office at 380 Madison Avenue, New York, New York 10017-2951. Its telephone number is (212) 622-3510. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (viii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity" and "--Book-Entry Registration".

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding

Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either
(i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, all or a portion of the Master Servicer's servicing compensation) that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the good faith judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as the reporting party deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent in varying degrees;

     (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     (x) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (xiv) to the extent not otherwise reflected through the information furnished pursuant to subclauses (viii) and (x) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

   The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate

Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                    DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer or Special Servicer. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related series will not be allocated Voting Rights.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Chase Commercial Mortgage Securities Corp., 380 Madison Avenue, New York, New York 10017-2951, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will require that the Depositor or another party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement;
(ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund, and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

   The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, one or more special servicers (each, a "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement.

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Trustee or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, a Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received that were identified and applied by the Master Servicer or a Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer, the Trustee or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, a Special Servicer, the Trustee or other specified person for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it that, in the good faith judgment of the Master Servicer, Special Servicer, Trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause
    (iii) above made by it and the servicing expenses described in clause (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of Trustee;

     (x) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

     (xi) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xiii) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--Federal Income Tax Consequences for REMIC
    Certificates--Taxes That May Be Imposed on the REMIC Pool";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

   A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the Master Servicer for a series of Certificates will be required to monitor any Mortgage Loan in the related Trust Fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

   The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

   A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which one or more REMIC elections have been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, generally must retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard.

Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because that compensation is generally based on a percentage of the principal balance of each such Mortgage

Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

   If and to the extent provided in the related Prospectus Supplement, a Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require, on or before a specified date in each year, the Master Servicer to cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include such Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

   Each Pooling Agreement will also require, on or before a specified date in each year, the Master Servicer to furnish to the Trustee a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

   The entity serving as Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to such Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Master Servicer under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

   No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

   The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer or Special Servicer and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of the Master Servicer for such series of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account for such series by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

   A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

   If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee.

   Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of Certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

   Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the lender's lien may be transferred to other collateral and/or the outstanding amount of the secured loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

   The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition,
Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the lessor or Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under
Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

   Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

   For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

   A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the Mortgage Loans. Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien"), including those of existing mortgages; in these states, the lien of the mortgage for any Mortgage Loan may lose its priority to such a superlien.

   Under the federal Comprehensive Response Compensation and Liability Act ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties ("PRPs"), including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

   Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. Environmental Protection Agency invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. EPA and the Department of Justice ("DOJ"), however, issued a joint policy memorandum in which these agencies announced that they would continue to follow the "Lender Liability Rule" vacated by the Kelley case. These agencies indicated that prior to its invalidation, several courts adhered to the terms of the "Lender Liability Rule" or interpreted CERCLA in a manner consistent with the "Lender Liability Rule." EPA and DOJ indicated in the September 22, 1995 memorandum that they intend to follow this line of cases. This EPA/DOJ policy, however, would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.

   Environment clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust and occasion a loss to Certificateholders if such remedial costs were incurred.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a Mortgage Loan could be subject to such transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

   The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

   To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that the Master Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or take over its operation unless the Master Servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

   Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

   If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

   Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it established that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 General

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

 Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

 Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

   Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular

Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or
(ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code
Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

 Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

   The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--

Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 General

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

   Standard Certificates will have the following status for federal income tax purposes:

   1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

   2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and
Expense--Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

   If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".

                      STATE AND OTHER TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company and separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

PLAN ASSET REGULATIONS

   A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption

"Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified
Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in such types of Certificates. Accordingly, the investors affected by any such state legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Company and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any class of the Offered Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION

   The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Certificates will be set forth in the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Offered Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

   It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all Offered Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that the Depositor will indemnify the several underwriters, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Offered Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Chase Securities Inc., an affiliate of the Depositor, in connection with offers and sales related to market-making transactions in the Offered Certificates previously offered hereunder in transactions in which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                LEGAL MATTERS

   The validity of the Certificates of each series will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS


                                         PAGE
                                         ----
1986 Act ................................. 75
1997 Statement .......................... 101
Accrual Certificates ................. 13, 38
Accrued Certificate Interest ............. 38
ADA ...................................... 71
ARM Loans ................................ 27
Available Distribution Amount ............ 37
Book-Entry Certificates .............. 15, 37
call risk ........................ 18, 19, 34
capital asset ............................ 80
Cash Flow Agreement .................. 11, 29
Cash Flow Agreements ...................... 1
CERCLA ............................... 22, 68
Certificate .............................. 45
Certificate Account .............. 11, 28, 47
Certificate Balance ............... 3, 12, 39
Certificate Owner .................... 15, 43
Certificateholders ........................ 2
Certificates ........................... 1, 9
Code ................................. 15, 72
Commercial Properties ................ 10, 25
Commission ................................ 3
Companion Class ...................... 14, 39
Controlled Amortization Class  ....... 14, 39
Cooperatives ............................. 25
CPR ...................................... 32
Credit Support .................... 1, 11, 28
Crime Control Act ........................ 71
Cut-off Date ............................. 13
Debt Service Coverage Ratio .............. 25
Definitive Certificates .............. 15, 37
Depositor ................................ 24
Determination Date ................... 30, 37
Direct Participants ...................... 43
Disqualified Organization ............ 86, 99
Disqualified Organizations ........... 86, 87
Distribution Date ........................ 13
Distribution Date Statement .............. 41
DOJ ...................................... 68
DOL ...................................... 99
DTC ........................... 3, 15, 37, 43
Due Dates ................................ 26
Due Period ............................... 30
EPA ...................................... 68
Equity Participation ..................... 27
ERISA ................................ 15, 98
Events of Default ........................ 55
Excess Funds ............................. 35
Exchange Act .............................. 4
extension risk ................... 18, 19, 34
FAMC ..................................... 10
FFIEC ................................... 101
FHLMC .................................... 10
FNMA ..................................... 10
Foreign Investors ........................ 86
Forfeitures In Drug And RICO Proceedings
 ......................................... 71
Garn Act ................................. 69
GNMA ..................................... 10
Indirect Participants .................... 43
Insurance and Condemnation Proceeds  ..... 48
L/C Bank ................................. 60
Liquidation Proceeds ..................... 48
Loan-to-Value Ratio ...................... 26
Lock-out Date ............................ 27
Lock-out Period .......................... 27
Mark to Market Regulations ............... 88
Market Discount ...................... 79, 80
Master Servicer ........................ 3, 9
MBS ............................... 1, 10, 24
MBS Agreement ............................ 28
MBS Issuer ............................... 28
MBS Servicer ............................. 28
MBS Trustee .............................. 28
Mortgage Asset Pool ....................... 1
Mortgage Asset Seller .................... 24
Mortgage Assets ....................... 1, 24
Mortgage Loans ..................... 1, 9, 24
Mortgage Notes ........................... 24
Mortgage Rate ........................ 10, 26
Mortgaged Properties ..................... 24
Mortgages ................................ 24
mortgages ................................ 61
Multifamily Properties ................ 9, 24
Net Leases ............................... 26
Net Operating Income ..................... 25
Nonrecoverable Advance ................... 40
Non-SMMEA Certificates .................. 100
Non-U.S. Person .......................... 90
Notional Amount ...................... 12, 38
OCC ..................................... 100
Offered Certificates ...................... 1
OID Regulations .......................... 75
original issue discount .................. 75
Original Issue Discount .............. 78, 79
Originator ............................... 25
PAC ...................................... 33

                                         PAGE
                                         ----
Participants ......................... 24, 43
Parties in Interest ...................... 98
Pass-Through Entity .................. 85, 86
Pass-Through Rate ..................... 3, 12
Permitted Investments .................... 48
Plans .................................... 98
Policy Statement ........................ 101
Pooling Agreement .................... 12, 44
Prepayment Assumption .................... 76
Prepayment Interest Shortfall ............ 30
Prepayment Period ........................ 41
Prepayment Premium ....................... 27
Prospectus Supplement ..................... 1
PRPs ..................................... 68
Random Lot Certificates .................. 75
Rating Agency ............................ 16
Record Date .............................. 37
Regular Certificateholder ................ 75
Regular Certificates ................. 72, 90
regular interests ......................... 3
Related Proceeds ......................... 40
Relief Act ............................... 70
REMIC ............................. 2, 15, 72
REMIC Certificates ....................... 72
REMIC Pool ............................... 72
REMIC Regulations ........................ 72
REO Property ............................. 47
Residual Certificateholders .............. 82
Residual Certificates .................... 72
residual interests ........................ 3
RICO ..................................... 71
Securities Act .......................... 102
Senior Certificates .................. 12, 37
Service .................................. 74
Servicing Standard ....................... 47
SMMEA ............................... 16, 100
SPA ...................................... 32
Special Servicer ................... 3, 9, 47
Standard Certificateholder ............... 92
Startup Day .............................. 73
stripped bond ............................ 94
stripped bonds ........................... 94
Stripped Certificateholder ............... 96
Stripped Certificates ............ 92, 94, 95
stripped coupons ......................... 94
Stripped Interest Certificates  .. 12, 37, 95
Stripped Principal Certificates  . 12, 37, 95
Subordinate Certificates ............. 12, 37
Sub-Servicer ............................. 47
Sub-Servicing Agreement .................. 47
TAC ...................................... 33
Title V .................................. 70
Treasury ................................. 72
Trust Assets .............................. 3
Trust Fund ................................ 1
Trustee ................................ 3, 9
UCC ...................................... 62
U.S. Person .............................. 87
Value .................................... 26
Voting Rights ............................ 42
Warranting Party ......................... 46

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   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT
                                                 PAGE
                                              ---------
Summary of Prospectus Supplement ............    S-10
Risk Factors ................................    S-27
Description of the Mortgage Pool ............    S-37
Description of the Certificates .............    S-69
Servicing of the Mortgage Loans .............    S-87
Yield and Maturity Considerations ...........    S-99
Certain Federal Income Tax Consequences  ....   S-106
Method of Distribution ......................   S-108
Legal Matters ...............................   S-109
Rating ......................................   S-109
Legal Investment ............................   S-110
Erisa Considerations ........................   S-110
Index of Principal Definitions ..............   S-113
                       PROSPECTUS
Prospectus Supplement........................       3
Available Information........................       3
Incorporation of Certain Information by
 Reference...................................       4
Summary of Prospectus........................       9
Risk Factors.................................      17
Description of the Trust Funds...............      24
Yield and Maturity Considerations............      30
The Depositor................................      36
Use of Proceeds..............................      36
Description of the Certificates..............      37
Description of the Pooling Agreements .......      44
Description of Credit Support................      59
Certain Legal Aspects of Mortgage Loans .....      61
Certain Federal Income Tax Consequences .....      72
State and Other Tax Considerations...........      98
ERISA Considerations.........................      98
Legal Investment.............................     100
Method of Distribution.......................     102
Legal Matters................................     103
Financial Information........................     103
Rating.......................................     103
Index of Principal Definitions...............     104

   UNTIL MARCH , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF
DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                                 $724,453,212
                                (APPROXIMATE)

                               CHASE COMMERCIAL
                             MORTGAGE SECURITIES
                                    CORP.

                                  COMMERCIAL
                            MORTGAGE PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1997-2

                                 [CHASE LOGO]

------------------------------------------------------------------------------
CLASS A-1 CERTIFICATES                                            $196,000,000
CLASS A-2 CERTIFICATES                                            $390,074,509
CLASS X CERTIFICATES                                              $813,992,373
CLASS B CERTIFICATES                                              $ 32,559,695
CLASS C CERTIFICATES                                              $ 48,839,542
CLASS D CERTIFICATES                                              $ 44,769,581
CLASS E CERTIFICATES                                              $ 12,209,885

                            PROSPECTUS SUPPLEMENT
------------------------------------------------------------------------------

                            CHASE SECURITIES INC.
                           BEAR, STEARNS & CO. INC.
                           PAINEWEBBER INCORPORATED
                             RESIDENTIAL FUNDING
                            SECURITIES CORPORATION



                               December  , 1997

===============================================================================